EXHIBIT 4.1

Published CUSIP Number: 038104AD7

CREDIT AGREEMENT

Dated as of June 5, 2007

among

APPLETON PAPERS INC.,

as the U.S. Borrower,

BEMROSEBOOTH LIMITED,

as the UK Borrower,

The Other Designated Foreign Subsidiary Borrowers Party Hereto,

PAPERWEIGHT DEVELOPMENT CORP.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arranger and Joint Book Manager,

and

UBS SECURITIES LLC,

as Joint Lead Arranger, Joint Book Manager and Syndication Agent,

BNP PARIBAS,

LASALLE BANK NATIONAL ASSOCIATION,

and

SUNTRUST BANK,

as Co-Documentation Agents

i

5.05	No Legal Bar	68
5.06	Litigation	68
5.07	No Default	68
5.08	Ownership of Property; Liens; Insurance	68
5.09	Intellectual Property	68
5.10	Taxes	69
5.11	Federal Regulations	69
5.12	Labor Matters	69
5.13	ERISA	69
5.14	Investment Company Act; Other Regulations	70
5.15	Subsidiaries	70
5.16	Use of Proceeds	71
5.17	Environmental Matters	71
5.18	Accuracy of Information, etc	72
5.19	Security Documents	72
5.20	Solvency	73
5.21	Senior Indebtedness	73
5.22	Regulation H	73
5.23	S Corporation Status	73
5.24	Representations as to Foreign Obligations	74
ARTICLE VI AFFIRMATIVE COVENANTS		75
6.01	Financial Statements	75
6.02	Certificates; Other Information	75
6.03	Payment of Obligations	77
6.04	Maintenance of Existence; Compliance	77
6.05	Maintenance of Property; Insurance	77
6.06	Inspection of Property; Books and Records; Discussions	78
6.07	Notices	78
6.08	Environmental Laws	79
6.09	Additional Collateral, etc.	79
6.10	Further Assurances	81
6.11	ERISA	82
6.12	Use of Proceeds	82
6.13	Designated Foreign Subsidiary Borrowers	82
6.14	Post-Closing Actions	82
ARTICLE VII NEGATIVE COVENANTS		83
7.01	Financial Condition	83
7.02	Indebtedness	83
7.03	Liens	85
7.04	Fundamental Changes	87
7.05	Disposition of Property	87
7.06	Restricted Payments	88
7.07	Investments	89
7.08	Prepayments and Modifications of Certain Debt Instruments	90
7.09	Transactions with Affiliates	91
7.10	Changes in Fiscal Periods	91

ii

7.11	Negative Pledge Clauses	91
7.12	Clauses Restricting Subsidiary Distributions	92
7.13	Lines of Business	92
7.14	Material Agreements	92
7.15	S Corporation Status	93
7.16	Holding Company Status	93
7.17	PDC Capital Corporation	93
7.18	ESOP Amendments	93
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		93
8.01	Events of Default	93
8.02	Application of Funds	96
ARTICLE IX ADMINISTRATIVE AGENT		97
9.01	Appointment and Authority	97
9.02	Rights as a Lender	98
9.03	Exculpatory Provisions	98
9.04	Reliance by Administrative Agent	99
9.05	Delegation of Duties	99
9.06	Resignation of Administrative Agent	99
9.07	Non-Reliance on Administrative Agent and Other Lenders	100
9.08	No Other Duties, Etc.	100
9.09	Administrative Agent May File Proofs of Claim	100
9.10	Collateral and Guaranty Matters	101
ARTICLE X CONTINUING GUARANTY		102
10.01	Guaranty	102
10.02	No Subrogation	102
10.03	Amendments, etc. with respect to the Designated Foreign Subsidiary Borrower Obligations; Waiver of Rights	103
10.04	Guaranty Absolute and Unconditional	103
10.05	Reinstatement	104
ARTICLE XI MISCELLANENOUS		104
11.01	Amendments, Etc.	104
11.02	Notices; Effectiveness; Electronic Communications	106
11.03	No Waiver; Cumulative Remedies	108
11.04	Expenses; Indemnity; Damage Waiver	108
11.05	Payments Set Aside	110
11.06	Successors and Assigns	110
11.07	Treatment of Certain Information; Confidentiality	114
11.08	Right of Setoff	115
11.09	Interest Rate Limitation	115
11.10	Counterparts; Integration; Effectiveness	115
11.11	Survival of Representations and Warranties	115
11.12	Severability	116
11.13	Replacement of Lenders	116
11.14	Governing Law; Jurisdiction; Etc.	117
11.15	Waiver of Jury Trial	117
11.16	No Advisory or Fiduciary Responsibility	118

iii

11.17	USA PATRIOT Act Notice	118
11.18	Judgment Currency	118

SIGNATURES		S-1

iv

SCHEDULES

1.01(a)	Existing Letters of Credit
1.01(b)	Mandatory Cost Rate
1.01(c)	Mortgaged Properties
2.01	Commitments and Applicable Percentages
5.08	Real Property
5.15	Subsidiaries
5.17	Environmental Matters
6.09	Guarantors
7.02	Permitted Existing Debt
7.03	Existing Liens
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term B Note
C-2	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Mortgage
G	UK Guarantee and Debenture
H	UK Share Charge
I	Closing Certificate
J	Designated Foreign Subsidiary Borrower Request and Assumption Agreement
K	Designated Foreign Subsidiary Borrower Notice

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 5, 2007 among APPLETON PAPERS INC., a Delaware corporation (the “U.S. Borrower”), BEMROSEBOOTH LIMITED, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party hereto pursuant to Section 2.15 (each such Subsidiary, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrowers have requested that the Lenders provide a term B loan facility and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Agreement” means that Purchase Agreement, dated as of July 5, 2001, among the U.S. Borrower, AWA and the other parties thereto, as amended prior to the date hereof and, if in accordance with the terms hereof, on or after the date hereof.

“Acquisition Documentation” means collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith including, without limitation, the Fox River Indemnity Arrangements.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the U.S. Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control”

of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term B Facility, the aggregate amount of the Term B Loans, as the case may be, outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.

“Agreement” means this Credit Agreement.

“AIG Credit Support” means the Indemnity Claim Insurance Policy No. 5295316, issued on November 9, 2001, by Commerce & Industry Insurance Company in favor of Bermuda Company, as amended and endorsed as of the date hereof.

“Alternative Currency” means each of British Pounds Sterling, Euro and each other lawful currency (other than Dollars) that is freely available, freely transferable and convertible into Dollars and that is approved by all the Revolving Credit Lenders in accordance with Section 1.09.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to $15,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the aggregate Revolving Credit Commitments.

“Applicable Currency” means Dollars or an Alternative Currency, as applicable.

“Applicable Foreign Loan Party Documents” has the meaning specified in Section 5.24(a).

“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by the principal amount of such Term B Lender’s Term B Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.01, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means from time to time, for the purposes of calculating (a) the commitment fee for the purposes of Section 2.09(a), (b) the Letter of Credit Fee for purposes of Section 2.03(i), (c) the interest rate applicable to Revolving Credit Loans that are Eurodollar Rate Loans for the purposes of

Section 2.08 and (d) the interest rate applicable to Revolving Credit Loans and Swing Line Loans that are Base Rate Loans for the purposes of Section 2.08, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans and Letter of Credit Fee	Base Rate Loans
1	< 2.50:1	0.25%	1.25%	0.25%
2	≥ 2.50:1 but < 3.50:1	0.30%	1.50%	0.50%
3	≥ 3.50:1 but < 4.00:1	0.35%	1.75%	0.75%
4	≥ 4.00:1	0.40%	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) (i.e., 45 days after the end of each of the first three fiscal quarters of Holdings’ fiscal year and 90 days after the end of Holdings’ fiscal year); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply in respect of the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after actual delivery thereof. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the fiscal quarter ending July 1, 2007 shall be determined based upon Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any of the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term B Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC in its capacities as joint lead arranger and joint book manager.

“Asset Sale” means any Disposition of property or series of related Dispositions of property, excluding any such Disposition (i) to any Loan Party, (ii) permitted by clause (a), (b), (c) or (d) of Section 7.05) or (iii) that yields Net Cash Proceeds to any Group Member of $2,000,000 or less, so long as the aggregate amount of Net Cash Proceeds from all such excluded Dispositions pursuant to this clause (iii) does not exceed $5,000,000 in any fiscal year of the U.S. Borrower.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.01.

“Available Revolving Commitment” means as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Outstanding Amount of Revolving Credit Loans.

“AWA” means Arjo Wiggins Appleton p.l.c.

“AWA Environmental Indemnity” means the indemnification provided pursuant to the terms of (i) the Fox River AWA Environmental Agreement dated November 9, 2001, as amended, among Holdings, the U.S. Borrower, Arjo Wiggins Appleton PLC and New Appleton LLC, (ii) the insurance policy (Policy No. 529 5316) issued by Commerce & Industry Insurance Company to Arjo Wiggins Appleton (Bermuda) Limited and (iii) any other environmental indemnification agreement or related insurance policy in favor of the U.S. Borrower.

“AWA Environmental Indemnity Agreement” means the Fox River AWA Environmental Indemnity Agreement, dated as of November 9, 2001, among Holdings, the U.S. Borrower and AWA, as amended prior to the date hereof and, if in accordance with the terms hereof, on or after the date hereof.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term B Loan that bears interest based on the Base Rate.

“Bermuda Company” means Arjo Wiggins Appleton (Bermuda) Limited, a company limited by shares organized under the Companies Act of 1981 of the Island of Bermuda.

“Bermuda Company Agreements” means the collective reference to (a) the Amended and Restated Relationship Agreement, dated as of June 11, 2004, among Holdings, AWA, Holdings Sub, and AWA Sub, (b) the Assignment and Assumption Deed, dated as of November 9, 2001, between AWA and the Bermuda Company, (c) the By-Laws and Memorandum of Association of the Bermuda Company, (d) the Certificate of Incorporation and By-laws of Holdings Sub, (e) the By-Laws and Memorandum of Association of AWA Sub and (f) the Bermuda Security Agreement.

“Bermuda Security Agreement” means the Collateral Assignment, dated as of November 9, 2001, by the Bermuda Company in favor of the U.S. Borrower.

“Bilateral Facility” means any facility or financial accommodation (including any revolving, overdraft, foreign exchange, guarantee, letter of credit, bonding, credit card or automated payments facility) made available to the UK Borrower by one or more Bilateral Facility Lenders in aggregate principal amount not to exceed, for all Bilateral Facilities, 7,000,000 British Pounds Sterling at any one time outstanding.

“Bilateral Facility Documents” means all instruments or other agreements between the UK Borrower and the respective Bilateral Facility Lender or Bilateral Facility Lenders relating to the Bilateral Facility.

“Bilateral Facility Lender” means any Person that, at the time it enters into a Bilateral Facility, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bilateral Facility.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term B Borrowing, as the context may require.

“British Pounds Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Euro, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; provided, however, that with respect to any such action (other than any interest rate settings) involving a currency other than Dollars, British Pounds Sterling and Euro, such day shall instead be a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and

(b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, or in the case of any Foreign Subsidiary only, such local currencies held by it from time to time in the ordinary course of business; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States, any state thereof or any member nation of the Organization for Economic Cooperation and Development having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds at least 95% of the assets of which satisfy the requirements of clauses (a) through (f) of this definition; or (h) in the case of any Foreign Subsidiary only, instruments equivalent to those referred to in clauses (a) through (g) above in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including corporate purchase and travel card), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment” means a Term B Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) the Term B Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with Holdings or the U.S. Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings or the U.S. Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Information Memorandum” means the information memorandum dated April 2007 used by the Arranger in connection with the syndication of the Commitments.

“Consolidated Current Assets” means at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

“Consolidated Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of Holdings and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

“Consolidated EBITDA” means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (including, but not limited to, goodwill), (d) any extraordinary charges or losses determined in accordance with GAAP, (e) non-cash charges from employee compensation deferrals and employer matching contributions pursuant to the ESOP Documentation relating to ESOP Stock Issuances, (f) cash losses from Asset Sales, (g) cash restructuring charges and/or non-recurring cash charges or losses not to exceed $2,000,000 in any twelve month period and (h) any other non-cash charges, non-cash expenses or non-cash losses of Holdings or any of its Subsidiaries (provided, however, that cash payments made in any future period in respect of such non-cash charges added back in determining Consolidated EBITDA for periods ending after the Closing Date (as with any other non-cash charge, expense or loss added to Consolidated Net Income pursuant to this clause (h)) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made) minus (iii) to the extent included in the statement of such Consolidated Net Income for such period, the sum of, without duplication, (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP, (c) cash gains from Asset Sales and (d) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above), all as determined on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, (i) if at any time during such Reference Period the U.S. Borrower or any Subsidiary shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the U.S. Borrower or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition,

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the U.S. Borrower and its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the U.S. Borrower or any of its Subsidiaries in excess of $5,000,000.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations but, for the avoidance of doubt, in any event excluding any amortization or write-off of financing costs) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio” means, at any time, the ratio of (a) Consolidated Total Debt as of the last day of the most recently completed fiscal quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Senior Secured Leverage Ratio” means, at any time, the ratio of (a) Consolidated Total Debt as of the last day of the most recently completed fiscal quarter (excluding the Senior Unsecured Notes, the Senior Subordinated Notes, the Existing Senior Subordinated Notes, any Permitted Refinancing Debt and any other Indebtedness that is (i) subordinated to the Obligations in a manner (x) no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes or (y) otherwise acceptable to the Administrative Agent or (ii) otherwise unsecured) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

“Consolidated Tangible Assets” means, with respect to Holdings and its Subsidiaries as of any date, the aggregate of the assets of Holdings and its Subsidiaries excluding goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, as of the date in which the most recent financial statements were delivered pursuant to Section 6.01(a) or (b) (or Section 5.01) on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be used.

“Consolidated Total Debt” means at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, as the same would be shown on a consolidated balance sheet of Holdings and its consolidated Subsidiaries as at such date in accordance with GAAP, but in any event excluding Indebtedness permitted under clauses (i), (j) and (k) of Section 7.02.

“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term B Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of any proceeding under any Debtor Relief Laws.

“Derivatives Counterparty” means any financial institution, commodities or stock exchange or clearinghouse.

“Designated Foreign Subsidiary Borrower” has the meaning specified in the recitals hereto.

“Designated Foreign Subsidiary Borrower Obligations” means the principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Designated Foreign Subsidiary Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to Designated Foreign Subsidiary Borrowers and all other Obligations of the Designated Foreign Subsidiary Borrowers, including, without limitation all debts, obligations and liabilities arising under the Bilateral Facility Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Designated Foreign Subsidiary Borrowers pursuant to the terms of this Agreement) or otherwise.

“Disposition” or “Dispose” means the sale, transfer or other disposition (including any sale and leaseback transaction, but excluding the granting of Liens permitted by this Agreement and any exercise of remedies in connection therewith, leases, licenses, sub-leases, sub-licenses and transfers pursuant to condemnation and similar proceedings) of any property by any Person, including any such sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term B Loans.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, however, that an Eligible Assignee with respect to the Revolving Credit Facility shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the U.S. Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESOP” means the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

“ESOP Component” means the employee stock ownership plan component of the ESOP.

“ESOP Documentation” means the collective reference to (a) the Appleton Papers Retirement Savings and Employee Stock Ownership Plan, restated effective January 1, 2001, (b) the Appleton Papers Inc. Employee Stock Ownership Trust, adopted July 19, 2001 and (c) all amendments, supplements or other modifications to any of the foregoing, all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

“ESOP Stock Issuances” means with respect to any period, any issuance of common stock by Holdings to the ESOP during such period.

“ESOP Trust” means the Appleton Papers Inc. Employee Stock Ownership Trust.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term B Loan that bears interest at a rate based on the Eurodollar Rate. All Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of Holdings, the excess, if any, of (a) the sum of (without duplication) (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year and (iv) the aggregate net amount of non-cash loss on Disposition of property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum of (i) the amount of all non-cash income included in arriving at such Consolidated Net Income, (ii) the sum of all cash payments made during such period as described in the proviso to clause (h) of the definition of Consolidated EBITDA, (iii) the excess of (A) the aggregate amount actually paid by the U.S. Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures, over (B) the sum of (x) the principal amount of Indebtedness incurred to finance such expenditures (excluding the Loans hereunder and net of any repayments of any such Indebtedness during such period) and (y) any such expenditures financed with the proceeds of any Dispositions not used to prepay the Term B Loans pursuant to Section 2.05(b)(ii), (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Term B Loans) of the U.S. Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the aggregate principal amount of the U.S. Borrower’s Existing Senior Subordinated Notes, Senior Unsecured Notes and Senior Subordinated Notes prepaid or repurchased, plus any related cash premiums, during such fiscal year in accordance with Section 7.08 (other than with the proceeds of Permitted Refinancing Debt or, except to the extent such prepayment or repurchase is utilizing the $50,000,000 basket contained in Section 7.08(a)(C), Loans hereunder), together with the aggregate principal amount of any other Indebtedness of the Group Members (excluding the Term B Loans and the Revolving Credit Loans) that has been voluntarily and permanently prepaid during such fiscal year, (vi) increases in Consolidated Working Capital, (vii) the aggregate net amount of income on the Disposition of property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (viii) the excess (if any) of (A) all aggregate amount of cash payments, loans, advances, distributions or dividends made by the U.S. Borrower to Holdings to permit Holdings to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation during such fiscal year over (B) the aggregate amount of cash received by Holdings in respect of ESOP Stock Issuances during such period, which cash has been, in turn, contributed to the U.S. Borrower during such fiscal year.

“Exchange Rate” means on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., New York City time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the U.S. Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary (a) in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the U.S. Borrower, result in adverse tax consequences to the U.S. Borrower or (b) that, together with its Subsidiaries, has, on any date of determination, (i) total assets constituting less than five percent (5%) of the consolidated total assets of the Group Members and (ii) for the twelve month period most recently ended, revenues constituting less than five percent (5%) of the consolidated revenues of the Group Members for such period, in each case based upon the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States (or any political subdivision thereof) or any similar tax imposed by any other jurisdiction (or any political subdivision thereof) in which the Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Subsidiary to any Lender hereunder or under any other Loan Document, so long as such Lender shall have complied with the last two (2) paragraphs of Section 3.01(e), as applicable; provided, that the definition of “Excluded Taxes” shall include any withholding tax imposed on amounts payable to an assignee of such Lender except to the extent that such Lender was entitled to receive additional amounts from such Foreign Subsidiary with respect to such withholding tax pursuant to Section 3.01(a) at the time of assignment.

“Existing Credit Agreement” means that certain Credit Agreement dated as of June 11, 2004 among the U.S. Borrower, Bear Stearns Corporate Lending Inc., as agent, and a syndicate of lenders, as amended prior to the date hereof.

“Existing Letters of Credit” means those existing letters of credit issued by certain of the Lenders and described on Schedule 1.01(a).

“Existing Senior Subordinated Notes” means the existing 12.5% Series B Senior Subordinated Notes due 2008 issued by the U.S. Borrower.

“Facility” means the Term B Facility or the Revolving Credit Facility, as the context may require.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated April 24, 2007, among the U.S. Borrower, the Administrative Agent and the Arranger.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means any Loan Party that is not a U.S. Loan Party.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Hedge Agreement between any Foreign Loan Party and any Lender or Affiliate of a Lender and all obligations under any Treasury Management Agreement between any Foreign Loan Party and any Lender or an Affiliate of a Lender.

“Foreign Pledge Agreements” means the collective reference to UK Share Charge and each other pledge agreement pursuant to which shares of Foreign Subsidiaries may be pledged from time to time pursuant to Section 6.09, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Security Agreements” means the collective reference to the UK Guarantee and Debenture and each other security agreement, mortgage, charge, pledge or other security document granting a Lien on property of a Foreign Subsidiary to secure the obligations and liabilities of any Loan Party hereunder that may be executed and delivered to the Administrative Agent pursuant to Section 6.09, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Guarantees” means the collective reference to the UK Guarantee and Debenture and each other guarantee of all or a portion of the Obligations by a Foreign Subsidiary that may be executed and delivered to the Administrative Agent pursuant to Section 6.09 or otherwise under the Loan Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Fox River Indemnity Arrangements” means the collective reference to the PDC Environmental Indemnity Agreement, the AWA Environmental Indemnity Agreement, the AIG Credit Support, the Fox River Security Agreement, the Bermuda Company Agreements and the NCR Agreements.

“Fox River Security Agreement” means the Security Agreement, relating to the AWA Environmental Indemnity Agreement, dated as of November 9, 2001, among the U.S. Borrower, Holdings and AWA.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” means the collective reference to Holdings, the U.S. Borrower and their respective Subsidiaries.

“Guarantee and Collateral Agreement” has the meaning specified in Section 4.01(a)(iii).

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the U.S. Borrower in good faith.

“Guarantors” means, collectively, Holdings, the Subsidiaries of Holdings listed on Schedule 6.09 and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.09, in each case unless and until released pursuant to the terms of the Loan Documents.

“Guaranty” means, collectively, the Guaranty made by the U.S. Borrower under Article X in favor of the Secured Parties and the Guarantee and Collateral Agreement, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.09.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations or commodity agreements or other similar arrangements designed to protect against fluctuations in commodity prices, either generally or under specific contingencies.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Indebtedness” means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, provided that, if recourse in respect of such Indebtedness is so limited, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount thereof and the fair market value of the property encumbered by such Lien as determined in good faith by the Board of Directors of Holdings), (e) all Capital Lease Obligations and all Synthetic Debt of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person with respect of Disqualified Capital Stock, which in the case of redeemable preferred Capital Stock shall be deemed to be the liquidation value of such redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of such Indebtedness and the fair market value of the property encumbered by such Lien as determined in good faith by the Board of Directors of Holdings)

and (j) for the purposes of Sections 7.02 and 8.01(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” means pertaining to a condition of Insolvency.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, nine or twelve months thereafter, as selected by the U.S. Borrower in its Committed Loan Notice (availability of nine and twelve month interest periods shall be subject to approval by each Lender); provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, except as otherwise provided therein.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the U.S. Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder and (b) any Lender that has issued an Existing Letter of Credit, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the U.S. Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or, subject to Section 2.03(a)(iv), in an Alterative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $35,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the U.S. Borrower under Article II in the form of a Term B Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Security Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Hedge Agreement (h), each Secured Cash Management Agreement and (i) each Bilateral Facility Document; provided that for purposes of the definition of “Material Adverse Effect” and Articles IV through IX, “Loan Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Loan Parties” means, collectively, the U.S. Borrower, each Designated Foreign Subsidiary Borrower and each Guarantor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the U.S. Borrower and the Guarantors taken as a whole to perform their obligations under any Loan Document to which they are parties; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the U.S. Borrower or any Guarantor of any Loan Document to which it is a party.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, June 5, 2013 and (b) with respect to the Term B Facility, June 5, 2014; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in form as Exhibit F (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

“Mortgaged Properties” means the real properties listed under the heading “Mortgaged Properties” on Schedule 1.01(c), as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition or issuance of Indebtedness by Holdings or any of its Subsidiaries, or any proceeds of casualty insurance or condemnation awards (or payments in lieu thereof) received or paid to the account of Holdings or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary fees and out-of-pocket expenses incurred by Holdings or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess with respect to estimated taxes shall constitute Net Cash Proceeds and shall be deemed received as of the date the determination of such excess with respect to estimated taxes is made.

“Note” means a Term B Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, including, without limitation all debts, obligations and liabilities arising under the Bilateral Facility Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies under the laws of the United States (or any political subdivision thereof) or, in the case of any Designated Foreign Subsidiary Borrower, the jurisdiction of its organization arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Term B Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term B Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the U.S. Borrower of Unreimbursed Amounts.

“Participating Member State” means each state so described in any EMU Legislation.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDC Environmental Indemnity Agreement” means the Fox River PDC Environmental Indemnity Agreement, dated as of November 9, 2001, between Holdings and the U.S. Borrower, as amended prior to the date hereof and, if in accordance with the terms hereof, on or after the date hereof.

“Permitted Acquisition” means, as to any Person, any acquisition of property or series of related acquisitions of property by such Person that (a) constitutes all or substantially all of a business unit of any other Person or constitutes all of the Capital Stock of any other Person (other than director’s qualifying shares), and (b) is permitted by and consummated in compliance with the requirements of Section 7.07(k).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Existing Debt” means Indebtedness described on Schedule 7.02.

“Permitted Refinancing Debt” means (x) in connection with any refinancing of the Existing Senior Subordinated Notes or the Senior Subordinated Notes, new subordinated Indebtedness of the U.S. Borrower having terms (other than pricing), taken as a whole, not materially less favorable to the U.S. Borrower than those applicable to the Senior Subordinated Notes or otherwise acceptable to the

Administrative Agent; provided that in no event shall such Indebtedness (a) amortize, or otherwise be subject to scheduled redemptions, repurchases or other payments of principal or have a final maturity date that is earlier than the Senior Subordinated Notes, (b) be subordinated to the Obligations in a manner less favorable to the Lenders than the Senior Subordinated Notes, (c) provide for covenants, events of default and remedies materially less favorable to the U.S. Borrower than the Senior Subordinated Notes or (d) require prepayments or mandatory redemptions in a manner materially more extensive than the Senior Subordinated Notes; and (y) in connection with any refinancing of the Senior Unsecured Notes, new unsecured Indebtedness of the U.S. Borrower having terms (other than pricing), taken as a whole, not materially less favorable to the U.S. Borrower than those applicable to the Senior Unsecured Notes or otherwise on then market terms and conditions for senior unsecured debt securities (as determined in good faith by the U.S. Borrower) or otherwise acceptable to the Administrative Agent; provided that in no event shall such Indebtedness (a) amortize, or otherwise be subject to scheduled redemptions, repurchases or other payments of principal or have a final maturity date that is earlier than the date that is six (6) months after the Maturity Date with respect to the Term B Facility, (b) require prepayments or mandatory redemptions in a manner materially more extensive than the Senior Unsecured Notes, (c) contain maintenance financial covenants that are more restrictive than those under this Agreement or (d) contain other terms and conditions that are more restrictive, taken as a whole, than those under this Agreement.

“Permitted Refinancing Debt Documents” means all instruments and other agreements entered into by Holdings, the U.S. Borrower or any Subsidiaries in connection with any Permitted Refinancing Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the U.S. Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Pledged Stock” has the meaning specified in the Guarantee and Collateral Agreement.

“Public Lender” has the meaning specified in Section 6.02.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Register” has the meaning specified in Section 11.06(c).

“Reimbursement Obligation” means the obligation of the U.S. Borrower to reimburse each L/C Issuer pursuant to Section 2.03 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization” means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term B Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the Term B Facility on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Requirement of Law” means, as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning set forth in Section 7.06.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means any promissory note made by the U.S. Borrower or any Designated Foreign Subsidiary Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the U.S. Borrower or any other Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, energy, raw materials or commodity Hedge Agreement permitted under Article VII that is entered into by and between the U.S. Borrower or any other Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Bilateral Facility Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Security Documents” means the collective reference to the Guarantee and Collateral Agreement, the Mortgages, each Foreign Subsidiary Guarantee, each Foreign Security Agreement, each Foreign Pledge Agreement, the Intellectual Property Security Agreement (and any supplement thereto), each deposit account control agreement, each security account control agreement and all other security documents hereafter delivered to the Administrative Agent granting or perfecting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Subordinated Notes” means the 9 3/4% unsecured subordinated notes of the U.S. Borrower due 2014 in an aggregate principal amount of $185,000,000 issued and sold on June 11, 2004 pursuant to the Senior Subordinated Note Indenture.

“Senior Subordinated Note Indenture” means the Indenture entered into by Holdings, the U.S. Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings, the U.S. Borrower or such Subsidiaries in connection therewith, as amended prior to the Closing Date and as may be amended thereafter in accordance with the terms of this Agreement.

“Senior Unsecured Notes” means the 8 1/8% unsecured subordinated notes of the U.S. Borrower due 2011 in an aggregate principal amount of $150,000,000 issued and sold on June 11, 2004 pursuant to the Senior Unsecured Note Indenture.

“Senior Unsecured Note Indenture” means the Indenture entered into by Holdings, the U.S. Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Unsecured Notes, together with all instruments and other agreements entered into by Holdings, the U.S. Borrower or such Subsidiaries in connection therewith, as amended prior to the Closing Date and as may be amended thereafter in accordance with the terms of this Agreement.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose) as defined in the Senior Subordinated Note Indenture, in the Senior Unsecured Note Indenture, in any Permitted Refinancing Debt Document or in any other document (other than this Agreement) evidencing Indebtedness, in each case so long as there is at least $10,000,000 aggregate principal amount outstanding under the respective issue.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer will use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, or similar types of assessments, fees or other charges related to taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the U.S. Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the U.S. Borrower in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-1.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the refinancing of certain outstanding Indebtedness of the U.S. Borrower and its Subsidiaries and the termination of all commitments with respect thereto and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Borrower” means BemroseBooth Limited, a company organized under the laws of the United Kingdom.

“UK Guarantee and Debenture” means the Guarantee and Debenture to be executed and delivered by each Subsidiary that is a Guarantor and that is organized under the laws of the United Kingdom, substantially in the form of Exhibit G.

“UK Share Charge” means the Share Charge to be executed and delivered by the U.S. Borrower in connection with the pledge of shares of the UK Borrower, substantially in the form of Exhibit H.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Borrower” has the meaning specified in the introductory paragraph hereto.

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

“Whitewash Procedure” means the procedure whereby a Subsidiary organized under the laws of the United Kingdom is permitted to provide financial assistance in accordance with Sections 151-158 of the Companies Act 1985 of England and Wales, as amended, in respect of any Loans, the proceeds of which are used to purchase the Capital Stock of a Person organized under the laws of the United Kingdom.

“Wholly Owned Subsidiary” means as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated balance sheet of the U.S. Borrower and its Subsidiaries for the fiscal year ended December 30, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the U.S. Borrower and its Subsidiaries, including the notes thereto, except as otherwise required or permitted under GAAP (and subject to clause (b) below) and disclosed to the Administrative Agent or the Lenders in the first financial statements in which the change is made.

(b) Changes in GAAP. If at any time any change in GAAP (or a change by the Loan Parties in the application thereof) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the U.S. Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the U.S. Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (or the application thereof) (subject to the approval of the Borrower and the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the U.S. Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP (or the application thereof).

1.04 Rounding. Any financial ratios required to be maintained by the U.S. Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars.

1.08 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.09 Additional Alternative Currencies.

(a) Any Designated Foreign Subsidiary Borrower may from time to time request that Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 10:00 a.m., at least 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 10:00 a.m., no later than ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Credit Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or the applicable L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the U.S. Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the U.S. Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the U.S. Borrower.

1.10 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) With respect to any Alternative Currency other than Euros, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any applicable member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) With respect to any Alternative Currency other than Euros, each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any applicable other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) The Term B Borrowing. Subject to the terms and conditions set forth herein (including without limitation the conditions set forth in Section 4.02), each Term B Lender severally agrees to make loans to the U.S. Borrower on the Closing Date in an aggregate amount not to exceed such Term B Lender’s Term B Commitment. Each Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein (including without limitation the conditions set forth in Section 4.02), each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the U.S. Borrower in Dollars and to any Designated Foreign Subsidiary Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans made to the U.S. Borrower may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein, and all Revolving Credit Loans made to any Designated Foreign Subsidiary Borrower shall be Eurodollar Rate Loans (or, if denominated in Dollars, may also be made as Base Rate Loans) as further provided herein. Notwithstanding the foregoing, all Borrowings in Alternative Currencies made at any time shall be Eurodollar Rate Loans.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the U.S. Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the U.S. Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of at least $3,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the identity of the Borrower who is to make the Borrowing, (ii) whether the Borrower is requesting a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If any Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Eurodollar Rate Loans in their original currency with an Interest Period of one month; provided, however, that in the case of any Designated Foreign Subsidiary Borrower’s failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. No Designated Foreign Subsidiary Borrower shall be permitted to convert any Eurodollar Rate Loans denominated in Alternative Currency to Base Rate Loans. If the U.S. Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the U.S. Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Loans, in each case as described in Section 2.02(a). In the case of the Term B Borrowings on the Closing Date and any Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) in the case of the U.S. Borrower, crediting the account of the U.S. Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the U.S. Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the U.S. Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued only on the last day of an Interest Period for such Eurodollar Rate Loan, however a Eurodollar Rate Loan denominated in Dollars may be converted at any time subject to any applicable breakage fees to be paid by the applicable Borrower. During the existence of a Default, no Loans may be requested as or converted to Eurodollar Rate Loans (whether in Dollars or any Alternative Currency) or continued for an Interest Period of longer than one month, in each case, without the consent of the Required Lenders, and the Required Lenders may demand that (i) other than with respect to Eurodollar Loans denominated in an Alternative Currency, any or all of the then outstanding Eurodollar Rate Loans made to the Borrowers be converted to Base Rate Loans and (ii) any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, in the case of the preceding clauses (i) and (ii) on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the U.S. Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Term B Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Revolving Credit Facility.

2.03 Letters of Credit; Auto-Extension Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein (including without limitation the conditions set forth in Section 4.02), (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies (subject to Section 2.04(a)(iv)) for the account of the U.S. Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the U.S. Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the U.S. Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the U.S. Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the U.S. Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof; provided that the Loan Parties agree not to extend or renew any such Existing Letters of Credit except with Bank of America as L/C Issuer.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii) If the U.S. Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension

Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the U.S. Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the U.S. Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator (in the case of a binding arbitration proceeding) shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars;

(E) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the U.S. Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(v) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(vi) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vii) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the U.S. Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the U.S. Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the U.S. Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the U.S. Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the U.S. Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the U.S. Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the U.S. Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the U.S. Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the U.S. Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the U.S. Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the U.S. Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which reimbursement may be in the form of direct cash reimbursement or in the form of a Base Rate Loan as set forth below. If the U.S. Borrower fails to reimburse the L/C Issuer in the form of a direct cash reimbursement by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the U.S. Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum, multiples or notice period specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice, and it being understood that any failure of the U.S. Borrower to directly pay unreimbursed drawings on the Honor Date in cash and without the need for a Base Rate Loan shall not constitute a Default in determining whether the conditions to such Revolving Credit Borrowing are satisfied). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the U.S. Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the interest rate specified in Section 2.08(b). In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the U.S. Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the U.S. Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (exclusive of interest and fees) shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the U.S. Borrower or otherwise, including proceeds of Cash

Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the U.S. Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the U.S. Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or any of its Subsidiaries; or

(vi) any adverse changes in the relevant exchange rates or in the availability of the relevant Alternative Currency to the U.S. Borrower or any of its Subsidiaries or in the relevant currency markets generally.

The U.S. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the U.S. Borrower’s instructions or other irregularity, the U.S. Borrower will promptly (and in any event prior to the issuance and/or effectiveness of such Letter of Credit or amendment) notify the L/C Issuer. The U.S. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the U.S. Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The U.S. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the U.S. Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the U.S. Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the U.S. Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the U.S. Borrower which the U.S. Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Maturity Date for the Revolving Credit Facility, any L/C Obligation for any reason remains outstanding, the U.S. Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The U.S. Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the U.S. Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the U.S. Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

(i) Letter of Credit Fees. The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all overdue Letter of Credit Fees shall accrue interest thereon at the interest rate specified in Section 2.08(b).

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The U.S. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the U.S. Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein (including without limitation the conditions set forth in Section 4.02), the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the U.S. Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and

L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the U.S. Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 and in integral multiples of $50,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the U.S. Borrower at its office by crediting the account of the U.S. Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (exclusive of interest and fees) shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the U.S. Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The U.S. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional. (i) Subject to the last sentence of this Section 2.05(a)(i), each Borrower may, upon notice from the U.S. Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Term B Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of at least $3,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount of the respective Borrowing); (C) any prepayment of Eurodollar Rate Loans denominated in Alternative Currencies shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding), and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the U.S. Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term B Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in the U.S. Borrower’s discretion and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Notwithstanding anything to the contrary contained herein, the U.S. Borrower shall not be permitted to prepay the Term B Facility pursuant to this Section 2.05(a)(i) during the period from the Closing Date through the date ten Business Days thereafter.

(ii) The U.S. Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 (or the amount outstanding, if less). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the U.S. Borrower shall prepay an aggregate principal amount of Term B Loans equal to the excess (if any) of (A) 50% of Excess Cash Flow (provided that such percentage shall be reduced to zero based upon the U.S. Borrower achieving a Consolidated Leverage Ratio of less than 3.50 to 1.0 pursuant to a Compliance Certificate delivered pursuant to Section 6.02(a)) for the fiscal year covered by such financial statements (provided that the first such payment shall be due after the fiscal year ending closest to December 31, 2008) minus (B) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term B Loans during such fiscal year.

(ii) If any Loan Party or any of its Subsidiaries (x) Disposes of any property in a Disposition constituting an Asset Sale which results in the realization by such Person of Net Cash Proceeds, (y) receives Net Cash Proceeds of casualty insurance or condemnation awards (or from payments in lieu thereof) in excess of $1,000,000 from a single event or group of related occurrences (excluding for purposes of this clause (y) any Net Cash Proceeds from “Recoveries” (as defined in the AWA Environmental Indemnity Agreement and the API Environmental Indemnity Agreement), which must be paid to AWA under the terms of the applicable Fox River Indemnity Arrangements) or (z) incurs or issues any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the U.S. Borrower shall prepay an aggregate principal amount of Term B Loans equal to 100% of such Net Cash Proceeds within five Business Days of the receipt thereof by such Person (such prepayments to be applied as set forth in clause (iii) below); provided, however, that, with respect to any Net Cash Proceeds otherwise required to be applied under preceding clauses (x) and (y) above in this Section 2.05(b)(ii), at the election of the U.S. Borrower (as notified by the U.S. Borrower to the Administrative Agent (of its intent to reinvest) within five Business Days of the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing at the time of such election, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated; and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied (on such 365th day or, if sooner, to the extent the U.S. Borrower makes an earlier determination that such funds will not be so invested) to the prepayment of the Term B Loans as set forth in this Section 2.05(b)(ii).

(iii) Each prepayment of Term B Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the remaining principal repayment installments of the Term B Facility as directed by the U.S. Borrower.

(iv) Notwithstanding the provisions of clause (ii) of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (ii) of this Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Term B Loans on such date is less than or equal to $2,000,000, the U.S. Borrower may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (ii) of this Section 2.05(b) to be applied to prepay Term B Loans exceeds $2,000,000. During such deferral period the U.S. Borrower may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of an Event of Default during any such deferral period, the U.S. Borrower shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the U.S. Borrower and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b) (without giving effect to the first and second sentences of this clause (iv)) but which have not previously been so applied.

(v) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the U.S. Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vi) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the U.S. Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(vii) If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(c) Anything contained in Section 2.05(b) to the contrary notwithstanding, (i) if, following the occurrence of any “Asset Sale” (as defined in the Senior Subordinated Note Indenture, the Senior Unsecured Note Indenture or any Permitted Refinancing Debt Document) by any Loan Party or any of its Subsidiaries, the U.S. Borrower is required to commit by a particular date (a “Commitment Date”) to apply or cause its Subsidiaries to apply an amount equal to any of the “Net Proceeds” (as defined in the Senior Subordinated Note Indenture, the Senior Unsecured Note Indenture or such Permitted Refinancing Debt Document) thereof in a particular manner, or to apply by a particular date (an “Application Date”) an amount equal to any such “Net Proceeds” in a particular manner, in either case in order to excuse the U.S. Borrower from being required to make an “Asset Sale Offer” as defined in the Senior Subordinated Note Indenture, the Senior Unsecured Note Indenture or such Permitted Refinancing Debt Document) in connection with such “Asset Sale”, and the U.S. Borrower shall have failed to so commit or to so apply an amount equal to such “Net Proceeds” at least five (5) Business Days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if the U.S. Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such “Net Proceeds”, and, within five (5) Business Days thereafter assuming no further application or commitment of an amount equal to such “Net Proceeds” the U.S. Borrower would otherwise be required to make an “Asset Sale Offer” in respect thereof, then in either such case the U.S. Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such “Net Proceeds” to be applied to the payment of the Term B Loans (or to the Revolving Credit Loans if the Term B Loans have been repaid in full) and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations in the manner set forth in Section 2.05(b) in such amounts as shall excuse the U.S. Borrower from making any such “Asset Sale Offer”.

2.06 Termination or Reduction of Commitments.

(a) Optional. The U.S. Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the U.S. Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, or (D) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings denominated in Alternative Currencies would exceed the Alternative Currency Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term B Loans. The U.S. Borrower shall make quarterly repayments on the aggregate outstanding principal amount of the Term B Loans to the Term B Lenders on the last day of each fiscal quarter starting on September 30, 2007 in the amount of $562,500 (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05(b)(iii)); provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(b) Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The U.S. Borrower shall repay each Swing Line Loan on the earlier to occur of (i) within one Business Day of demand by the Swing Line Lender and (ii) the Maturity Date for the Revolving Credit Facility.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) with respect to the Revolving Credit Loans (x) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Rate plus (C) (in the case of a Eurodollar Rate Loan of any Lender to any Designated Foreign Subsidiary Borrower in an Alternative Currency which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (z) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (I) the Base Rate plus the Applicable Rate or (II) such other rate as mutually agreed to by the U.S. Borrower and the Swing Line Lender; and (ii) with respect to Term B Loans, (x) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 1.75% and (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 0.75%.

(b)(i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the

Closing Date, and, in the case of the commitment fee with respect to the Revolving Credit Facility, on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all overdue commitment fees shall accrue interest thereon at the interest rate specified in Section 2.08(b).

(b) Other Fees. (i) The U.S. Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The U.S. Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, Holdings, the U.S. Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the U.S. Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the U.S. Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The U.S. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency and otherwise provided herein, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by each Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable

Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans under the respective Facility. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the U.S. Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term B Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. With respect to any Loan Party’s Obligations hereunder, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder with respect to such Loan Party’s Obligations, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties, in each case with respect to the Obligations of such Loan Party.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the U.S. Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Increase in Revolving Credit Facility.

(a) Increase. Provided there exists no Default, upon notice to the Administrative Agent, the U.S. Borrower may from time to time for the first five (5) years after the Closing Date, increase the Revolving Credit Facility by an amount (for all such requests) not exceeding $75,000,000 such that the maximum amount of Revolving Credit Facility shall at no time exceed $225,000,000; provided that any such increase shall be in a minimum amount of $15,000,000 and in a whole multiple of $1,000,000 in excess thereof.

(b) Solicitation of Increase. To achieve the full amount of a requested increase (i) the Administrative Agent with the consent of the U.S. Borrower (which approval shall not be unreasonably withheld or delayed) or (ii) the U.S. Borrower with the consent of the Administrative Agent, L/C Issuer and the Swing Line Lender (which approval shall not be unreasonably withheld or delayed) may solicit increased commitments from existing Lenders and/or invite Eligible Assignees to become Lenders; provided, however that no existing Lender shall be obligated or required to accept an increase in its Revolving Credit Commitment pursuant to this Section 2.14 unless it specifically consents to such increase in writing and no Eligible Assignee (not already a Lender or an Affiliate thereof) shall become a Lender unless its Revolving Credit Commitment is at least $5,000,000 (or such lesser amount as may be agreed by the U.S. Borrower and the Administrative Agent). Any Lender or Eligible Assignee agreeing to increase its Revolving Credit Commitment or provide a new Revolving Credit Commitment pursuant to this Section 2.14 shall, in connection therewith, deliver to the Administrative Agent a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(c) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the U.S. Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and Schedule 2.01 hereto shall be deemed amended to reflect such increase and final allocation.

(d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the U.S. Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) a statement of reaffirmation from the Loan Parties pursuant to which each Loan Party ratifies this Agreement and the other Loan Documents and acknowledges and reaffirms that, after giving effect to such increase, it is bound by all terms of this Agreement and the other Loan Documents; (ii) a certificate of the U.S. Borrower dated as of the Increase Effective Date signed by a Responsible Officer of the U.S. Borrower certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.01 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default has occurred or is continuing, (iii) if any portion of the increase is being provided by a new Lender, a Note in favor of such Lender if so requested by such Lender; and (iv) payment of any applicable fees related to such increase (including, without limitation, any applicable arrangement, upfront and/or administrative fee). The U.S. Borrower shall prepay any Revolving Credit

Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section and/or, at the discretion of the Administrative Agent, add the new Lenders to the existing Borrowings.

(e) Amendments. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to solely incorporate the terms of any increase in Revolving Credit Commitments under this Section 2.14.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.15 Designated Foreign Subsidiary Borrowers.

(a) Effective as of the date hereof, the UK Borrower shall be a “Designated Foreign Subsidiary Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

(b) The U.S. Borrower may at any time, upon not less than 15 Business Days’ notice from the U.S. Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Foreign Subsidiary of the U.S. Borrower (an “Applicant Borrower”) as a Designated Foreign Subsidiary Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit J (a “Designated Foreign Subsidiary Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may reasonably be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Revolving Lenders agree (which agreement will not be unreasonably withheld or delayed) that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit K (a “Designated Foreign Subsidiary Borrower Notice”) to the U.S. Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Foreign Subsidiary Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Foreign Subsidiary Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Foreign Subsidiary Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Foreign Subsidiary Borrower until the date five Business Days after such effective date.

(c) The Obligations of all Designated Foreign Subsidiary Borrowers shall be several in nature.

(d) Each Foreign Subsidiary of the U.S. Borrower that is or becomes a “Designated Foreign Subsidiary Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the U.S. Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents (excluding the

Bilateral Facility Documents), including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Foreign Subsidiary Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the U.S. Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the U.S. Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Foreign Subsidiary Borrower.

(e) The U.S. Borrower may from time to time, upon not less than 5 Business Days’ notice from the U.S. Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Foreign Subsidiary Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Foreign Subsidiary Borrower, or other amounts payable by such Designated Foreign Subsidiary Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Foreign Subsidiary Borrower’s status.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers or Holdings hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower or Holdings shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Holdings, as the case may be, shall make such deductions and (iii) such Borrower or Holdings, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers and Holdings. Without limiting the provisions of subsection (a) above, each Borrower and Holdings shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers and Holdings. Each Borrower and Holdings shall, jointly and severally, indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the U.S. Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or Holdings, as the case may be, to a Governmental Authority, such Borrower or Holdings, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower or Holdings, as applicable, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower or Holdings, as applicable (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the U.S. Borrower, Holdings or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the U.S. Borrower, Holdings or the Administrative Agent as will enable the U.S. Borrower, Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the U.S. Borrower or Holdings, as the case may be, is resident for tax purposes in the United States, any Foreign Lender shall deliver to the U.S. Borrower, Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the U.S. Borrower, Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the U.S. Borrower or Holdings within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrower to determine the withholding or deduction required to be made.

Without limiting the generality of the foregoing, each Revolving Credit Lender having a Revolving Credit Commitment shall deliver to its Internal Revenue Service center (with copies delivered to the UK Borrower and the Administrative Agent, in such number of copies as shall be requested by the recipient) within 10 Business Days following the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so) duly completed copies (in triplicate) of the United Kingdom Inland Revenue Form US-Company 2002 (or such other form as may from time to time be prescribed by applicable law or regulation) claiming exemption from withholding on account of United Kingdom income tax pursuant to the US/UK double tax treaty. The UK Borrower and U.S. Lender shall each provide all reasonable information and assistance to the Internal Revenue Service and Inland Revenue on a timely basis in order efficiently to process the relevant treaty claim, and shall keep each other (through the Administrative Agent) informed of any matters relating to such claim, including such Borrower providing a copy of any authority issued by the Inland Revenue authorizing such Borrower to pay free and clear of any withholding on account of United Kingdom income tax.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or a Borrower, as the Administrative Agent or such Borrower shall reasonably request, and in a timely fashion, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, and in a timely fashion, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or Holdings, as the case may be, or with respect to which a Borrower or Holdings, as the case may be, has paid additional amounts pursuant to this Section, it shall pay to such Borrower or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Holdings under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower or Holdings, as the case may be, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower or Holdings, as the case may be, (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower, Holdings or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or an Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the U.S. Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the U.S. Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the U.S. Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the U.S. Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether in Dollars or an Alternative Currency), or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the U.S. Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, except in the case of clause (c), in which case the increased cost provisions of Section 3.04 shall apply if applicable, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the U.S. Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) cause the Mandatory Cost, as calculated hereunder, to no longer represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurodollar Rate Loans denominated in Alternative Currencies; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing (in the case of clause (iii) above, solely with respect to Revolving Credit Loans made in Alternative Currencies) shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan in an Applicable Currency), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the U.S. Borrower will pay (or cause the applicable Designated Foreign Subsidiary Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that such increase in cost to such Lender is being charged to customers of such Lender generally.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the U.S. Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that such compensation for reductions suffered by such Lender is being charged to customers of such Lender generally.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a), (b) or (d) of this Section and delivered to the U.S. Borrower shall be conclusive absent manifest error. The U.S. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Reserves on Eurodollar Rate Loans. The U.S. Borrower shall pay (or cause the UK Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan made in Dollars equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the U.S. Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender in reasonable detail; provided that such additional interest is being charged to customers of such Lender generally. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section (or Sections 3.01 or 3.05) shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the U.S. Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section (or Sections 3.01 or 3.05) for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the U.S. Borrower of the Change in Law or other event giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law or other event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the U.S. Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but not loss of anticipated profits or margin) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the U.S. Borrower; or

(c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency in the required currency of payment on its scheduled due date, but only in accordance with Section 11.18; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the U.S. Borrower pursuant to Section 11.13;

including, with respect to clauses (a), (b) and (d) above, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The U.S. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing; provided that such administrative fees are being charged to customers of such Lender generally.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the U.S. Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The U.S. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the U.S. Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the U.S. Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. Subject to Section 3.04(e), all of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent on the date of the initial Credit Extensions under this Agreement:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, in the number requested by the Administrative Agent;

(ii) a Note executed by the applicable Borrower in favor of each Lender requesting a Note;

(iii) a guarantee, pledge and security agreement, in form and substance satisfactory to the Administrative Agent (as it may be amended, the “Guarantee and Collateral Agreement”), duly executed by each U.S. Loan Party, together with:

(A) certificates representing the Pledged Stock referred to therein accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt instruments indorsed in blank,

(B) a completed “perfection certificate”, dated on or before the date of the initial Credit Extension, describing the assets of the Loan Parties substantially in the form furnished by or on behalf of the Administrative Agent prior to such date;

(C) evidence reasonably satisfactory to the Administrative Agent that all other actions, recordings and filings of or with respect to the Guarantee and Collateral Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby are capable of being completed promptly following the initial Credit Extensions hereunder,

(D) the control agreements with respect to Deposit Accounts and Securities Accounts, in each case as referred to in the Guarantee and Collateral Agreement (to the extent required by the Administrative Agent), duly executed by the appropriate parties; provided that such agreements may be delivered on a post-closing basis, but in no case later than 60 days after the Closing Date unless the Administrative Agent has otherwise agreed in writing,

(E) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Guarantee and Collateral Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and any landlords’ and bailees’ waiver and consent agreements reasonably requested by the Administrative Agent (to the extent the same are obtainable using commercially reasonable efforts); provided that any required (after taking into account the foregoing standard) landlords’ and bailee waivers and consent agreements may be delivered on a post-closing basis, but in no case later than 60 days after the Closing Date unless the Administrative Agent has otherwise agreed in writing).

(iv) Mortgages, etc.

(A) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

(B) The Administrative Agent shall have received for each Mortgaged Property either (a) a recent or updated survey of the Mortgaged Property, in form and substance satisfactory to the Administrative Agent or (b) an existing survey of the Mortgaged Property (without update), together with an affidavit of no change (or with changes noted therein to the extent the Administrative Agent has not objected), so long as the title insurance company issuing the policy referred to in clause (C) below (the “Title Insurance Company”) shall agree to issue the mortgagee’s title insurance policy, excluding the standard survey exception, but including the survey dependent endorsements.

(C) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (1) be in an amount reasonably satisfactory to the Administrative Agent; (2) be issued at ordinary rates; (3) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as permitted under Section 7.03 hereof; (4) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (5) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (6) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (7) be issued by First American Title Insurance Company. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

(D) If requested by the Administrative Agent and the Mortgaged Property is located in a special flood hazard area under the National Flood Insurance Act of 1968, the Administrative Agent shall have received (1) a policy of flood insurance that (a) covers any parcel of improved real property that is encumbered by the applicable Mortgage (b) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (c) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (2) confirmation that the U.S. Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the FRB.

(E) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (C) above and a copy of all other material documents affecting the Mortgaged Properties.

(v) an intellectual property security agreement, in form and substance satisfactory to the Administrative Agent (together with each other intellectual property security agreement and intellectual property security agreement supplement, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each U.S. Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the U.S. Borrower, Holdings, the UK Borrower and other Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii) a favorable opinion of White & Case LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents in form and substance satisfactory to the Administrative Agent;

(ix) a certificate signed by a Responsible Officer of the U.S. Borrower certifying (A) that there has been no event or circumstance since December 30, 2006 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (B) no action, suit, investigation or proceeding is pending, or to the knowledge of the U.S. Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties (other than Foreign Subsidiaries) that constitutes Collateral;

(xi) evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released;

(xii) ratings acceptable to the Administrative Agent of the Facilities by each of S&P and Moody’s; it being understood that the ratings are posted on the Platform prior to the Closing Date and are acceptable; and

(xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b)(i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Administrative Agent for the benefit of the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the U.S. Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the U.S. Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each of the Administrative

Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless, in the case of a Lender, the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.01 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall then exist, or shall exist after giving effect to such proposed Credit Extension and any application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) would make such Credit Extension commercially unavailable in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the U.S. Borrower shall be deemed to be a representation and warranty that the relevant conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of Holdings and the U.S. Borrower hereby, jointly and severally, represents and warrants to the Administrative Agent and each Lender that:

5.01 Financial Condition.

The audited consolidated balance sheets of Holdings and its consolidated subsidiaries as at or about December 31, 2004, December 31, 2005 and December 30, 2006, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLC present fairly in all material respects the consolidated financial condition of Holdings and its consolidated subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its consolidated subsidiaries as at or about March 31, 2007, and the related unaudited consolidated statements of income and cash flows for the quarterly period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the quarterly period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). During the period from the date of the most recent audited consolidated balance sheet delivered pursuant to this Section 5.01 to and including the Closing Date, there has been no Disposition by Holdings of any material part of its business or property. Without limiting the foregoing, on the Closing Date the AIG Credit Support and the other Fox River Indemnity Arrangements remain in full force and effect as described in Holdings’ Form 10-K filing for the fiscal year ended December 30, 2006.

5.02 No Change.

Since December 30, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.03 Corporate Existence; Compliance with Law.

Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.04 Power; Authorization; Enforceable Obligations.

Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the U.S. Borrower and any Subsidiary Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the U.S. Borrower, the UK Borrower and any Designated Foreign Subsidiary Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices, which have been obtained or made and are in full force and effect, (ii) filings required by, or to perfect the security interests granted pursuant to, the various Security Documents and (iii) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This

Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05 No Legal Bar.

The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or Contractual Obligation of Holdings, the U.S. Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the U.S. Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the U.S. Borrower, threatened by or against Holdings, the U.S. Borrower or any of its Subsidiaries or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither Holdings, the U.S. Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.08 Ownership of Property; Liens; Insurance.

Each of Holdings, the U.S. Borrower and its Subsidiaries has, except to the extent failure thereof could not reasonably be expected to have a Material Adverse Effect, title in fee simple to, or a valid leasehold interest in, all its real property (as more fully described on Schedule 5.08), and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.03. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies (as reasonably determined by the U.S. Borrower at the time the insurance is taken) not Affiliates of the U.S. Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the U.S. Borrower or the applicable Subsidiary operates.

5.09 Intellectual Property.

Holdings, the U.S. Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except where the failure to own or license such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. No claim, which could reasonably be expected to have a Material Adverse Effect, has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the U.S. Borrower know of any valid basis for any such claim. To the best of Holdings’ and the U.S. Borrower’s knowledge, the use of Intellectual Property by Holdings, the U.S. Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

5.10 Taxes.

Each of Holdings, the U.S. Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP (to the extent required thereby) have been provided on the books of Holdings, the U.S. Borrower or its Subsidiaries, as the case may be); no tax Lien (except to the extent permitted pursuant to Section 7.03) has been filed, and, to the knowledge of Holdings and the U.S. Borrower, no claim has been asserted, with respect to any such tax, fee or other charge, which Lien or claim, could reasonably be expected to have a Material Adverse Effect.

5.11 Federal Regulations.

No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the FRB. If requested by any Lender or the Administrative Agent, the U.S. Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U of the FRB.

5.12 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the U.S. Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee wages and employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

5.13 ERISA.

(a) Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the Closing Date with respect to any Plan, and as of the Closing Date each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the Closing Date, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the U.S. Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA which could reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

(b) Favorable determination letters have been received prior to the Closing Date from the Internal Revenue Service with respect to each Plan which at such time is intended to comply with the provisions of Section 401(a) of the Code. Prior to the Closing Date, the ESOP received a favorable determination letter from the IRS that the ESOP is tax-qualified and tax exempt under Sections 401(a) and 501(a), respectively, of the Code and that the ESOP Component is an “employee stock ownership plan”, within the meaning of Section 4975(e)(7) of the Code. To Holdings’ and the U.S. Borrower’s knowledge, as of the Closing Date each Plan (including, without limitation, the ESOP) complies in form and in operation with the requirements of Section 401(a) of the Code, the relevant provisions of ERISA, and any other applicable laws, rules, and regulations required as of the date of this Agreement.

(c) To Holdings’ and the U.S. Borrower’s knowledge, as of the Closing Date neither Holdings nor the U.S. Borrower nor any Commonly Controlled Entity, nor any trustee, administrator, or fiduciary of any of the Plans, has (i) engaged in a “prohibited transaction,” as that term is defined in Section 4975 of the Code or Section 406 of ERISA, which could directly or indirectly subject the applicable Plan or trust or Holdings, the U.S. Borrower or any Commonly Controlled Entity to any liability for a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA, or (ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could directly or indirectly subject the applicable Plan or trust or Holdings, the U.S. Borrower, or any Commonly Controlled Entity to any liability under Section 502 of ERISA.

(d) As of the Closing Date, the purchase and holding of the Capital Stock by the ESOP Trust from Holdings, the execution and performance of this Agreement, the Loan Documents and the ESOP Documentation, and the consummation of the transactions contemplated by this Agreement and by the Loan Documents and the ESOP Documentation did not and, under current law as in effect on the Closing Date, would not (i) involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no exemption under Section 408 of ERISA or Section 4975 of the Code, respectively; (ii) constitute a violation of the fiduciary responsibility standards imposed by Section 404 of ERISA; or (iii) adversely affect the qualified status of the ESOP under Sections 401(a) or 4975(e)(7) of the Code.

(e)(i) As of the Closing Date, the ESOP Component is an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code and the ESOP is qualified under Section 401(a) of the Code; (ii) the ESOP has been duly established in accordance with and under applicable law and the ESOP’s trust is a tax-exempt trust under Section 501(a) of the Code; (iii) the terms of the ESOP Documentation comply with the applicable provisions of Title I of ERISA and (iv) the shares of Capital Stock held by the ESOP Trust are “employer securities,” within the meaning of Section 409(l) of the Code.

5.14 Investment Company Act; Other Regulations.

No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the FRB) that limits its ability to incur Indebtedness, other than with respect to any such regulations of general application to companies generally.

5.15 Subsidiaries.

On the Closing Date, (a) Schedule 5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth in the ESOP Documentation, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of Holdings, the U.S. Borrower or any of their Subsidiaries, except as created by the Loan Documents.

5.16 Use of Proceeds.

The proceeds of the Revolving Credit Loans and the Term B Loans shall be used to (i) finance the repayment of the obligations of the U.S. Borrower under the Existing Credit Agreement, (ii) for the issuance of standby letters of credit and (iii) for working capital, Capital Expenditures and general corporate purposes of the U.S. Borrower and its Subsidiaries.

5.17 Environmental Matters.

Except as, in the aggregate (excluding matters set forth on Schedule 5.17 to the extent described therein), could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does Holdings or the U.S. Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the U.S. Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at,

under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

5.18 Accuracy of Information, etc.

No statement or information, other than the projections and pro forma financial information, contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions or the other transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or, in the case of all such information (taken as a whole) furnished on or prior to the Closing Date, omitted to state a material fact necessary to make the statements contained herein or therein at such time, taken as a whole, not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the U.S. Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the Transactions or the other transactions contemplated hereby and by the other Loan Documents.

5.19 Security Documents.

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates and related stock powers representing such Pledged Stock are delivered to the Administrative Agent (assuming the Administrative Agent retains possession of such certificates and stock powers in the State of New York; it being understood that if such Pledged Stock is held in a jurisdiction other than the State of New York, the law of such other jurisdiction will govern perfection), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3(a) to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 3(a) to the Guarantee and Collateral Agreement, to the extent that a security interest therein can be perfected by the filing of a financing statement or by the other filings described in Schedule 3(a) to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.03).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein, and when the Mortgages are filed in the offices specified on Schedule 3(b) to the Guarantee and Collateral Agreement, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other

Person (except as permitted by Section 7.03). Schedule 1.01(c), which lists each parcel of real property in the United States owned in fee simple by Holdings or any of its Subsidiaries as of the Closing Date, shall include a sub-heading for “Mortgaged Properties”.

(c) Each of the UK Guarantee and Debenture and the UK Share Charge are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Upon completion of (i) any registration required by Section 395 of the Companies Act in England or, in respect of any real estate mortgages, H.M. Land Registry and (ii) the perfection requirements specified in the UK Guarantee and Debenture, the UK Guarantee and Debenture and the UK Share Charge shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the relevant Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined therein), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.03).

5.20 Solvency.

The Loan Parties are, taken as a whole, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

5.21 Senior Indebtedness.

The Obligations constitute “Senior Debt” and “Designated Senior Debt” (or any other defined term having a similar purpose) of the U.S. Borrower under the Senior Subordinated Note Indenture and any Permitted Refinancing Debt Document. The obligations of each Subsidiary party thereto under the Guarantee and Collateral Agreement or any Foreign Subsidiary Guarantee, as applicable, will constitute “Guarantor Senior Debt” (or any other defined term having a similar purpose) of such Subsidiary under the Senior Subordinated Note Indenture and under any Permitted Refinancing Debt Document (if such Subsidiary is an obligor or guarantor thereunder). There is no other Indebtedness (other than the Obligations) which has been designated as “Designated Senior Debt” (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture or for purposes of any Permitted Refinancing Debt Document.

5.22 Regulation H.

As of the Closing Date, no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available, and has not been obtained, under the National Flood Insurance Act of 1968.

5.23 S Corporation Status.

(a) Prior to the Closing Date, Holdings has qualified and elected to be treated as an “S Corporation” under Subchapter S of the Code, and on the Closing Date each Domestic Subsidiary of Holdings (other than any such Subsidiary that is an “Ineligible Corporation” under Section 1361(b)(2) of the Code) has qualified and elected to be treated as a “qualified subchapter S subsidiary”, in each case for U.S. federal income tax purposes and in accordance with all applicable Requirements of Law.

(b) Prior to the Closing Date, no Governmental Authority has disputed Holdings’ qualification as an “S Corporation” under Subchapter S of the Code, or the qualification of each Domestic

Subsidiary of Holdings (other than any such Subsidiary that is an “Ineligible Corporation” under Section 1361(b)(2) of the Code) as a “qualified subchapter S subsidiary”, in each case for U.S. federal income tax purposes.

5.24 Representations as to Foreign Obligations.

The UK Borrower and each other Designated Foreign Subsidiary Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Loan Party is subject to applicable civil and/or commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Loan Party, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b) The Applicable Foreign Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been or will be timely paid.

(c) As of the Closing Date, to the Loan Parties’ knowledge, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any Designated Foreign Subsidiary Borrower (as in existence on the Closing Date) is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Designated Foreign Subsidiary Borrower pursuant to the Applicable Foreign Loan Party Documents (assuming for this purpose that each Revolving Credit Lender’s applicable Lending Office is in the United States), except as has been disclosed to the Administrative Agent.

(d) As of the Closing Date (with respect to the UK Borrower) or the date of its designation as a Designated Foreign Subsidiary Borrower (in the case of each other Designated Foreign Subsidiary Borrower), the execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

ARTICLE VI

AFFIRMATIVE COVENANTS

Holdings and the U.S. Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the U.S. Borrower shall and shall cause each of its Subsidiaries to:

6.01 Financial Statements.

Furnish to the Administrative Agent (who shall then distribute such items to each Lender):

(a) as soon as available (but only if Holdings is no longer required to make such filing with the SEC), but in any event within the earlier of (i) 90 days after the end of each fiscal year of Holdings and (ii) five days after such related filing (if any) with the SEC is due, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLC or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available (but only if Holdings is no longer required to make such filing with the SEC), but in any event within the earlier of (i) 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and (ii) five days after such related filing with the SEC is due, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, and the financial statement under paragraph (a) and (b) above shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for the absence of footnotes in the quarterly statements and as approved by such accountants or officer, as the case may be, and disclosed therein). In regard to subsections (a) and (b) of this Section 6.01, the filing of Forms 10-Q and 10-K with the SEC shall constitute delivery for purposes thereof (and shall satisfy the information requirements of Section 6.01(a) or (b) above, as the case may be, and satisfy the time requirements thereof if filed within the time period required thereby); however, electronic copies of such reports must still be delivered to the Administrative Agent.

6.02 Certificates; Other Information.

Furnish to the Administrative Agent (who shall then distribute such items to each Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 6.01, (i) a certificate of a Responsible Officer of Holdings or the U.S. Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and, if applicable, for determining the Applicable Rate, and (iii) in the case of annual financial statements, (x) a listing of any Asset Sale or Permitted Acquisition consummated or entered into during the relevant fiscal year, (y) to the extent not previously disclosed to the Administrative Agent, a listing of any registered trademarks, patents and copyrights acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii) (or, in the case of the first such list so delivered, since the Closing Date) and (z) annual insurance certificate updates;

(b) as soon as available, and in any event no later than 60 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect at the time provided;

(c) in the event that the U.S. Borrower is no longer required to make periodic Form 10-Q and 10-K filings with the SEC, together with delivery of the respective financial statements pursuant to Section 6.01, within 45 days after the end of each of the first three fiscal quarters of the fiscal year of Holdings and within 90 days after the end of the last fiscal quarter of the fiscal year of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(d) no later than 10 Business Days prior to the effectiveness thereof (or, if such 10 Business Day prior notice is not reasonably possible, 5 Business Days or such shorter period as may be acceptable to the Administrative Agent), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Senior Unsecured Note Indenture, any Permitted Refinancing Debt Document, the ESOP Documentation or, to the extent relating to indemnity provisions, the Acquisition Documentation (including, without limitation, the Fox River Indemnity Arrangements);

(e) without duplication of materials required elsewhere in this Agreement, within five days after the same are sent, copies of all (i) compliance certificates and similar reports that Holdings or the U.S. Borrower sends to the holders of any class of its debt securities having an aggregate outstanding principal amount in excess of $10,000,000 and (ii) reports and registration statements (if any) which Holdings or the U.S. Borrower is required to file with the SEC;

(f) to the extent permitted by law, during January of each year a summary valuation analysis, prepared by an independent third party engaged by the trustee for the ESOP, with respect to the valuation of the common stock of Holdings owned by the ESOP as of a date at or near the end of the prior year, together with supporting commentary, such analysis and commentary to be in a form reasonably consistent with the analysis and commentary delivered to the Administrative Agent prior to the Closing Date; and

(g) promptly, such additional financial and other information as any Lender through the Administrative Agent may from time to time reasonably request.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the U.S. Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the U.S. Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The U.S. Borrower hereby agrees that so long as the U.S. Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 Payment of Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (x) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (y) would not have a Material Adverse Effect.

6.04 Maintenance of Existence; Compliance.

(a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.04 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.05 Maintenance of Property; Insurance.

(a) Keep all property (other than property that is the subject of a Recovery Event) useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies (as reasonably determined by the U.S. Borrower at the time the insurance is obtained) insurance on all its property in at least such amounts (after giving effect to any self-insurance compatible with the following standards) and against at least such risks (but including in any event general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.06 Inspection of Property; Books and Records; Discussions.

(a) Keep proper books of records and account in conformity with GAAP and all material Requirements of Law, (b) during the continuation of any Event of Default, provide, at the U.S. Borrower’s expense, such appraisals of the tangible and intangible property of the U.S. Borrower or its Subsidiaries and environmental audits and reports relating to the real property of the U.S. Borrower and its Subsidiaries, as the Administrative Agent may reasonably request, and (c) permit representatives of any Lender to visit and inspect (at their own expense; provided that, after an Event of Default, the Administrative Agent may inspect on behalf of all of the Lenders at the expense of the U.S. Borrower) any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that all such visits shall be arranged through the Administrative Agent which shall use reasonable efforts to coordinate such visits so as to minimize the total number thereof.

6.07 Notices.

Promptly give notice to the Administrative Agent, and each Lender upon any Responsible Officer becoming aware of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

(c) the following events, as soon as possible and in any event within 30 days after the U.S. Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, in each case, to the extent such event or proceeding (x) is expected to result in a material change in the ESOP or ERISA disclosures contained in Holdings’ next 10-Q or 10-K filing (as compared to the most recent 10-Q or 10-K filing), or (y) to the extent Holdings is no longer subject to the SEC filing requirements, is of comparable materiality;

(d) any material notice received by a Group Member related to the commencement of, or any material development in, any litigation or proceeding affecting any Group Member, in connection with any applicable Environmental Laws or Environmental Liability, to the extent such litigation or proceeding (i) is expected to result in a material change in the environmental liability disclosures in Holdings’ next 10-Q or 10-K filing, or (ii) to the extent Holdings is no longer subject to the SEC filing requirements, is of comparable materiality;

(e) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual

Obligation of any Group Member; (ii) any dispute, litigation, investigation, proceeding or suspension between any Group member and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Group Member (other than pursuant to Environmental Laws); and

(f) as required under the Guarantee and Collateral Agreement:

(i) notice upon the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created by the Guarantee and Collateral Agreement;

(ii) a copy of each material demand, notice or document received by it that challenges the validity or enforceability of more than five percent (5%) of the aggregate amount of the then outstanding Receivables (as defined in the Guarantee and Collateral Agreement);

(iii) notice if it knows that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding any Loan Party’s ownership of, or the validity of, any Intellectual Property or such Loan Party’s right to register the same or to own and maintain the same, in each case to the extent such Intellectual Property is material to the aggregate value of the Collateral; and

(iv) in the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the applicable Loan Party after it learns thereof, to the extent such Intellectual Property is material to the aggregate value of the Collateral.

Each notice pursuant to this Section 6.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the U.S. Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.08 Environmental Laws.

(a) Comply in all respects with, and ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to take such actions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to take such actions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (w) any property which would not have been subject to the Lien created by the Guarantee and Collateral Agreement or the UK Guarantee and Debenture, as applicable, as of the Closing Date had such property been owned as of the Closing Date (i.e., excluding (1) leasehold interests in real property and (2) fee interests in real property valued at less than $2,000,000 for insurance purposes), (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.03(f), (g), (p) and (r) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the applicable Foreign Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 7.03), including the filing of Uniform Commercial Code financing statements or the making of such other filings or recordings in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any Foreign Security Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having an insured value (including with respect to improvements thereof) of at least $2,000,000 acquired after the Closing Date by any Loan Party (other than (y) any such real property subject to a Lien expressly permitted by Section 7.03(f), (g), (p) and (r) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage or Foreign Security Agreement, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent), as well as a current ALTA survey thereof (or an existing survey (without update), together with an affidavit of no change, so long as Title Insurance Company shall agree to issue the mortgagee’s title insurance policy, excluding the standard survey exception, but including the survey dependent endorsements), together with a surveyor’s certificate or, in the case of real property located in any jurisdiction outside the United States, any similar documentation relevant to such jurisdiction and (y) to the extent obtainable using commercially reasonable efforts, any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) Subject to paragraph (e) below, with respect to any new wholly-owned Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or to the applicable Foreign Pledge Agreement, or such new Foreign Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause any such new wholly-owned Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (subject to Liens permitted by Section 7.03) with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such

Subsidiary, substantially in the form of Exhibit I, with appropriate insertions and attachments, (iv) cause any such new Foreign Subsidiary, promptly following any statutory waiting period (including, without limitation, any Whitewash Procedure or similar procedure under applicable law), (A) to execute and deliver to the Administrative Agent the Guarantee and Collateral Agreement or a Foreign Subsidiary Guarantee pursuant to which such Foreign Subsidiary shall guarantee the Obligations, (B) to execute and deliver to the Administrative Agent the Guarantee and Collateral Agreement or such Foreign Security Agreements as the Administrative Agent deems necessary or advisable to grant a Lien to the Administrative Agent, for the benefit of the Lenders, on all property of such Foreign Subsidiary to secure payment of the Obligations, (C) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Foreign Security Agreements delivered pursuant to the foregoing clause (B) (subject to Liens permitted by Section 7.03) with respect to such new Subsidiary, including such filings or other recordings in such jurisdictions as may be required by such Foreign Security Agreements or by law or as may be requested by the Administrative Agent, and (D) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit I, with appropriate insertions and attachments, with such modifications relevant to the jurisdiction of such Foreign Subsidiary, as may be requested by the Administrative Agent, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or to the applicable Foreign Pledge Agreement, or such new Foreign Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and at the request of the Administrative Agent, take such other action as may be reasonably necessary to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) Notwithstanding anything in this Section 6.09 to the contrary, no Subsidiary shall provide a guarantee of all or any portion of the U.S. Borrower’s obligations under the Senior Subordinated Notes, Senior Unsecured Notes or any Permitted Refinancing Debt Document unless, prior to or concurrently therewith, such Subsidiary complies with the requirements of Section 6.09(c) and, for such purpose, no such Subsidiary shall be or shall be deemed to be, an Excluded Foreign Subsidiary.

6.10 Further Assurances.

From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the U.S. Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the U.S. Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the U.S. Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

6.11 ERISA.

(a) In the case of Holdings, promptly contribute, loan or repay to the U.S. Borrower all cash received by it (including, without limitation, from the ESOP but excluding any cash received by it which is forthwith remitted to the ESOP pursuant to transactions which do not violate the provisions of this Agreement or used to pay amounts owing or payable by Holdings in connection with its activities which do not violate this Agreement) unless permitted to be retained by Holdings in accordance with Section 7.16.

(b) Take all actions necessary to preserve the existence of the ESOP and to maintain its tax-qualified status under Sections 401(a) and 501(a), or successor provisions, respectively, of the Code and the ESOP Component’s status as an employee stock ownership plan; and administer the ESOP in compliance in all material respects with the terms of the ESOP and the provisions of the Code and ERISA, as applicable to the ESOP, and make any remedial amendments required by the IRS within the time period allowed for the amendments.

6.12 Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any material Law or of any Loan Document; provided that no proceeds of Loans may be used to repay the Senior Unsecured Notes at final maturity unless (a) the amount of the proceeds so used, together with all amounts applied to prepay Indebtedness pursuant to Section 7.08(a)(C), does not exceed $50,000,000 in the aggregate or (b) after giving effect to any such payment, the Consolidated Senior Secured Leverage Ratio is less than 2.50 to 1.0 on a pro forma basis as if such repayment had been made on the last day of the most recent four quarter period of Holdings for which financial statements have been delivered pursuant to Section 6.01.

6.13 Designated Foreign Subsidiary Borrowers.

Cause each Designated Foreign Subsidiary Borrower to maintain required approvals and authorizations of the appropriate Governmental Authorities that are necessary to be a Borrower under the Revolving Credit Facility.

6.14 Post-Closing Actions.

Deliver to the Administrative Agent:

(a) within 60 days of the Closing Date (or such later date as agreed to by the Administrative Agent in writing), the control agreements with respect to Deposit Accounts (other than Permitted Unperfected Accounts (as defined in the Guarantee and Collateral Agreement)) and Securities Accounts, in each case as referred to in the Guarantee and Collateral Agreement (in each case, to the extent required by the Administrative Agent), duly executed by the appropriate parties;

(b) within 60 days of the Closing Date (or such later date as agreed to by the Administrative Agent in writing), any landlords’ and bailees’ waiver and consent agreements reasonably requested by the Administrative Agent (to the extent the same are obtainable using commercially reasonable efforts); and

(c) within 30 days of the Closing Date (or such later date as agreed to by the Administrative Agent in writing), to the extent not delivered on or prior to the Closing Date, such documents and certifications as the Administrative Agent may reasonably require to establish that each of the U.S. Borrower, Holdings, the UK Borrower and other Guarantors is in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

Holdings and the U.S. Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.01 Financial Condition.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
Any Fiscal Quarter ending after the Closing Date through the Fiscal Quarter ending on or about September 30, 2010	4.50 to 1.00
The Fiscal Quarter ending on or about December 31, 2010 and any Fiscal Quarter ending thereafter	4.00 to 1.00

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings to be less than 2.50 to 1.00.

(g) Consolidated Senior Secured Leverage Ratio. Unless the Senior Unsecured Notes shall have been fully repaid, redeemed and/or defeased prior to such date solely out of the proceeds of (i) related Permitted Refinancing Debt and (ii) funds that, together with all amounts applied to prepay Indebtedness pursuant to Section 7.08(a)(C), do not exceed $50,000,000 in the aggregate, permit the Consolidated Senior Secured Leverage Ratio as at March 31, 2011 to exceed 2.50 to 1.00.

7.02 Indebtedness.

Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (i) of Holdings or the U.S. Borrower to any of their respective Subsidiaries, (ii) of the U.S. Borrower or any Subsidiary that is a Guarantor to Holdings or the U.S. Borrower or any other Subsidiary, (iii) of any Foreign Subsidiary to any Foreign Subsidiary, (iv) subject to Section 7.07(f), of any Foreign Subsidiary to the U.S. Borrower or any Subsidiary that is a Guarantor and (v) resulting from ESOP related loans and advances permitted by Section 7.07(g); provided, in each case, that any such Indebtedness described in the foregoing clauses (i) through (iv) incurred by a Loan Party to a Group Member that is not a Loan Party is expressly subordinated to the prior payment in full in cash of the Obligations;

(c) Guarantee Obligations incurred in the ordinary course of business by the U.S. Borrower or any of its Subsidiaries of obligations of the U.S. Borrower, any Subsidiary that is a Guarantor and, subject to Section 7.07(f), of any Foreign Subsidiary;

(d) Permitted Existing Debt (excluding such Indebtedness referenced in clauses (f), (g) and (h) in this section) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.03(g) in an aggregate principal amount not to exceed the greater of $25,000,000 and 3.0% of Consolidated Tangible Assets (measured as of the most recent quarter for which a Compliance Certificate has been delivered pursuant to Section 6.02(a)) at any one time outstanding;

(f)(i) Indebtedness of the U.S. Borrower in respect of the Senior Subordinated Notes, together with any Permitted Refinancing Debt in connection therewith, in an aggregate principal amount not to exceed $150,000,000 and (ii) Guarantee Obligations of Holdings and any Subsidiary that is a Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the U.S. Borrower in respect of the Senior Subordinated Notes or the applicable Permitted Refinancing Debt, as the case may be;

(g)(i) Indebtedness of the U.S. Borrower in respect of the Senior Unsecured Notes, together with any Permitted Refinancing Debt in connection therewith, in an aggregate principal amount not to exceed $185,000,000 and (ii) Guarantee Obligations of Holdings and any Subsidiary that is a Guarantor in respect of such Indebtedness;

(h) Indebtedness of the U.S. Borrower in respect of the Existing Senior Subordinated Notes, together with any Permitted Refinancing Debt in connection therewith, in an aggregate principal amount not to exceed $7,000,000 and (ii) Guarantee Obligations of Holdings and any Subsidiary that is a Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the U.S. Borrower in respect of the Existing Senior Subordinated Notes or the applicable Permitted Refinancing Debt, as the case may be;

(i) Hedge Agreements (a) in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes, (b) in respect of foreign currency exposure of any Group Member or in respect of energy, raw materials and/or commodities, so long as, in each case, such agreements are entered into in the ordinary course of business and not for speculative purposes and (c) Guarantee Obligations of Holdings and any other Loan Party in respect of such Indebtedness;

(j) Indebtedness under the AWA Environmental Indemnity Agreement; provided that such Indebtedness is recourse only to the property described in Section 7.03(i);

(k) Guarantee Obligations of the U.S. Borrower with respect to obligations of Holdings pursuant to the AWA Environmental Indemnity Agreement;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

(m) Indebtedness of the U.S. Borrower or any of its Subsidiaries in respect of performance bonds and surety bonds incurred in the ordinary course of business;

(n) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the U.S. Borrower permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(o) Existing Letters of Credit but not including any refinancings, refundings, renewals or extensions thereof;

(p) unsecured Indebtedness of the UK Borrower not to exceed UK£10,000,000 at any one time outstanding and unsecured Guarantee Obligations of Holdings in respect of such Indebtedness;

(q) additional Indebtedness of the U.S. Borrower or any of its Subsidiaries in an aggregate principal amount (for the U.S. Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding;

(r) Indebtedness of one or more Loan Parties incurred in connection with the Ohio Department of Development financing for the U.S. Borrower’s finishing area project investment and additional related investments at West Carrolton, Ohio plant, and any subsequent refinancings thereof; provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (r) shall not exceed $12,500,000; and

(s) Indebtedness of the U.S. Borrower or any Loan Party in respect of Cash Management Agreements entered into in the ordinary course of business and Guarantee Obligations of Holdings and any Loan Party in respect of such Indebtedness.

7.03 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes or assessments not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.03, securing Indebtedness permitted by Section 7.02(d); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the U.S. Borrower or any other Subsidiary incurred pursuant to Section 7.02(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created simultaneously with, or within 120 days after, the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h) Liens created pursuant to the Security Documents;

(i) Liens on rights to “Recovery” in favor of AWA pursuant to and as defined in the AWA Environmental Indemnity Agreement and the API Environmental Indemnity Agreement;

(j) any interest or title of a lessor under any lease entered into by the U.S. Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k) Liens arising from judgments, decrees or attachments except to the extent that they give rise to an Event of Default;

(l) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

(m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Lien covers only the goods being imported;

(n) Liens on the assets of a Foreign Subsidiary which is not a Guarantor securing Indebtedness incurred by such Foreign Subsidiary pursuant to Section 7.02(q);

(o) Liens existing on any asset prior to the acquisition thereof by the U.S. Borrower or any Subsidiary or on any asset of any Person that becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Subsidiary and (ii) such Lien shall not apply to any other assets;

(p) Liens securing Indebtedness permitted to be incurred pursuant to Section 7.02(r), which Liens shall extend only to the equipment and other related personal property which is being financed by such Indebtedness;

(q) Liens not otherwise permitted by this Section so long as (i) the aggregate outstanding principal amount of the obligations secured thereby does not exceed $25,000,000 at any one time outstanding and (ii) the aggregate fair market value (as reasonably determined by the U.S. Borrower as of the date the respective Lien is incurred) of the assets subject thereto does not exceed (as to the U.S. Borrower and all Subsidiaries) $32,500,000 at any one time; and

(r) all exceptions to the title polices delivered pursuant to Section 4.01(a)(iv) or Section 6.09(b).

7.04 Fundamental Changes.

Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a) any Subsidiary of the U.S. Borrower may be merged, consolidated or amalgamated with or into the U.S. Borrower (provided that the U.S. Borrower shall be the continuing or surviving corporation) or with or into any Guarantor (provided that a Guarantor shall be the continuing or surviving corporation) or, subject to Section 7.07(f), with or into any Foreign Subsidiary that is not a Guarantor;

(b) any Subsidiary of the U.S. Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or any Guarantor or, subject to Section 7.07(f), any Foreign Subsidiary that is not a Guarantor;

(c) subject to Section 6.09, the U.S. Borrower or any Subsidiary may merge with any other Person to effect a Permitted Acquisition, provided that, in the case of a merger involving the U.S. Borrower, the U.S. Borrower is the surviving entity of such merger; and

(d) any Subsidiary that is not a Guarantor may merge with or into any other Subsidiary that is not a Guarantor.

7.05 Disposition of Property.

Voluntarily dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property or other assets no longer used or useful (as reasonably determined by the U.S. Borrower and giving effect to its business plans) in the business of the U.S. Borrower and its Subsidiaries in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Sections 7.04, 7.06 and 7.07;

(d) the sale or issuance of any Subsidiary’s Capital Stock to the U.S. Borrower or any Guarantor;

(e) the Disposition of other property having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the U.S. Borrower; provided that the Net Cash Proceeds of any Disposition constituting an Asset Sale shall be subject to the mandatory prepayment provisions of Section 2.05(b); and

(f) the sale of Foreign Subsidiaries or the assets of Foreign Subsidiaries; provided that the Net Cash Proceeds of any Disposition constituting an Asset Sale shall be subject to the mandatory prepayment provisions of Section 2.05(b).

7.06 Restricted Payments.

Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the U.S. Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the U.S. Borrower, any Subsidiary that is a Guarantor, and to and any other Persons that directly own a Capital Stock in such Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

(b) so long as no Event of Default has occurred and is continuing under Section 8.01(a) or Section 8.01(f) or would result therefrom, Subsidiaries of Holdings may make Restricted Payments to permit Holdings (and Holdings shall be permitted) (i) to make Restricted Payments to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP to the extent representing hardship (with “hardship” being determined in accordance with the Code and the ESOP Documentation) distributions to the participants in the ESOP in accordance with the Code and the ESOP Documentation; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (b)(i) shall not exceed $2,000,000 in any fiscal year of Holdings; (ii) to make Restricted Payments to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP upon (x) the election of such participants to diversify a portion of the common stock held in the account eligible for diversification under section 401(a)(28) of the Code (or any relevant successor provision) and/or (y) the death, disability, resignation, dismissal or permanent layoff of such participants and/or (z) pursuant to a qualified domestic relation order under Section 414(p) of the Code, so long as the aggregate amount of the Restricted Payments then being made pursuant to this clause (b)(ii), when aggregated with all other such Restricted Payments made pursuant to this clause (b)(ii) during the same fiscal quarter and during the three immediately preceding fiscal quarters, would not exceed $45,000,000; and (iii) to the extent such Restricted Payments would be permitted under Section 4.07(a) of each of the Senior Subordinated Note Indenture and the Senior Unsecured Note Indenture as in effect on the date hereof (taking into account any Investments made pursuant to Section 7.07(l)), to make other Restricted Payments to, or in connection with, the ESOP or the ESOP Documentation.

(c) Subsidiaries of Holdings may pay dividends to permit Holdings or any of its Subsidiaries to (i) pay corporate overhead expenses incurred in the ordinary course of business and (ii) pay any taxes that are due and payable by Holdings and or any of its Subsidiaries as part of a consolidated group;

(d) Holdings, the U.S. Borrower and its Subsidiaries may make other Restricted Payments (without duplication of amounts on-dividended) not to exceed (i) $5,000,000 in the aggregate during any fiscal year of the U.S. Borrower and (ii) $20,000,000 in the aggregate over the term of this Agreement;

(e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower or Holdings may make Restricted Payments to repurchase common stock issued to the ESOP in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the U.S. Borrower) of, Capital Stock of the U.S. Borrower or Holdings (other than Disqualified Capital Stock) or from the substantially concurrent contribution of common equity capital to the U.S. Borrower or Holdings; and

(f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may make distributions to permit Holdings to repay intercompany loans so long as the amount of any such distribution is simultaneously netted against amounts owing to the U.S. Borrower under such loans and no cash is paid as a result of any such distribution.

7.07 Investments.

Make Investments except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Indebtedness and Guarantee Obligations permitted by Section 7.02;

(d)(i) loans and advances to employees of any Group Member of the U.S. Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding and (ii) additional loans or advances to newly-hired employees of any Group Member of the U.S. Borrower in the ordinary course of business for the purpose of paying relocation expenses of such employees in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(e) intercompany Investments by any Group Member in Holdings, the U.S. Borrower or any Subsidiary of the U.S. Borrower that, prior to such Investment, is a Guarantor;

(f) Investments by the U.S. Borrower or any of its Subsidiaries in any Person, that, prior to such Investment, is not a Guarantor in an aggregate amount (valued at cost net of returns on such Investments actually received in cash by the Loan Parties) not to exceed the greater of $75,000,000 or 10% of Consolidated Tangible Assets (measured as of the most recent quarter and for which a Compliance Certificate has been delivered pursuant to Section 6.02(a)) outstanding at any one time;

(g) so long as (x) no Event of Default has occurred and is continuing under Section 8.01(a) or Section 8.01(f) or would result therefrom and (y) such Investment would be permitted under Section 7.06 if it were deemed a “Restricted Payment” (until repaid), short-term loans and advances (to be repaid in no more than 180 days) by (i) the U.S. Borrower to Holdings to permit Holdings (and Holdings shall be permitted) (A) to satisfy its obligation to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP upon the death, disability or termination of employment of such participants or upon the exercise by any such participant of his or her diversification rights under the ESOP Documentation, (B) to make loans to the ESOP to permit the ESOP to make loans to participants in the ESOP in accordance with the ESOP Documentation and (C) to provide funds to the ESOP to permit the ESOP to fund hardship distributions to participants in the ESOP in accordance with the ESOP Documentation and (ii) Holdings, the U.S. Borrower or any Subsidiary to the ESOP to permit the ESOP (and the ESOP shall be permitted) to satisfy its or Holdings’ obligations to repurchase common stock pursuant to the ESOP Documentation;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(i) non-cash consideration issued to the U.S. Borrower or any of its Subsidiaries by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 7.05 in an aggregate amount not to exceed, in connection with all Asset Sales theretofore effected after the Closing Date, 20% of the aggregate fair market value of the property subject to such Asset Sales;

(j) Guarantee Obligations of customary indemnities and insurance for directors and officers of any Group Member;

(k) the U.S. Borrower and any Subsidiary that is a Guarantor may make Permitted Acquisitions; provided that (i) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary, (ii) any Subsidiary created or acquired in connection therewith shall become a Guarantor if, and to the extent, required by Section 6.09, and the requirements of Section 6.09 shall be satisfied prior to or concurrently with (except to the extent otherwise permitted therein) the consummation of such Permitted Acquisition, (iii) no Permitted Acquisition shall be consummated unless, after giving effect to such Permitted Acquisition, the U.S. Borrower and its Subsidiaries would be in pro forma compliance with the covenants set forth in Section 7.01 as if such Permitted Acquisition had occurred (and the related Indebtedness incurred or assumed in connection therewith had been incurred) on the first day of the most recent four consecutive fiscal quarters of the U.S. Borrower for which financial statements have been delivered pursuant to Section 6.01 (in the case of any Permitted Acquisition with assets valued at greater than $5,000,000, as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail at least 5 Business Days prior to the consummation of such Permitted Acquisition); provided that for the purposes of determining such compliance each ratio in Section 7.01(a) shall be deemed to be 0.25 lower than the then applicable ratio in such paragraph for any Permitted Acquisition involving consideration greater than or equal to $5,000,000, (iv) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such Permitted Acquisition, (v) each such Permitted Acquisition shall be approved by the board of directors or analogous governing body of the Person to be acquired, (vi) the purchase price (including any assumed Indebtedness) for all such Permitted Acquisitions shall not exceed $250,000,000 in the aggregate or $125,000,000 in any one or a series of related transactions and (vii) the business unit or Person that is the subject of such Permitted Acquisition shall be in the same, similar, related or complementary line of business as the U.S. Borrower and its Subsidiaries; and

(l) additional Investments to the extent such Investment, together with all Restricted Payments made pursuant to Section 7.06(b)(iii), would be permitted under Section 4.07(a) of each of the Senior Subordinated Note Indenture and the Senior Unsecured Note Indenture as in effect on the date hereof.

7.08 Prepayments and Modifications of Certain Debt Instruments.

(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Unsecured Notes, Senior Subordinated Notes, the Existing Senior Subordinated Notes, any Permitted Refinancing Debt or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the U.S. Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Unsecured Notes, the Senior Subordinated Notes or the Existing Senior Subordinated Notes (other than (A) the refinancing of any Existing Senior Subordinated Notes, Senior Subordinated Notes or Senior Unsecured Notes with applicable Permitted Refinancing Debt, (B) the repurchase, redemption or defeasance of the Senior Unsecured Notes so long as the Consolidated Senior Secured Leverage Ratio after giving effect thereto is less than 2.50 to 1.0 on a pro forma basis as if such repurchase, redemption or defeasance had been made on the last day of the most recent four quarter period of Holdings for which financial statements have been delivered pursuant to Section 6.01 and (C) in addition to subsection (B) above, the repurchase or repayment of up to $50,000,000 in aggregate principal amount of the Existing Senior Subordinated Notes, Senior Subordinated Notes, Senior Unsecured Notes and/or any Permitted Refinancing Debt; provided that before and after giving effect to such repurchase, no Default or Event of Default shall have occurred or be continuing), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Notes, the Senior Subordinated Notes, the Existing Senior Subordinated Notes or any Permitted Refinancing Debt (other than any such amendment, modification, waiver or other change that is not materially adverse to the Lenders and that, in any event, would not result in such Indebtedness being unable to qualify as Permitted Refinancing Indebtedness if it were newly issued) or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Debt” (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture or any applicable Permitted Refinancing Debt Document.

7.09 Transactions with Affiliates.

Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the U.S. Borrower, any other Guarantor or any Wholly Owned Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the following shall in any event be permitted: (i) the arrangements contemplated by the Fox River Indemnity Arrangements; (ii) customary fees paid to non-officer directors of Holdings and its Subsidiaries; (iii) employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements entered into by Holdings and its Subsidiaries with officers and directors of Holdings and its Subsidiaries in the ordinary course of business, in each case to the extent that such transactions are otherwise permitted by this Agreement; (iv) transactions with the ESOP and pursuant to the ESOP Documentation and the terms hereof, (v) transactions permitted pursuant to Section 7.04, 7.06 and 7.07 and (vi) transactions among Holdings and its Subsidiaries to the extent otherwise permitted under this Agreement.

7.10 Changes in Fiscal Periods.

Permit the fiscal year of Holdings to be other than the 52-week or 53-week period ending the Saturday nearest December 31 or change Holdings’ method of determining fiscal quarters.

7.11 Negative Pledge Clauses.

Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than restrictions existing under or by reason of (a) applicable law, (b) this Agreement and the other Loan Documents, (c) the Senior Unsecured Note Indenture, (d) the Senior Subordinated Note Indenture, (e) any Permitted Refinancing Debt Document, (f) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or a Subsidiary of Holdings, (g) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business and (h) any agreements governing any Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens).

7.12 Clauses Restricting Subsidiary Distributions.

Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the U.S. Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the U.S. Borrower or any other Subsidiary of the U.S. Borrower, (b) make loans or advances to, or other Investments in, the U.S. Borrower or any other Subsidiary of the U.S. Borrower or (c) transfer any of its assets to the U.S. Borrower or any other Subsidiary of the U.S. Borrower, except for such encumbrances or restrictions existing under or by reason of (i) this Agreement or the other Loan Documents, (ii) applicable law, (iii) the Senior Unsecured Note Indenture, (iv) the Senior Subordinated Note Indenture, (v) any Permitted Refinancing Debt Document, (vi) the debt agreements in connection with Indebtedness permitted under Section 7.02, (vii) any agreements governing any Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens) and (viii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

7.13 Lines of Business.

Enter into any business, either directly or through any Subsidiary, except for those businesses in which the U.S. Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related or complementary thereto.

7.14 Material Agreements.

(a) Amend, supplement or otherwise modify, or permit the amendment, supplement or modification of, (pursuant to a waiver, endorsement or otherwise) the terms and conditions of (i) the Fox River Indemnity Arrangements without the consent of the Required Lenders (other than to the extent necessary to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not adverse to the Lenders in any material respect) or (ii) the other indemnities and licenses furnished to Holdings or any of its Subsidiaries pursuant to the Acquisition Documentation (other than the Fox River Indemnity Arrangements) such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto, (b) deliver, or vote any of Capital Stock owned by it in favor of the delivery of, any election of “Reduced Cumulative Limits” (under and as defined in the AIG Credit Support) except with the consent of the Administrative Agent or (c) assign any of its rights under the Fox River Indemnity Arrangements without the consent of the Required Lenders.

7.15 S Corporation Status.

Take, or fail to take, any action that would terminate, or could reasonably be expected to lead to the termination of, Holdings’ qualification as an “S Corporation” under Subchapter S of the Code, or the qualification of each Domestic Subsidiary of Holdings (other than any such Subsidiary that is an “Ineligible Corporation” under Section 1361(b)(2) of the Code or, with respect to any Subsidiary created or acquired after the Closing Date, that, if such Subsidiary were a Foreign Subsidiary, would be an Excluded Foreign Subsidiary under clause (b) of the definition of Excluded Foreign Subsidiary) as a “qualified subchapter S subsidiary”, in each case for U.S. federal income tax purposes.

7.16 Holding Company Status.

In the case of Holdings, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to (x) its direct or indirect ownership of the Capital Stock of the U.S. Borrower, (y) its ownership by the ESOP and transactions related to the ESOP and pursuant to the ESOP Documentation or (z) to the exercise of its rights and remedies under the Acquisition Documentation, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) obligations arising by operation of the ESOP Documentation, (ii) nonconsensual obligations imposed by operation of law, (iii) pursuant to the Loan Documents to which it is a party, (iv) Indebtedness permitted under clauses (b), (f), (g), (h), (i), (j) or (l) of Section 7.02, and (v) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made to Holdings in accordance with Section 7.06 or loans or advances to or by Holdings in accordance with Section 7.07 pending any required application in the manner contemplated by said Sections) and cash equivalents) other than the direct ownership of shares of Capital Stock of the U.S. Borrower, as the case may be.

7.17 PDC Capital Corporation.

In the case of PDC Capital Corporation, conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business, or operations other than those incidental to its obligations under the Bermuda Company Agreements.

7.18 ESOP Amendments.

Amend or terminate the ESOP without the prior written consent of the Administrative Agent, not to be unreasonably withheld, except that the U.S. Borrower or Holdings may amend the ESOP (a) to the extent required by the Internal Revenue Service in order to obtain a favorable determination letter with respect to the ESOP, (b) to comply with changes in the law, (c) to incorporate administrative and non-economic changes and (d) to incorporate other changes so long as, with respect to this clause (d), the U.S. Borrower in good faith determines that such changes could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. If any of the following events shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan

Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of (A) any agreement contained in clause (i) of Section 6.04(a) (with respect to Holdings and the U.S. Borrower only), Section 6.07(a) or Section 7 of this Agreement or (B) any agreement contained in Sections 6.01(a) and (b) and, with respect to a default referenced in this clause (B), such default shall continue unremedied for a period of 10 days; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice to the U.S. Borrower from the Administrative Agent or any Lender and (ii) delivery by a Loan Party of a default notice pursuant to Section 6.07(a); or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (excluding (x) a change of control event, which is covered separately under Section 8.01(k) and (y) an asset sale or similar event in the ordinary course of business that requires Indebtedness to become due prior to their stated maturity, but in the case of this clause (y) only to the extent the amount becoming due is actually repaid), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless the same occurs with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f)(i) any Loan Party shall commence any case, proceeding or other action (A) under any Debtor Relief Law or under any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)(i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the U.S. Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the U.S. Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage or not fully covered by the AIG Credit Support) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect (except in accordance with the terms thereof), or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents covering Collateral having a fair market or book value in excess of $1,000,000 shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 12 or Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (except if such release is in accordance with the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(k)(i) the ESOP shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the ESOP Trust shall cease to own of record and beneficially 100% of the outstanding Capital Stock of Holdings; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the U.S. Borrower, free and clear of all consensual Liens (except Liens created by the Guarantee and Collateral Agreement); (iv) the board of directors of either Holdings or the U.S. Borrower shall cease to include two independent directors; or (v) a Specified Change of Control shall occur; or

(l) the Senior Subordinated Notes or the guarantees thereof, the Existing Senior Subordinated Notes or the guarantees thereof or any related Permitted Refinancing Debt or the guarantees thereof, so long as such Indebtedness is outstanding, shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiaries party thereto under the Guarantee and Collateral Agreement or any Foreign Subsidiary Guarantee, as the case may be, as provided in the Senior Subordinated Note Indenture, the indenture relating to the Existing Senior Subordinated Notes or any related Permitted Refinancing Debt Document, as the case may, or any Loan Party, any Affiliate of any Loan Party, the trustee or agent in respect of the Senior Subordinated Notes, the Existing Senior Subordinated Notes or any related Permitted Refinancing Debt Document, or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes, the Existing Senior Subordinated Notes or any related Permitted Refinancing Debt, as the case may be, shall so assert; or

(m)(i) AWA shall default in the observance or performance of any agreement contained in the AWA Environmental Indemnity Agreement (after giving effect to any credit support provided with respect to such default pursuant to the AIG Credit Support), where such default could reasonably be expected to have a Material Adverse Effect, (ii) any of the Fox River Indemnity Arrangements shall be terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm its obligations under any of the Fox River Indemnity Arrangements or the Lien created by the Bermuda Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby, (iii) any party (other than a Group Member) shall otherwise default in the observance or performance of any material agreement contained in the Acquisition Documentation after giving effect to any applicable cure period, where such default could reasonably be expected to have a Material Adverse Effect, (iv) any party shall default in the observance or performance of any agreement contained in the Bermuda Company Agreements, where such default could reasonably be expected to have a Material Adverse Effect, or (v) NCR Corp. shall default in the observance or performance of any agreement contained in the NCR Agreements, where such default could reasonably be expected to have a Material Adverse Effect, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the U.S. Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the U.S. Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the U.S. Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the U.S. Borrower shall at such time Cash Collateralize the L/C Obligations in accordance with the other provisions of this Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the U.S. Borrower.

8.02 Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in clause (A) at the end of Section

8.01), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings, the Bilateral Facility and other Obligations, ratably among the Lenders, the Bilateral Facility Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under the Bilateral Facility, Secured Hedge Agreements (calculated in accordance with the applicable Hedge Termination Value) and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Bilateral Facility Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the U.S. Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the U.S. Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the U.S. Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the U.S. Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the U.S. Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the U.S. Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S. Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) if approved, authorized or ratified in writing in accordance with Section 11.01, or (iv) by a Guarantor that is released pursuant to clause (b) below;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(f), (g), (n), (o), (p) or (r).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the U.S. Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty. (a) The U.S. Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, and to each Bilateral Facility Lender, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Designated Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Designated Foreign Subsidiary Borrower Obligations.

(b) The U.S. Borrower further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Bilateral Facility Lender, or obtaining advice of counsel in respect of, or by the Administrative Agent or any Bilateral Facility Lender in enforcing any rights with respect to, or collecting, any or all of the Designated Foreign Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the U.S. Borrower under this Guaranty. This Guaranty shall remain in full force and effect until the Designated Foreign Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Designated Foreign Subsidiary Borrowers may be free from any Designated Foreign Subsidiary Borrower Obligations.

(c) No payment or payments made by the Designated Foreign Subsidiary Borrowers or any other Person or received or collected by the Administrative Agent, any Lender or any Bilateral Facility Lender from the Designated Foreign Subsidiary Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Designated Foreign Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the U.S. Borrower hereunder which shall, notwithstanding any such payment or payments (other than payments made by the U.S. Borrower in respect of the Designated Foreign Subsidiary Borrower Obligations or payments received or collected from the U.S. Borrower in respect of the Designated Foreign Subsidiary Borrower Obligations), remain liable for the Designated Foreign Subsidiary Borrower Obligations until the Designated Foreign Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

(d) The U.S. Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent, any Lender or any Bilateral Facility Lender on account of its liability hereunder, it will notify the Administrative Agent, such Lender or such Bilateral Facility Lender in writing that such payment is made under this Guaranty for such purpose.

10.02 No Subrogation.

Notwithstanding any payment or payments made by the U.S. Borrower hereunder, or any set-off or application of funds of the U.S. Borrower by the Administrative Agent or any Lender, the U.S. Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Designated Foreign Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Designated Foreign Subsidiary Borrower Obligations, nor shall the U.S. Borrower seek or be entitled to seek any contribution or reimbursement from the Designated Foreign Subsidiary Borrowers in respect of payments made by the U.S. Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Designated Foreign Subsidiary Borrowers on account of the Designated Foreign Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the U.S. Borrower on account of such subrogation rights at any time when all of the Designated Foreign Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the U.S. Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the U.S. Borrower, and shall, forthwith upon receipt by the U.S. Borrower, be turned over to the Administrative Agent in the exact form received by the U.S. Borrower (duly indorsed by the U.S. Borrower to the Administrative Agent, if required), to be applied against the Designated Foreign Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

10.03 Amendments, etc. with respect to the Designated Foreign Subsidiary Borrower Obligations; Waiver of Rights.

The U.S. Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the U.S. Borrower, and without notice to or further assent by the U.S. Borrower, any demand for payment of any of the Designated Foreign Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Designated Foreign Subsidiary Borrower Obligations continued, and the Designated Foreign Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Designated Foreign Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Designated Foreign Subsidiary Borrower Obligations or for the guarantee under this Section 10 or any property subject thereto. When making any demand hereunder against the U.S. Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Designated Foreign Subsidiary Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Designated Foreign Subsidiary Borrower or any release of any Designated Foreign Subsidiary Borrower shall not relieve the U.S. Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the U.S. Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10.04 Guaranty Absolute and Unconditional. The U.S. Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Designated Foreign Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guaranty or acceptance of the guarantee under this Section 10; the Designated Foreign Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee under this Section 10; and all dealings between the Designated Foreign Subsidiary Borrowers or the U.S. Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee under this Section 10. The U.S. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Designated Foreign Subsidiary Borrowers or the U.S. Borrower with respect to the Designated Foreign Subsidiary Borrower Obligations. The guarantee under this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, or any other Loan Document, any of the Designated Foreign Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Designated Foreign Subsidiary Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Designated Foreign Subsidiary Borrowers or the U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Designated Foreign Subsidiary Borrowers for the Designated Foreign Subsidiary Borrower Obligations, or of the U.S. Borrower under the guarantee under this Section 10, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the U.S. Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Designated Foreign Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Designated Foreign Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Designated Foreign Subsidiary Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Designated Foreign Subsidiary Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the U.S. Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the U.S. Borrower. The guarantee under this Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the U.S. Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Designated Foreign Subsidiary Borrower Obligations and the obligations of the U.S. Borrower under the guarantee under this Section 10 shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Designated Foreign Subsidiary Borrowers may be free from any Designated Foreign Subsidiary Borrower Obligations.

10.05 Reinstatement. The guarantee under this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Designated Foreign Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Designated Foreign Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Designated Foreign Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

ARTICLE XI

MISCELLANENOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the U.S. Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension after the Closing Date without the written consent of the Required Revolving Lenders;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender; provided, however, that only the consent of the Required Lenders shall be necessary to waive any mandatory prepayment pursuant to Section 2.05(b);

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the interest rate specified in Section 2.08(b) or to waive any obligation of the U.S. Borrower to pay interest or Letter of Credit Fees at the interest rate specified in Section 2.08(b);

(f) change (i) Section 8.02 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term B Facility, the Required Term B Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term B Lenders” without the written consent of each Lender under the applicable Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j) amend Section 1.10 or the definition of “Alternative Currency” without the consent of each Revolving Credit Lender directly affected thereby;

(k) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term B Facility, the Required Term B Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter, any Secured Hedge Agreement, any Secured Cash Management Agreement and any Bilateral Facility Documents may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the U.S. Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the U.S. Borrower to be made pursuant to this paragraph).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the U.S. Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents (including mandatory prepayments) with the Term B Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the U.S. Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the U.S. Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE U.S. BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the U.S. Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the U.S. Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the U.S. Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the U.S. Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the U.S. Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the U.S. Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The U.S. Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the U.S. Borrower except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Administrative Agent, the L/C Issuer or the Lenders. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The U.S. Borrower shall pay (i) all reasonable, invoiced out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, invoiced out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the L/C Issuer and, during the existence of an Event of Default, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the U.S. Borrower. The U.S. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related

Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the U.S. Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the U.S. Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the U.S. Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the U.S. Borrower or any other Loan Party or any of the U.S. Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties or (y) is solely amongst Indemnitees and/or their Related Parties and does not involve an act or omission by the U.S. Borrower or any other Loan Party or (z) result from a claim brought by the U.S. Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the U.S. Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the U.S. Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the U.S. Borrower nor Holdings shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the U.S. Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the U.S. Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under Section 8.01(a) nor any other Event of Default has occurred and has been continuing for more than 10 days, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing under Section 8.01(a) or Section 8.01(f), (2) any other Event of Default has occurred and has been continuing for more than 10 days at the time of such assignment, (3) in the case of a Revolving Credit Commitment, such assignment is to a Revolving Credit Lender or Affiliate of such a Lender or (4) in the case of a Term B Loan, such assignment is to an existing Lender, an affiliate of an existing Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term B Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term B Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to U.S. Borrower. No such assignment shall be made to the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the U.S. Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). Notwithstanding the foregoing, as of the time of any assignment, no assignee shall be entitled to greater increased costs or indemnities under Sections 3.01 or 3.04 than the assignor Lender.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the U.S. Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the U.S. Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the U.S. Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the U.S. Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the U.S. Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant (expressly including the ability to receive payments under Section 3.01 and 3.04 independent of the applicable Lender) is made with the U.S. Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Resignation as Administrative Agent. Notwithstanding anything to the contrary contained herein, if at any time Bank of America resigns as Administrative Agent, Bank of America may, (i) upon 30 days’ notice to the U.S. Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the U.S. Borrower, resign as Swing Line Lender and the U.S. Borrower may, (i) upon 30 days’ notice to Bank of America remove Bank of America as L/C Issuer and/or (ii) upon 30 days’ notice to Bank of America, remove Bank of America as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the U.S. Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who reasonably need to know same (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(b) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the U.S. Borrower and its obligations, (g) with the consent of the U.S. Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the U.S. Borrower or any of their Subsidiaries or Related Parties.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the U.S. Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default has occurred and is continuing under Section 8.01(a) or Section 8.01(f), each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the U.S. Borrower or any other Loan Party against any and all of the obligations of the U.S. Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the U.S. Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the U.S. Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the U.S. Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the U.S. Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders or (iv) any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the U.S. Borrower the right to replace a Lender as a party hereto, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the U.S. Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the U.S. Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

(e) in the case of any such assignment resulting from a Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable amendment, modification and/or waiver of this Agreement that the U.S. Borrower has requested shall become effective upon giving effect to such assignment (and any related assignments required to be effected in connection therewith in accordance with this Section 11.13).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the U.S. Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE U.S. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE U.S. BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE U.S. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED

TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the U.S. Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between the U.S. Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers on the other hand, (B) each of the U.S. Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the U.S. Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the U.S. Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Joint Lead Arrangers has any obligation to the U.S. Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the U.S. Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor any of the Joint Lead Arrangers has any obligation to disclose any of such interests to the U.S. Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the U.S. Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency to the Loan Parties or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party agrees to provide any such information as reasonably requested by a Lender in order to comply with the Act.

11.18 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S. BORROWER:	APPLETON PAPERS INC.

By:
Name:
Title:

UK BORROWER:	BEMROSEBOOTH LIMITED

By:
Name:
Title:

HOLDINGS:	PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

[OTHER LENDERS], as a Lender

By:
Name:
Title:

Schedule 1.01(a)

EXISTING LETTERS OF CREDIT

As of June 5, 2007

Issuing Bank	Credit #	Beneficiary	Amount
Securing Insurance Policy
LaSalle Bank	S570586	Kemper Insurance	$884,000
LaSalle Bank	S570613	Zurich North American	$2,200,000
LaSalle Bank	S570614	Home Indemnity	$240,340
Securing Landfill at Spring Mill
LaSalle Bank	S570756	Pennsylvania EPA	$559,366
Securing Industrial Development Bond Issues
LaSalle Bank	S570831	IRB	$6,216,987
LaSalle Bank	S570832	IRB	$2,745,836

TOTAL			$12,846,529

Schedule 1.01(b)

MANDATORY COST RATE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the U.S. Borrower or any Lender, deliver to the U.S. Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in British Pounds Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than British Pounds Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b)) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the U.S. Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the U.S. Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the U.S. Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1.01(c)

MORTGAGED PROPERTIES

	Owner	Address of Property	Parcel/Map Number
1.	Appleton Papers Inc.	825 E. Wisconsin Avenue, Appleton, Wisconsin	31-1-1179-00-0
2.	Appleton Papers Inc.	1100 N. Lawe Street, Appleton, Wisconsin	31-1-0013-00-0
3.	Appleton Papers Inc.	N. Lawe Street Parking Lot, Appleton, Wisconsin	31-1-0016-00-0
4.	Appleton Papers Inc.	Hancock Street Parking Lot	31-1-1134-00-0
5.	Appleton Papers Inc.	600 East Hancock Street, Appleton Wisconsin	31-1-0241-00-0
6.	Appleton Papers Inc.	702 E. Hancock Street, Appleton Wisconsin	31-1-1139-00-0
7.	Appleton Papers Inc.	714 E. Hancock Street, Appleton, Wisconsin	31-1-1139-00-0
8.	Appleton Papers Inc.	N. Viola Street, Appleton, Wisconsin	31-1-2865-00-0
9.	Appleton Papers Inc.	1408 N. Meade Street, Appleton, Wisconsin	31-1-6562-08-0
10.	Appleton Papers Inc.	1325 and 1401 N. Rankin Street, Appleton, Wisconsin	31-1-6562-18-00-0
11.	Appleton Papers Inc.	1400 North Rankin Street, Appleton, Wisconsin	31-1-6562-39-00-0
12.	Appleton Papers Inc.	Hydraulic Road, West Carrollton, Ohio	K48-009-17-0003
13.	Appleton Papers Inc.	4000 Hydraulic Road, West Carrollton, Ohio	K48-009-17-0004
14.	Appleton Papers Inc.	1030 W. Alex-Bell Road, West Carrollton, Ohio	K48-003-06-0004
15.	Appleton Papers Inc.	Alexanderville – Bellbrook, West Carrollton, Ohio	K48-004-11-0001
16.	Appleton Papers Inc.	Alex-Bell Road, West Carrollton, Ohio	K48-003-08-0009
17.	Appleton Papers Inc.	301 Pine Street, Roaring Spring, Pennsylvania	1800-01-5
18.	Appleton Papers Inc.	244 N. Main Street, Roaring Spring, Pennsylvania	1800-01-34
19.	Appleton Papers Inc.	N. Main Street, Roaring Spring, Pennsylvania	1800-01-1-A
20.	Appleton Papers Inc.	201-05 Locust, Roaring Spring, Pennsylvania	1800-01-21
21.	Appleton Papers Inc.	202 Locust, Roaring Spring, Pennsylvania	1800-01-10

22.	Appleton Papers Inc.	204 Locust, Roaring Spring, Pennsylvania	1800-01-11
23.	Appleton Papers Inc.	209-13 Locust, Roaring Spring, Pennsylvania	1800-01-24
24.	Appleton Papers Inc.	212 Locust, Roaring Spring, Pennsylvania	1800-01-12
25.	Appleton Papers Inc.	300 Locust, Roaring Spring, Pennsylvania	1800-01-14
26.	Appleton Papers Inc.	308 Locust, Roaring Spring, Pennsylvania	1800-01-15
27.	Appleton Papers Inc.	309 Locust, Roaring Spring, Pennsylvania	1800-01-27
28.	Appleton Papers Inc.	Locust Street, Roaring Spring, Pennsylvania	1800-01-25
29.	Appleton Papers Inc.	Taylor Township, Roaring Spring, Pennsylvania	2000-04-16
30.	Appleton Papers Inc.	Taylor Township, Roaring Spring, Pennsylvania	2000-04-5-A
31.	Appleton Papers Inc.	305 Locust Street, Roaring Spring, Pennsylvania	1800-01-26
32.	Appleton Papers Inc.	Blair Township, Roaring Spring, Pennsylvania	0400-06-64-1
33.	Appleton Papers Inc.	Blair Township, Roaring Spring, Pennsylvania	0400-07-26
34.	Appleton Papers Inc.	304 Pine Street, Roaring Spring, Pennsylvania	1800-01-2
35.	Appleton Papers Inc.	305 Pine Street, Roaring Spring, Pennsylvania	1800-01-4
36.	C&H Packaging Company, Inc.	1401 West Taylor Street, Merrill, Wisconsin	34.0008.000.382.05.02
37.	New England Extrusion Inc.	18 Industrial Boulevard, Turners Falls, Massachusetts	17-041 17-020 17-042

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Term B Commitment	Revolving Credit Commitment	Term B Applicable Percentage	Revolving Credit Applicable Percentage
Bank of America, N.A.	$225,000,000	$17,000,000	100.00000000%	11.333333333%
UBS Loan Finance LLC	$0	$16,000,000	0. 00000000%	10.666666667%
BNP Paribas	$0	$16,000,000	0. 00000000%	10.666666667%
LaSalle Bank National Association	$0	$16,000,000	0. 00000000%	10.666666667%
SunTrust Bank	$0	$16,000,000	0. 00000000%	10.666666667%
Associated Bank, National Association	$0	$15,000,000	0. 00000000%	10.000000000%
Fifth Third Bank	$0	$15,000,000	0. 00000000%	10.000000000%
M&I Marshall & Ilsley Bank	$0	$15,000,000	0. 00000000%	10.000000000%
U.S. Bank, National Association	$0	$15,000,000	0. 00000000%	10.000000000%
The Northern Trust Company	$0	$9,000,000	0. 00000000%	6.000000000%
Total	$225,000,000	$150,000,000	100.000000000%	100.000000000%

Schedule 5.08

REAL PROPERTY

Loan Party	Location/Description	Address	Owned/Leased

Appleton Papers Inc.	Appleton, WI – Office & Plant	825 E. Wisconsin Avenue Appleton, WI	Owned

		1100 N. Lawe Street Appleton, WI	Owned

		N. Lawe St Parking Lot Appleton, WI	Owned

		Hancock St Parking Lot Appleton, WI	Owned

		702 E. Hancock Street Appleton, WI	Owned

		714 E. Hancock Street Appleton, WI	Owned

		N. Viola Street Appleton, WI	Owned

		1408 N. Meade Street Appleton, WI	Owned

		1325 N. Rankin Street Appleton, WI	Owned

		1401 N. Rankin Street Appleton, WI	Owned

		1400 N. Rankin Street Appleton, WI	Owned

		600 East Hancock Street Appleton, WI	Owned

	Portage, WI – Plant	2500 W. Wisconsin Ave Portage, WI	Owned

		2501 W. Wisconsin Ave Portage, WI	Owned

	West Carrollton, OH – Mill	4000 Hydraulic Road West Carrollton, OH	Owned

		1030 W. Alex-Bell Road West Carrollton, OH	Owned

		Alexanderville – Bellbrook West Carrollton, OH	Owned

	Roaring Spring, PA – Mill	100 Paper Mill Road Roaring Spring, PA	Owned

		301 Pine Street Roaring Spring, PA	Owned

		244 N. Main Street Roaring Spring, PA	Owned

		N. Main Street Roaring Spring, PA	Owned

		201-05 Locust Street Roaring Spring, PA	Owned

Loan Party	Location/Description	Address	Owned/Leased

		202 Locust Street Roaring Spring, PA	Owned

		204 Locust Street Roaring Spring, PA	Owned

		209-13 Locust Street Roaring Spring, PA	Owned

		212 Locust Street Roaring Spring, PA	Owned

		300 Locust Street Roaring Spring, PA	Owned

		308-309 Locust Roaring Spring, PA	Owned

		305 Locust Street Roaring Spring, PA	Owned

		304-305 Pine Street Roaring Spring, PA	Owned

	Distribution Center	3000 Radio Road Appleton, WI	Leased

	Distribution Center	115 Kensington Drive Appleton, WI	Leased

	Distribution Center	120 Declaration Drive McDonough, GA	Leased

	Distribution Center	1100 Blake Street Edwardsville, KS	Leased

	Distribution Center	2300 Progress Drive Hebron, KY	Leased

	Distribution Center	5491 E. Philadelphia Ontario, CA	Leased

	Distribution Center	6210 North Marine Drive Portland, OR	Leased

	Distribution Center	2850 Appleton Street Camp Hill, PA	Leased

	Miscellaneous Storage Space	311 Lynwood Drive Appleton, WI	Leased

	Miscellaneous Storage Space	845 Specialists Drive Neenah, WI	Leased

	Miscellaneous Storage Space	331 E. Closson Road Roaring Spring, PA	Leased

	Miscellaneous Storage Space	102 Cove Lane Roaring Spring, PA	Leased

Appleton Papers Canada Ltd.	Distribution Center	550 Braidwood Avenue Peterborough, Ontario Canada	Leased

American Plastics Company, Inc.	Rhinelander, WI - Plant	3606 Red Arrow Drive Rhinelander, WI 54501	Owned

C&H Packaging Company, Inc.	Merrill, WI - Plant	1401 West Taylor Street Merrill, WI 54452	Owned

New England Extrusion Inc.	Milton, WI – Plant	1264 East High Street Milton, WI 53563	Owned

Loan Party	Location/Description	Address	Owned/Leased

	Turners Falls – Plant	18 Industrial Boulevard Turners Falls, MA 01376	Owned

BemroseBooth Limited	Derby – Plant	Wayzgoose Drive Derby, Derbyshire United Kingdom	Owned

	Hull – Plant	Stockholm Road, Kingston upon Hull	Owned

	Teesside – Plant	Queens Park, Queenswat Team Valley, Gates Head United Kingdom	Leased

Schedule 5.15

SUBSIDIARIES

Subsidiary Name	Jurisdiction	No. of Shares Outstanding	No. of Shares Owned	Percentage of Ownership	Owner
Appleton Papers Inc.	Delaware	100	100	100	Paperweight Development Corp.
PDC Capital Corporation	Delaware	100	100	100	Paperweight Development Corp.
Appleton Papers Canada Ltd.	Canada	100	100	100	Appleton Papers Inc.
Appleton Papers de Mexico SA de CV	Mexico	50,000	49,999	99.998	Appleton Papers Inc.
			1.002		American Plastics Company, Inc.
C&H Packaging Company, Inc.	Wisconsin	5 (voting)	5	100	Appleton Papers Inc.
		10,000 (non- voting)	10,000	100	Appleton Papers Inc.
American Plastics Company, Inc.	Wisconsin	5 (voting)	5	100	Appleton Papers Inc.
		5,000 (non- voting)	5,000	100	Appleton Papers Inc.
New England Extrusion Inc.	Wisconsin	10	10	100	Appleton Papers Inc.
Rose Holdings Limited	U.K.	1	1	100	Appleton Papers Inc.
Bemrose Group Limited	U.K.	1	1	100	Rose Holdings Limited
The Henry Booth Group Limited	U.K.	1	1	100	Bemrose Group Limited
HBGI Holdings Limited	U.K.	1	1	100	Bemrose Group Limited
Bemrose Security & Promotional Printing Limited	U.K.	1	1	100	BemroseBooth Limited
BemroseBooth Limited	U.K.	1	1	100	Bemrose Group Limited

Schedule 5.17

ENVIRONMENTAL MATTERS

1.	Carbonless paper containing PCBs was manufactured at the Appleton facility between 1954 and 1971. Wastewater from the manufacturing of this paper and reprocessing of the paper at other paper mills in the Fox River Valley carried PCBs into the Fox River. Based on these discharges, claims have been asserted against Appleton and National Cash Register Corporation (“NCR”) (as current and former owners and operators of the Appleton facility) and others for remediation costs and natural resources damage concerning the environmental conditions of the Lower Fox River, as more fully described on Appleton Papers Inc.’s 2006 Form 10-K.

2.	Confidential Settlement Agreement between U.S. Borrower and NCR Corporation, dated effective February 12, 1998 under which the parties agreed to share both defense and liability costs arising from the Lower Fox River.

3.	Confidential Appleton-NCR Subsequent Allocation Arbitration Agreement among U.S. Borrower, NCR Corporation and B.A.T. Industries P.L.C., dated effective February 12, 1998 and related Arbitration Award dated November 28, 2005 which defines the parties’ obligations to share both defense and liability costs arising from the Lower Fox River.

Schedule 6.09

GUARANTORS

1.	Paperweight Development Corp. (“Holdings”)
2.	Appleton Papers Inc. (“US Borrower”)
3.	BemroseBooth Limited (“UK Borrower”)
4.	PDC Capital Corporation
5.	C&H Packaging Company, Inc.
6.	American Plastics Company, Inc.
7.	New England Extrusion Inc.
8.	Rose Holdings Limited
9.	Bemrose Group Limited

Schedule 7.02

PERMITTED EXISTING DEBT

1.	Bond Purchase Agreement between Village of Combined Locks, Wisconsin, Thornton Farish Inc. and Borrower for $6,000,000 in Variable Rate Demand Industrial Revenue Bonds, Series 1997, dated as of August 1997, including without limitation, indebtedness under the following additional documents:

a.	Loan Agreement between Appleton and Village of Combined Locks, Wisconsin, dated effective August 1, 1997, assigned to M&I First National Bank, West Bend, Wisconsin under an indenture of Trust dated August 1, 1997;

b.	Promissory Note from Appleton to Village of Combined Locks, Wisconsin, dated August 14, 1997; and

c.	Remarketing Agreement between Appleton and Thornton Farish Inc., dated effective August 1, 1997.

2.	Bond Purchase Agreement between Village of Combined Locks, Wisconsin and Appleton for $2,650,000 in Variable Rate Demand Pollution Control Refunding Revenue Bonds, Series 1997, dated as of August 1997, including without limitation, indebtedness under the following additional documents:

a.	Loan Agreement between Appleton and Village of Combined Locks, Wisconsin, dated effective August 1, 1997, assigned to M&I First National Bank, West Bend, Wisconsin under an indenture of Trust dated August 1, 1997;

b	Promissory Note from Appleton to Village of Combined Locks, Wisconsin, dated August 14, 1997; and

c.	Remarketing Agreement between Appleton and Thornton Farish Inc., dated effective August 1, 1997.

3.	All indebtedness relating to the lease agreement dated December 20, 1995 by and between Appleton and GNL Appleton LLC as successor to The Realty Associates Fund III L.P., as more fully described in Appleton Papers Inc.’s 2006 Form 10-K ($1,931,000 as of December 30, 2006).

4.	Loan by Appleton Papers Inc. of £25,161,000 to Rose Holdings Limited, effective December 23, 2003.

5.	Loan from Rose Holdings Limited to Bemrose Group Limited £13,474,800, effective December 23, 2003.

6.	Loan agreement, effective at the time of closing of the 2004 re-financing, between (1) Appleton Papers Inc. and Rose Holdings Limited and (2) all the Bemrose group companies. Loan value in US Dollars as of June 4, 2007: $269,486.76.

Schedule 7.03

EXISTING LIENS

LOAN PARTY	SECURED PARTY	COLLATERAL	STATE	JURISDICTION	FILING DATE AND FILE NUMBER	COMMENT

APPLETON PAPERS INC.	A.W. CHESTERTON COMPANY	Specific Equipment (VRTX Water Treatment Unit(s))	DE	Department of State: Division Of Corporations	6/18/2002 #2149967 6

APPLETON PAPERS INC.	LASALLE SYSTEMS LEASING, INC. (ASSIGNED TO FIRST BANK OF HIGHLAND PARK)	Leased Computer Equipment.	DE	Department of State: Division Of Corporations	9/10/2002 #2230950 2	Assignment filed 9/16/02

APPLETON PAPERS INC.	NIMHG FINANCIAL SERVICES INC.	Leased Equipment	DE	Department of State: Division Of Corporations	2/5/2003 #3031940 3

APPLETON PAPERS INC.	IOS CAPITAL, LLC	Leased Equipment	DE	Department of State: Division Of Corporations	2/12/2003 #3037833 4

APPLETON PAPERS INC.	M&I FIRST NATIONAL LEASING CORP.	Leased Equipment (Xerox Copier)	DE	Department of State: Division Of Corporations	4/11/2003 #3095072 8	Amendment filed 9/5/03

APPLETON PAPERS, INC.	M&I FIRST NATIONAL LEASING CORP.	Leased Equipment (Coating Blade Station)	DE	Department of State: Division Of Corporations	4/21/2003 #3102033 1	Amendment filed 9/16/04 & 11/10/04

APPLETON PAPERS INC.	M&I First National Leasing Corp.	Leased Equipment (Coating Blade Station)	DE	Department of State: Division Of Corporations	4/22/2003 #3114329 9

APPLETON PAPERS INC.	Ciba Specialty Chemicals Corporation	Consigned Inventory and/or products per Consignment Agreement dated 1/1/03	DE	Department of State: Division Of Corporations	8/18/2003 #3214362 9

APPLETON PAPERS INC.	IBM Credit LLC	Leased IBM Equipment.	DE	Department of State: Division Of Corporations	3/8/2004 #4068719 6

APPLETON PAPERS INC.	Domtar Industries Inc.	Inventory held by Debtor as Bailee for Domtar Industries Inc.	DE	Department of State: Division Of Corporations	7/19/2005 #5222306 4

APPLETON PAPERS INC.	ASTENJOHNSON, INC.	Consigned Inventory and goods and all proceeds.	DE	Department of State: Division Of Corporations	6/7/2006 #6192675 7	Amendment filed 6/7/06

APPLETON PAPERS INC.	IBM CREDIT LLC	Leased IBM Equipment.	DE	Department of State: Division Of Corporations	12/26/2006 #6452638 0

Defendant: APPLETON PAPERS INC.	Plaintiff: Schultze Clayton d/b/a Ho bo Construction	Lien Mechanics Claim for $474,384; Lien Stricken 10/8/02	PA	Blair County Prothonotary	3/20/2002 #2002-01307

APPLETON PAPERS INC.	Arjo Wiggins Appleton p.l.c.	All of Debtors’ right, title and interest in and to the Recoveries per Fox River AWA Environmental Indemnity Agreement dated 11/9/01	WI	Department of Financial Institutions	11/21/2001 #010008932729	Paperweight Develop Corp. &New Appleton LLC as additional Debtors

APPLETON PAPERS INC.	Yale Materials Handling	Specific Equipment (New American Lincoln Sweeper)	WI	Department of Financial Institutions	7/20/2006 #060011091921

C & H PACKAGING COMPANY, INC.	Windmoeller & Hoelscher, Inc.	One used 8 color Starflex Central Impressions Printing Press; Purchase money security interest.	WI	Department of Financial Institutions	10/10/2002 #020018120820

C&H Packaging	MacDermid Printing Solutions	Specific Equipment	WI	Department of Financial Institutions	8/12/2002 #020014803824

C & H PACKAGING COMPANY, INC.	Toyota Motor Credit Corporation	Purchase money security interest for specific equipment.	WI	Department of Financial Institutions	3/20/2003 #030004519019

C & H PACKAGING COMPANY, INC.	AMERICAN OFFICE SYSTEMS	Leased Ricoh Copier Systems.	WI	Department of Financial Institutions	1/3/2003 #030000225716

C & H PACKAGING COMPANY INC.	SUN CHEMICAL CORPORATION	Ink on Consignment.	WI	Department of Financial Institutions	10/1/2002 #020017495430

NEW ENGLAND EXTRUSION INC.	CITIBANK, N.A.	Accounts Receivable for Alcan Inc.	WI	Department of Financial Institutions	8/21/2006 #060012534217

Schedule 11.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

U.S. BORROWER:

Appleton Papers Inc.

825 E. Wisconsin Avenue

Appleton, WI 54912-0353

Attention: Angela M. Tyczkowski

Telephone: 920-991-8665

Telecopier: 920-991-8852

Electronic Mail: atyczkowski@appletonideas.com

Website Address: www.appletonideas.com

U.S. Taxpayer Identification Number: 36-2556469

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Mail Code: TX1-492-14-12

Bank of America Plaza 901

Main St.

Dallas, TX 75202-3714

Attention: Joel G. Weaver

Telephone: 214-209-2354

Telecopier: 214-290-9413

Electronic Mail: joel.g.weaver@bankofamerica.com

Account No.: 1292000883

Ref: Appleton Papers

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

231 S. LaSalle Street

Mail Code IL1-231-10-41

Chicago, IL 60604

Attention: Charlene Wright-Jones

Telephone: 312.828.3935

Telecopier: 877.206.8427

Electronic Mail: charlene.wright-jones@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.

Trade Finance Services

Mail Code: CA9-705-07-05

1000 W Temple St.

Los Angeles, CA 90012-1514

Attention: Tai Anh Lu

Telephone: 213-481-7840

Telecopier: 213-580-8442

Electronic Mail: tai_anh.lu@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.

Mail Code: TX1-492-14-12

Bank of America Plaza

901 Main St.

Dallas, TX 75202-3714

Attention: Joel G. Weaver

Telephone: 214-209-2354

Telecopier: 214-290-9413

Electronic Mail: joel.g.weaver@bankofamerica.com

Account No.: 1292000883

Ref: Appleton Papers

ABA# 026009593

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The undersigned on behalf of [specify Borrower] hereby requests (select one):

☐ A Borrowing of [Revolving Credit][Term B] Loans

☐ A conversion or continuation of [Revolving Credit][Term B] Loans

1.	On __________________________________________ (a Business Day).

2.	In the amount of $ ____________________.

3.	Comprised of ___________________.

[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ___ months.

The Borrowing, conversion or continuation requested hereby conforms to the requirements set forth in Sections 2.01 and 2.02 of the Credit Agreement. [In accordance with the requirements of Section 4.02, the Borrower hereby reaffirms that the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) and confirms that no Default or Event of Default exists or shall exist after giving effect to the Borrowing or the application of the proceeds thereof.]1

[1]	Not required for conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans.

[APPLETON PAPERS INC, a Delaware corporation]

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             , 20__

To:	Bank of America, N.A., as Swing Line Lender

Cc:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The undersigned hereby requests a Swing Line Loan:

1.	On , 20 (a Business Day).

2.	In the amount of $ .

The Borrowing requested hereby conforms to the requirements set forth in Section 2.04 of the Credit Agreement. In accordance with the requirements of Section 4.02, the U.S. Borrower hereby reaffirms that the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) and confirms that no Default or Event of Default exists or shall exist after giving effect to the Borrowing or the application of the proceeds thereof.

APPLETON PAPERS INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C-1

FORM OF TERM B NOTE

                    ,

FOR VALUE RECEIVED, Appleton Papers Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term B Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, extended, supplemented and/or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Designated Foreign Subsidiary Borrower party thereto pursuant to Section 2.15 thereto, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Term B Loan from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral, in each case in accordance with the terms of the Agreement and the Guaranty and Collateral Agreement (as defined in the Agreement). Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Each Term B Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of each such Term B Loan and payments with respect thereto.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS NOTE INCORPORATES BY REFERENCE, AND THE BORROWER AND THE LENDERS HEREBY AGREE TO BE SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 11.14 OF THE AGREEMENT.

APPLETON PAPERS INC., a Delaware corporation

By:
Name:
Title:

TERM B LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term B Loan Made	Amount of Term B Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

EXHIBIT C-2

FORM OF REVOLVING CREDIT NOTE

                    ,

FOR VALUE RECEIVED, [Appleton Papers Inc., a Delaware corporation] [BemroseBooth Limited, a company organized under the laws of the United Kingdom] [name of Designated Foreign Subsidiary Borrower, a             ] (the “Borrower”), hereby promises to pay to             or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, extended, supplemented and/or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Appleton Papers Inc., BemroseBooth Limited, the Designated Foreign Subsidiary Borrowers party thereto (if any), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars or an Alternative Currency in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral, in each case in accordance with the terms of the Agreement and the Guaranty and Collateral Agreement (as defined in the Agreement). Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS NOTE INCORPORATES BY REFERENCE, AND THE BORROWER AND THE LENDERS HEREBY AGREE TO BE SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 11.14 OF THE AGREEMENT.

[APPLETON PAPERS INC., a Delaware corporation

By:
Name:
Title:	]

[BEMROSEBOOTH LIMITED, a company organized under the laws of the United Kingdom

By:
Name:
Title:	]

[DESIGNATED FOREIGN SUBSIDIARY BORROWER, a

By:
Name:
Title:	]

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 6.02(b) of the Credit Agreement, dated as of June 5, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1.	I am the duly elected, qualified and acting [insert title of Responsible Officer] of Holdings.

2.	I have reviewed and am familiar with the contents of this Certificate.

3.	I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the U.S. Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4.	Attached hereto as Attachment 2 are the computations showing compliance with (x) the financial covenants set forth in Section 7.01(a), (b) and (c) of the Credit Agreement and (y) the various financial baskets set forth in Sections 7.02, 7.03, 7.05 (including the amount of all Asset Sales), 7.06 (including the amount distributed per Section 7.06(b) and the amount available per 7.06(b)(iii)), 7.07 (including the amount of all Permitted Acquisitions) and 7.08 of the Credit Agreement.

5.	Attached hereto as Attachment 3 is the information required to be delivered pursuant to (i) Section 6.02(a)(iii) of the Credit Agreement, to the extent applicable, and (ii) Section 5.8(c) and 5.10 of the Guarantee and Collateral Agreement.

IN WITNESS WHEREOF, I execute this Certificate this              day of             , 20__.

PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

                          _________________

2	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

3	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

4	Select as appropriate.

5	Include bracketed language if there are either multiple Assignors or multiple Assignees.

2. Assignee[s]:

__________________

[for	each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Appleton Papers Inc., BemroseBooth Limited and each Designated Foreign Subsidiary Borrower (if any)

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of June 5, 2007, among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
		_______	$___________	$_________	____________ %
		_______	$___________	$_________	____________ %
		_______	$___________	$_________	____________ %

[6]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term B Commitment”, etc.).

[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7.	Trade Date: ][9]

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][10] Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][11]

By:
Title:

[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[11]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

APPLETON PAPERS INC.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section             thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender or a Lender required to provide documentation pursuant to Section 3.01 of the Credit Agreement, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

OPEN-END MORTGAGE AND
SECURITY AGREEMENT

This space reserved for recording data:

Name and Return Address:

Moore & Van Allen PLLC

100 North Tryon Street

47th Floor

Charlotte, NC 28202-4003

31-1-0013-00-0

31-1-0016-00-0

31-1-2865-00-0

31-1-6562-18-00-0

31-1-1179-00-0

31-1-1139-00-0

31-1-1134-00-0

31-1-6562-08-0

31-1-6562-39-00-0

Parcel Identification Number (PIN)

Drafted by:

Hollie Hart

Moore & Van Allen PLLC

100 North Tryon Street

47th Floor

Charlotte, NC 28202

[Appleton, Wisconsin]

THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT, dated as of             , 2007, is made by APPLETON PAPERS INC., a Delaware corporation, (“Mortgagor”), whose address is 825 E. Wisconsin Avenue, P.O. Box 359, Appleton, WI 54912-0359, to BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders referred to below (in such capacity, together with its successors and assigns, “Mortgagee”), whose address is 231 S. LaSalle Street, Mail Code IL1-231-10-41, Chicago, Illinois 60604. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. This Mortgage secures a maximum principal amount of indebtedness of Nine Hundred Million Dollars ($900,000,000.00) plus accrued and unpaid interest.

Background

A. Mortgagor, Paperweight Development Corp., BemroseBooth Limited and certain Subsidiaries of the U.S. Borrower party thereto entered into the Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) with the several banks and other financial institutions from time to time parties thereto (collectively, the “Lenders” and each, a “Lender”), Mortgagee, as Administrative Agent, Swing Line Lender and L/C Issuer, Banc of America Securities LLC, as Joint Lead Arranger and Joint Book Manager, and UBS Securities, LLC, as Joint Lead Arranger, Joint Book Manager and Syndication Agent. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate on Base Rate Loans under the Revolving Credit Facility provided for in subsection 2.08(b) of the Credit Agreement plus two percent (2%).

B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the “Improvements”), being collectively referred to as the “Real Estate”).

C. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

D. The obligations of the Lenders to make the Loans, to issue Letters of Credit and to enter into Hedge Agreements are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

(a) repayment of the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of any Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) the Mortgagor’s Guarantee Obligations under Article X of the Credit Agreement) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Guarantee and Collateral Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements);

(b) payment of the Secured Hedge Agreement Obligations and the Secured Cash Management Obligations (as such terms are defined in the Guarantee and Collateral Agreement);

(c) payment of all other obligations and liabilities of the Loan Parties to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guarantee and Collateral Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Mortgagor pursuant to the terms of the Guarantee and Collateral Agreement) (the items set forth in clauses (a) through (c) being referred to herein collectively as the “Indebtedness”); and

(d) the performance and observance of each obligation, term, covenant and condition to be performed or observed by Mortgagor (the “Obligations”) under, in connection with or pursuant to the provisions of the Credit Agreement, the Notes, the Letters of Credit, the Secured Hedge Agreements, the Secured Cash Management Agreements, the Bilateral Facility Documents, this Mortgage and any of the other Security Documents or any of the other Loan Documents;

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

(A) the Real Estate;

(B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);

(E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

(F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(G) all right, title and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

(H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the “Contracts”), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, to the extent assignable (collectively, the “Permits”), and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the “Plans”);

(J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

(K) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (K) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1. Warranty of Title. Mortgagor warrants that it has good and marketable fee simple title to the Premises, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and the Liens permitted under Section 7.03 of the Credit Agreement (collectively, the “Permitted Exceptions”).

2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness, to the extent required by the Loan Documents, at the times and places and in the manner specified in the Notes, the Credit Agreement, and any Hedge Agreement and shall perform all the Obligations in accordance with the terms of the Loan Documents.

3. Requirements.

(a) Mortgagor shall promptly comply with, or cause to be complied with, or conform, as appropriate, to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, “Governmental Authority”) which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply or conform therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the “Legal Requirements”. Mortgagor shall have the right, after notice given reasonably in advance to Mortgagee, to contest in good faith by appropriate legal proceedings, the validity or application of, or alleged non-compliance with, any

Legal Requirement, except to the extent any such contest relates to any matter or Legal Requirement set forth in Section 3(b) below, in which case Mortgagee’s prior written consent shall be required.

(b) Except to the extent such occurrence is not expected to have a Material Adverse Effect, from and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Except to the extent such occurrence is not expected to have a Material Adverse Effect, Mortgagor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit the Premises and Improvements from being conveyed as one zoning or tax lot. Mortgagor represents that, to the best of Mortgagor’s knowledge, the Premises are not part of a larger tract of land owned by Mortgagor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are, that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

4. Payment of Taxes and Other Impositions. (a) On or prior to delinquency, Mortgagor shall pay and discharge all taxes of every kind and nature imposed upon or assessed against or which may become a lien on any of the Mortgaged Property (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the “Impositions”). Upon request of Mortgagee, Mortgagor shall, within ten (10) days, deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without demand but with five (5) days’ notice to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

(c) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to such Imposition, (ii) the legal proceedings could not reasonably be expected to result in the sale, forfeiture or loss of the Mortgaged Property, or any material part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall (A) establish reserves in conformity with GAAP with respect thereto on Mortgagor’s books or (B) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee, in each case in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

5.	Insurance. (a) Mortgagor shall maintain or cause to be maintained:

(i) property insurance covering the Improvements and Equipment (and any replacements or substitutions thereof) against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss, and the per occurrence limits shall be automatically reinstated after each loss, except to the extent that any annual aggregate limit would be exceeded;

(ii) commercial general liability insurance under a policy or policies (which requirement may be partially satisfied by umbrella/excess coverage) including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits (in amounts commercially reasonable for Mortgagor’s use of the Premises) as Mortgagee shall reasonably request from time to time (and Mortgagor shall have thirty (30) days after receipt of notice to obtain any increase in coverage required under this Section);

(iii) insurance against rent loss, extra expense or business interruption in amounts reasonably satisfactory to Mortgagee, but not less than one year’s rents or gross earnings;

(iv) if any portion of the Improvements (or any replacements or substitutes thereof) are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount not less than the outstanding principal amount of the Indebtedness secured by this Mortgage that is reasonably allocable to the Mortgaged Property or the maximum limit of coverage available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended, whichever is less; and

(v) such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.

(b) Each insurance policy (other than flood insurance) shall (x) provide that it shall not be cancelled, non-renewed or materially amended without 30-days’ prior written notice to Mortgagee, provided, however, that it may be canceled for nonpayment of premium with ten (10) days’ prior written notice to Mortgagee, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee and contain a “Replacement Cost Endorsement” or similar clause providing for replacement cost coverage (except to the extent sublimited) without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee as its interest may appear, without contribution, under a mortgagee clause reasonably acceptable to Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee.

(c) On the date hereof, Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page (or a copy of the binder if no declaration page is available) for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance and (ii) upon request of Mortgagee, not later than ten (10) days after such request, deliver to Mortgagee a certificate or binder of such insurance confirming renewal of same.

(d) If Mortgagor is in default of its obligations to insure or deliver any such proof of coverage, then Mortgagee, at its option and with five (5) days’ notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(e) Mortgagor promptly shall comply with and conform to (i) all material provisions of each such insurance policy, and (ii) all material conditions of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property, which are required by the insurers to be complied with in order to maintain such insurance policy in full force and effect. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(f) If the Improvements (or any substitutes or replacements of such Improvements), or any part thereof, shall be destroyed or materially damaged, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds shall be paid to Mortgagee to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, receive all insurance proceeds, and use of the insurance proceeds relating to such loss constituting Net Cash Proceeds shall be governed by Section 2.05(b)(ii) and Section 6.05 of the Credit Agreement.

(g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

(h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or at Mortgagee’s request Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property and (B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

7. Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

8. Maintenance; No Alteration; Inspection; Utilities. (a) To the extent required by Section 6.05 of the Credit Agreement, Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair, ordinary wear and tear excepted, and shall not commit or suffer any waste of the Improvements (normal wear and tear excepted). To the extent required by Section 2.05(b)(ii) and Section 6.05 of the Credit Agreement, Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered in any manner that substantially decreases the value thereof without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

(b) Mortgagee and any persons authorized by Mortgagee shall have the right at any reasonable time, to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements and to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

(c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, receive all awards and proceeds, and use of the awards and proceeds relating to such loss constituting Net Cash Proceeds shall be governed by Section 2.05(b)(ii) and Section 6.05 of the Credit Agreement.

10. Restoration. To the extent required by Section 2.05(b)(ii), Section 6.04 and Section 6.05 of the Credit Agreement, Mortgagor shall restore the Mortgaged Property to its condition prior to such casualty or condemnation (giving effect to the remaining configuration of the Premises after such condemnation) and in compliance with all Legal Requirements.

11. Leases. Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) except as expressly permitted under the Credit Agreement (including, without limitation, the licenses, leases and subleases permitted under Section 7.03(l) of the Credit Agreement), without the prior written consent of Mortgagee (which shall not be unreasonably delayed, conditioned or withheld), execute or permit to exist any Lease of any of the Mortgaged Property.

12. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

13. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor within the time period specified herein, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) upon five (5) days’ notice to Mortgagor, pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

15. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, if such event is an Event of Default specified in clause (i) or (ii) of Section 8.01(f) of the Credit Agreement with respect to Mortgagor, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and if such event is any other Event of Default, either or both of the following actions may be taken: (x) with the consent of the Required Lenders, Mortgagee may, or upon the request of the Required Lenders, Mortgagee shall, by notice to Mortgagor declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (y) with the consent of the Required Lenders, Mortgagee may, or upon the request of the Required Lenders, Mortgagee shall, by notice to Mortgagor, declare the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Indebtedness, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment. Mortgagor agrees that in addition to all other rights of Mortgagee hereunder and without waiving or modifying any of its rights, Mortgagee may to the maximum extent permitted by law, foreclose and at its sole option utilize the provisions of § 846.103, Wis Stats., or its successor or any other statute which allows Mortgagee to obtain the Mortgaged Property by using a shortened redemption period.

(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property, and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) If an Event of Default shall have occurred and is continuing, Mortgagee shall be entitled to enjoin such Event of Default and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

(b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired until the Indebtedness has been fully paid and the Obligations have been fully performed.

(c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

(d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State of Wisconsin. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property

(including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334, 9-501 and 9-502 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

(c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute (if necessary) and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor, in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents and any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

21. Intentionally Deleted.

22. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

23. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 11.02 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

24. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of subsection 11.01 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

26. Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the

Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement between Mortgagee and Mortgagor or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except to the extent resulting from the gross negligence or willful misconduct of Mortgagee, any other Indemnities or any contractor of Mortgagee or any Indemnities.

28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

31. GOVERNING LAW, ETC. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WISCONSIN, EXCEPT THAT MORTGAGOR EXPRESSLY ACKNOWLEDGES THAT BY THEIR TERMS THE CREDIT AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, MORTGAGOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS MORTGAGE THE RIGHTS OF THE PARTIES TO THIS MORTGAGE SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

32. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor administrative agent for the Lenders,” the word “Notes” shall mean “the Notes, the Credit Agreement or any other evidence of indebtedness secured by this Mortgage,” the word “person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

33. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

34. Conflict. In the event of a conflict between the terms and provisions set forth in this Mortgage and the terms and provisions set forth in the Credit Agreement, the terms and provisions set forth in the Credit Agreement shall govern to the extent of such conflict.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

This Mortgage has been duly executed by Mortgagor on             , 2007 and intended to be effective as of the date first above written.

APPLETON PAPERS INC.

By:
Name:
Title:

STATE OF _____________)
ss.:
COUNTY OF )

On the             day of             in the year 2007, before me, the undersigned, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, the person or entity upon behalf of which the individual acted, executed the instrument.

Notary Public

[affix stamp and seal]

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Schedule A

BEING ALL THOSE LOTS, TRACTS OR PARCELS OF LAND situated in the County of Outagamie, City of Appleton, State of Wisconsin, is described as follows:

Parcel 1:

Lot One (1) and Lots Three (3) through Twelve (12), both inclusive, in Block Two (2), and Lots One (1) through Eight (8), both inclusive, in Block Three (3), JOHNSON’S ADDITION, City of Appleton, Outagamie County, Wisconsin according to the recorded Assessor’s Map of said City, and all that part of vacated Spring Street lying between Blocks 2 and 3.

Tax Key No. 311 001600 and Part of Tax Key No. 311 001300

Parcel 2:

All of Lots One (1) through Five (5), both inclusive, FOX’S PLAT, City of Appleton, Outagamie County, Wisconsin, excepting therefrom that part of said Lots 1 and 2 conveyed for street purposes and described in Volume 215 of Deeds, page 507.

Tax Key No. 311 286500

Parcel 3:

All that part of the Southwest  1/4 of the Southwest  1/4 of Section 24, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, described as follows:

Commencing at the Southwest corner of said Southwest  1/4; thence East, along the South line of said Southwest  1/4, 660 feet to a point on the West line of the Zion Cemetery; thence North along said West line, 307.5 feet; thence West 660 feet to a point on the West line of said Southwest  1/4; thence South 307.5 feet to the point of beginning and part of vacated Rankin Street adjacent to said premises. LESS AND EXCEPTING the West 160.43 feet of the South 186 feet and the West 133 feet of the North 63.5 feet thereof and further excepting that part lying within the limits of Meade Street and Wisconsin Avenue.

Part of Tax Key No. 311 656218

Parcel 4:

All of Block Seventy-five (75), FIRST WARD PLAT, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City.

Part of Tax Key No. 311 117900

Parcel 5:

All of Lots One (1) and Two (2), in Block Seventy (70), less that part lying within the limits of Meade Street as it presently exists; all of Lots One (1) and Two (2), in Block Seventy-one (71), less that part lying within the limits of Meade Street as it presently exists; all of Block Seventy-two (72), lying East of the East line of Meade Street; all that part of vacated Meade Street described in Volume 735 of Records, page 555; all of Lots One (1), Two (2) and Three (3), in

21

Block Seventy-three (73); all of Lots One (1) and Two (2), in Block Seventy-four (74); all of vacated Meade Street lying South of Wisconsin Avenue, North of the railroad right of way, East of the East lines of Block 70, 71 and 72 and West of the West lines of Blocks 73 and 74; and all of that part of vacated Summer Street lying between Lot 1 in Block 71 and Block 72 and lying between Lot 3, Block 73 and Lot 2, Block 74, all in FIRST WARD PLAT, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City.

Part of Tax Key No. 311 117900

Parcel 6:

A strip of land, 17 feet wide, extending in a Northeasterly and Southwesterly direction from the North line to the West line of the North  1/2 of the East  1/2 of the West  1/2 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, said strip of land being bounded on the Southeasterly and Northwesterly sides by two parallel lines, parallel with and distant respectively, 39 feet Northwesterly and 56 feet Northwesterly, at right angles from the center line of the main tract of the Chicago and North Western Railway Company, as said tract is now located over and across said North 1/2 of the East 1/2 of the West 1/2 of the Northwest 1/4 of Section 25.

AND

Part of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, City of Appleton, County of Outagamie and State of Wisconsin, bounded and described as follows, to-wit: Commencing at the point of intersection of the center line of the main track of the Chicago and North Western Railway Company, as said main track is located and established with the Easterly line, extended Northerly of Meade Street in the City of Appleton, County and State aforesaid, as the same was established prior to the 1964 street relocation; thence running Northeasterly along said main track center line 411 feet; thence Northwesterly along a line drawn at right angles to said center line 26.5 feet to the point of beginning of the land herein described; thence continuing Northwesterly along said line drawn at right angles to said main track center line 12.5 feet to the Northwesterly right of way line of said Railway Company, said right of way line being a line parallel with and distant 39 feet Northwesterly, measured at right angles, from said main track center line; thence Northeasterly along said Northwesterly right of way line; 395 feet; thence Southeasterly at right angles to the last described course, a distance of 12.5 feet, more or less to a point distant 26.5 feet Northwesterly measured at right angles, from the aforesaid main track center line; thence Southwesterly parallel with said main track center line, 395 feet to the point of beginning, EXCEPT that part if any, which lies Southeasterly of a line parallel with and distant 8.5 feet Northwesterly, measured at right angles from the center of a side track of said Railway Company known as I.C.C. Track No. 312, as said track is now located and established.

Part of Tax Key No. 311 117900

Parcel 7 :

All that part of Lot Nine (9), in Block Seventy-seven (77) and that part of Block Seventy-six (76), FIRST WARD PLAT, City of Appleton, Outagamie County, Wisconsin, according to the

22

recorded Assessor’s Map of said City, and that part of the former branch track of the Chicago North Western Railroad Company, described as follows:

Parcel 7A:

Beginning at a point on the South side of that part of North Rankin Street which runs in a Northeasterly direction; and is 300 feet East of the Northerly extension of the East line of that part of Rankin Street which runs North and South; being the Northeast corner of property as described in Volume 320 of Deeds, page 479; thence South 211.60 feet to a point; thence South 51°48’ East, 123.67 feet to a point; thence North 21°53’ East, 356.77 feet, parallel to the West side of the Beverly Plat; and a perpendicular distance of 35 feet therefrom, to a point; thence North 16°47’ East, 102.80 feet to a point on the Southerly line of North Rankin Street; thence South 72°41’ West, 24.05 feet, along the Southerly line of North Rankin Street to a point; thence South 60°31’ West, 272.13 feet along the Southerly line of North Rankin Street to point of beginning. Less the premises described in Volume 798 of Records, page 155.

Parcel 7B:

That part of Block Seventy-six (76), OLD FIRST (1st) WARD PLAT, City of Appleton lying West of a North South line, which is parallel to and 300 feet East of the East line of Rankin Street, less a strip 50 feet wide adjacent to the Chicago North Western Railroad Company right of way.

Parcel 7C:

A part of the North  1/2 of the East  1/2 of the West  1/2 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, more particularly bounded and described as follows: Commencing at a point on the East line of the East  1/2 of the West  1/2 of the Northwest  1/4 of said Section, which is 50 feet distant, at right angles, Southwesterly from the center line of the former branch track (now removed) of said Railway Company which formerly extended from the main line of said Company’s Railway to the water powers on the Fox River, in said City, as said branch track was originally located and established; running thence Northwesterly parallel with the center line of said former branch track 270 feet to the point of beginning of the premises herein to be conveyed which point of beginning is also the most Southwesterly corner of that certain parcel of land conveyed by Charles P. Megan, as Trustee of the property of Chicago and North Western Railway Company and Chicago to the City of Appleton by deed dated November 15, 1935; running thence Northwesterly on a straight line 270 feet to a point distant 50 feet at right angles Northerly from the center line of said former branch track, which last mentioned point is also the most Northwesterly corner of the parcel so conveyed to the City of Appleton by the aforesaid deed of November 15, 1935; running thence Westerly parallel with the center line of said former branch track to an intersection with the Easterly line of Rankin Street in said city as said street is located and established across the right of way of said former branch track of said Railway Company; thence Southerly along the said Easterly line of Rankin Street, as located and established, to a point distant 50 feet at right angles Southerly from the center line of said former branch track, running thence Easterly parallel with said center line to the point of beginning.

Parcel 7D:

That part of the East  1/2 of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East bounded as follows:

23

Commencing at a point of intersection of the North line of Commercial Street produced East with the East line of Rankin Street produced North, run thence North along the East line of Rankin Street produced 375 feet to the South line of the right of way of the Chicago and North Western Railway Company used for side track; thence in a Southeasterly direction along said right of way to the East line of said East  1/2; thence South along the East line to its intersection with the North line of Commercial Street, produced East to said East line and thence West 651 feet to the place of beginning, together with the right to use for street purposes all that part of Rankin Street produced North lying West of and adjacent to said premises, and all that part of Commercial Street produced East 550 feet from the East line of Rankin Street, excepting and reserving all that part of said track lying East from a line running North and South 380 feet East from and parallel with the East line of Rankin Street produced to said right of way, except the premises conveyed in Volume 225 of Deeds, page 206 and Volume 198 of Deeds, page 534.

Parcel 7E:

That part of the East  1/2 of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, Outagamie County, Wisconsin, bounded as follows, to-wit:

Commencing at a point (A) 184.5 feet East of the point of intersection of the North line of East Commercial Street produced East with the East line of North Rankin Street produced North, running thence North 387 feet to the Northeast corner, (B) of the Fox River Tractor Company and Manufacturer’s Realty Co.’s building as of October 1, 1945; thence West and slightly North, along the North wall of the building as of October 1, 1945 to a point (C ) on the East line of 50 foot wide North Rankin Street 396.1 feet North of the North line of East Commercial as North Rankin Street is projected North 321.00 feet, and then curved toward the Northeast on a 24° curve, as a strip 50 feet wide adjacent to the Chicago and Northwestern Railway right of way, the Western and Northwestern boundary of the tract hereby conveyed then follows the East and Southeastern side of North Rankin Street to a point (D) 300 feet East of the East line of North Rankin Street if it is projected North of East Commercial Street; thence in a straight line due South 211.6 feet to a point (E) on the former line between the property of the City of Appleton and the property of the Chicago and North Western Railway Company as of May 1, 1944, which was a remnant of the said Railway’s former 100 foot wide branch right of way (tracks removed) which formerly extended from the main line of said Company’s Railway to the Water Power’s on the Fox River, in said City, as said branch track was originally located and established; thence from a point (E) in a straight line in a Southeasterly direction 123.67 feet to a point (G) on the Southern edge of the former right of way of the Chicago and Northwestern Railway; thence due South 306 feet to a point known as (H) on the North line of East Commercial Street; thence West 183 feet along the North line of East Commercial Street to the point of beginning known as (A). Less the premises described in Volume 798 of Records, page 155.

Parcel 7F:

That part of the East  1/2 of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East described as follows: Beginning at a point, known as (D) on the South side of that part of North Rankin Street which runs in a Northeasterly direction and is 300 feet East of the Northerly extension of the East line of that part of North Rankin Street which runs North and South, being the Northeast corner of property as described in Volume 320 of Deeds, page 479; thence due South 211.60 feet to a point, known as (E); thence South 51°48’ East, 85.90 feet, more or less to the point of beginning; thence South 51°48’ East, 37.77 feet, more or less to a

24

point (said point being the Southern most point of Parcel 7A above); thence South 21°53’ West, 79.63 feet, more or less to a point lying 97.26 feet more or less due South of the point of beginning; thence due North 54.86 feet, more or less to a point, known as (G) (said point (G) being 306 feet due North of a point lying on the North line of East Commercial Street at a point 367.5 feet East of the intersection of the North line of East Commercial Street and the East line of North Rankin Street, the later point referred to as point (H) in Parcel 7E above); thence due North 42.40 feet, more or less to the point of beginning.

Part of Tax Key No. 311 117900

Parcel 8:

A parcel of land in the Southwest  1/4 of the Southwest  1/4 of Section 24, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, described as follows: Commencing at the Southwest corner of said Section 24; thence North along the West boundary line of said Section (said West boundary line being the center line of North Meade Street) 307.5 feet, more or less; thence on a line running in an Easterly direction approximately parallel to the South boundary line and at approximately a right angle to the West boundary line of said Section (said Easterly running line being a line bearing S89°47’50”E) a distance of 33 feet, more or less, to a point on the East boundary line of the right-of-way of North Meade Street, said point being the point of beginning of the herein described lands; thence continuing on said Easterly line a distance of 447 feet, more or less, to the West boundary line of the right-of-way of North Rankin Street; thence North along said West right-of-way boundary line (said West right-of-way boundary line being approximately parallel to the West boundary line of said Section) a distance of 121.5 feet, more or less; thence West along a line approximately parallel to the South boundary line of the herein described land (said Westerly running line being a line bearing N89°45’40”W) a distance of 447 feet, more or less, to a point on the East boundary line of the right-of-way of North Meade Street (said point being 33 feet, more or less, East of the center line of North Meade Street and the West boundary line of said Section); thence South along said East right-of-way boundary line a distance of 121.5 feet, more or less, to the point of beginning and the West one-half of vacated Rankin Street immediately adjacent to said premises on the East.

AND

Part of the Southwest  1/4 of the Southwest  1/4 of Section 24, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, described as follows:

Commencing at the Southwest corner of said Section 24; thence on a bearing of North along the centerline of Meade Street 428.95 feet (recorded as 429.00 feet) to the point of beginning; thence continuing on a bearing of North along the centerline of Meade Street 25.00 feet; thence S89°45’40”E, 285.00 feet; thence on a bearing of South 25.00 feet; thence N89°45’40”W, 285.00 feet to the point of beginning, reserving the West 33.00 feet for roadway purposes.

Part of Tax Key No. 311 656218

Parcel 9:

The East 120 feet of the following described parcel of property:

25

Commencing at the Southwest corner of Section 24, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, running thence North on the West line of said Section, 307.5 feet; thence running East parallel with the South boundary of said Section a distance of 660 feet which shall be the starting point; thence North parallel with the West boundary of said Section, 121.5 feet; thence West parallel with the South boundary of the said land herein described 300 feet; thence South parallel with the East line of the property herein described a distance of 121.5 feet; thence East parallel with the South line of said Section, 300 feet to the place of beginning, and the East one-half of vacated Rankin Street immediately adjacent to said premises on the West.

Tax Key No. 311 656239

Parcel 10:

All that part of Lot Two (2), in Block Two (2), JOHNSON’S ADDITION, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City, lying East and or South of the following described line: Commencing at the intersection of the centerline of Lawe Street (60’ R.O.W.) with the North line of Summer Street extended; thence Southerly along said centerline of Lawe Street, 236.68 feet; thence Easterly at right angles, 25.00 feet to the point of beginning, said point of beginning being the point of curvature of a curve lying concave to the Southeast (I=89°54’20”, R=171.00’, LC=241.63’, T=170.72’); thence Northeasterly along the arc of said curve, 268.32 feet to its point of tangency with a line lying 66.00 feet South of and parallel to the North line of Summer Street; thence Easterly along said parallel line 28.90 feet to the point of curvature of a curve lying concave to the Northwest (I=89°18’30”, R=233.00’, LC=327.52’, T=230.20’, L=363.18’); thence Northeasterly along the arc of said curve, 60.07 feet to its intersection with the South line of the presently existing 58.30 foot Summer Street right of way and there terminating.

Part of Tax Key No. 311 001300

Parcel 11A:

All that part of Lots Three (3), Four (4), Five (5), Six (6), Seven (7) and Eight (8), all of Lot Nine (9), Block Sixty-seven (67), HARRIMAN’S LAWSBURG PLAT, City of Appleton, according to the recorded Assessor’s Map of said City, Outagamie County, Wisconsin, more fully described as follows: Commencing at the Southwest corner of Lot 1, of Block 67; thence S89°21’40”E, along the South line of said Lot and Block 120.26 feet to the Southeast corner of Lot 1 and point of beginning; thence continuing S89°21’40”E along the South line of said Block 67, 365.82 feet to the Southeast corner of Lot 9; thence N00°48’05”E, along the East line of said Lot 9, 132.00 feet to the Northeast corner of said lot; thence N89°21’40”W, along the North line of Lots 9 and 8, 96.40 feet; thence S00°48’05”W, 9.30 feet; thence N89°21’40”W, 16.00 feet; thence S00°48’05”W, 21.50 feet; thence N89°21’40”W, 253.49 feet to a point on the East line of Lot 2; thence S00°45’46”W, along the East line of Lots 2 and 1, 101.20 feet to the point of beginning.

Part of Tax Key No. 311 113900

26

Also the North  1/2 of Lot Fifteen (15), Block Sixty-six (66), of HARRIMAN’S LAWSBURG PLAT, in the City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map.

Tax Key No. 311 113400

Parcel 11B:

The East  1/2 of Lot One (1) of Block Sixty-seven (67), of HARRIMAN’S LAWSBURG PLAT, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map said City, more fully described as follows: Commencing at the Southwest corner of Lot 1, Block 67; thence S89°21’40”E, along the South line of said Lot and Block 60.13 feet to the point of beginning; thence N00°45’17”E, 71.00 feet to a point on the North line of said Lot 1; thence S89°21’40”E, along the said North line, 60.14 feet to the Northeast corner of said Lot 1; thence S00°45’46”W, along the East line of said Lot 71.00 feet to the Southeast corner of said lot; thence N89°21’40”W, along the South line of said Lot 1, 60.13 feet to the point of beginning.

Part of Tax Key No. 311 113900

Parcel 12:

All of Lot Eleven (11), except the East 102 feet in width thereof, and all of Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8) and Nine (9), Block Sixty-nine (69), HARRIMAN’S LAWSBURG PLAT, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City.

AND

That part of the West  1/2 of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, described as follows:

Beginning at the Northwesterly corner of the land conveyed by the C & NW Railway Company to Isadore Bahcall, et al., by Quit Claim Deed March 29, 1945, which point is 43 feet Southeasterly at right angles from the centerline of the main track of said railway, and 300 feet West at right angles from the West line of Rankin Street, or same extended; thence South parallel with West line of Rankin Street extended and along the West line of the land so conveyed by said Quit Claim Deed of March 29, 1945, to the Southeasterly line of the land conveyed by Robert S. Bateman and wife to the C & NW Railway Company by Warranty Deed dated July 30, 1879 and recorded July 31, 1879 in 49 Deeds, page 275, in the office of the Register of Deeds, Outagamie County; thence Southwesterly along the Southeasterly line of the land so conveyed by said Warranty Deed dated July 30, 1879, to the East line of Meade Street; thence Northeasterly in a straight line to the point of beginning.

Part of Tax Key No. 311 117900

Parcel 13:

That part of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, of the Fourth Principal Meridian, in the City of Appleton, Outagamie County, Wisconsin, bounded and described as follows: Commencing at the intersection of the Northerly extension of

27

the East line of Meade Street, as said street was established before relocation in 1964, and the center line of the main track of the Chicago and North Western Transportation Company, as said main track is now located; thence Northeasterly along said main track center line a distance of 411 feet; thence Northwesterly at right angles to the last described course a distance of 28 feet, more or less to a point distant 8.5 feet Northwesterly, measured at right angles, from the center line of Chicago and North Western Transportation Company spur track I.C.C. No. 312, as said spur track is now located for the point of beginning of the parcel of land herein described; thence Southwesterly parallel with said spur track center line a distance of 440 feet, more or less to a point on the Northeasterly line of Meade Street, as said street is now (re) located; thence Northwesterly along said Northeasterly line to a point distant 39 feet Northwesterly, measured at right angles, from the center line of the main tract of the Chicago and North Western Railway Company (now the Chicago and North Western Transportation Company), as said Main track center line was originally located and established across said Section 25; thence Northeasterly parallel with said original main track center line, a distance of 445 feet, more or less to a point on a line drawn at right angles to the center line of the main track of said Transportation Company, as now located, through the point of beginning; thence Southeasterly along said last described right angle line a distance of 11 feet, more or less to the point of beginning.

Part of Tax Key No. 311 117900

Parcel 14:

All of Lot Ten (10) and a part of Lot Eleven (11), in Block Sixty-nine (69), HARRIMAN’S LAWSBURG PLAT, and a part of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, all in the City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City, and particularly described as follows, to-wit:- Beginning at the Southeast corner of said Lot 10, in Block 69; thence West on the South boundary of said Lots 10 and 11, a distance of 300 feet; thence North and parallel to the West line of Rankin Street 182.9 to a point that is 43 feet Southeasterly from the center line of the main track of the C. & N.W. Ry. Co. and measured at right angles to same; thence Northeasterly 311.9 feet, more or less, to a point in the West line of Rankin Street, such point also being 117 feet Southeasterly, and measured at right angles, from the centerline of the main track of C. & N. W. Ry. Co.; thence South on the West line of Rankin Street 268.25 feet to the Southeast corner of Lot 10 and the place of beginning.

AND

That part of the Northwest  1/4 of the Northwest  1/4 of Section 25, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, bounded and described as follows: Beginning at a point on the center line of Rankin Street, as now located, 50 feet Northerly of the center line of the former branch track (now removed) of the Chicago and North Western Railway Company, which formerly extended from the main line of said Railway Company to the water powers on the Fox River, as described in Warranty Deed, dated October 18, 1879, from James Porter and Jane Porter, his wife, to said Railway Company, as recorded October 27, 1879, in the Register’s Office in Outagamie County in Book 49 of Deeds on page 331, 332 and 333; thence Westerly along a line parallel with the centerline of said former branch track to a point 44 feet Southeasterly of and measured at right angles to the center line of the main track of said Railway

28

Company, as now located and established; thence Southwesterly along a straight line drawn to a point 43 feet Southeasterly of and measured at right angles to the center line of said main track, and 300 feet Westerly of the West line of said Rankin Street, a distance of 265 feet, more or less, to a point 8.5 feet Northwesterly of and measured at right angles to the center line of Spur Track I.C.C. No. 300 of said Railway Company, as now located and established; thence Northeasterly along a line parallel with the center line of said Spur Track, a distance of 200 feet; thence Northwesterly along a line at right angles to the center line of said Spur Track, a distance of 0.51 feet; thence continuing Northeasterly along a line parallel with the center line of said Spur Track, a distance of 80 feet, more or less, to the center line of said Rankin Street; thence Northerly along the center line of said Street, a distance of 75 feet, more or less, to the point of beginning. Subject to existing streets.

Part of Tax Key No. 311 117900

Parcel 15:

The West 285 feet of the following described Real Estate: All that part of the Southwest  1/4 of Section 24, Township 21 North, Range 17 East, City of Appleton, Outagamie County, Wisconsin, described as follows: Commencing on the West line of said Section 24, at a point 26 rods North of the Southwest corner thereof; thence North 7 rods; thence East 40 rods; thence South 7 rods; thence West 40 rods to the place of beginning, reserving the West 33 feet for roadway purposes, and less and excepting the following: Commencing at the Southwest corner of said Section 24; thence on a bearing of North along the centerline of Meade Street 428.95 feet (recorded as 429.00 feet) to the point of beginning; thence continuing on a bearing of North along the centerline of Meade Street 25.00 feet; thence S89°45’40”E, 285.00 feet; thence on a bearing of South 25.00 feet; thence N89°45’40”W, 285.00 feet to the point of beginning, reserving the West 33.00 feet for roadway purposes.

Tax Key No. 311 656208

Parcel 16 :

The West 60 feet of Lot One (1), Block Sixty-seven (67), HARRIMAN’S LAWSBURG PLAT, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Plat of said City.

Part of Tax Key No. 311 113900

Parcel 18:

The South 1/2 of Lots One(1) and Two (2), in Block Ten (10), BATEMAN’S ADDITION, City of Appleton, Outagamie County, Wisconsin, according to the recorded Assessor’s Map of said City.

Together with that portion of the West 11 inches of N. Lawe St. vacated by Affidavit recorded in Volume 344 of Deeds on Page 59, lying immediately adjacent to the above described parcel.

The North 1/2 of Lots One (1) and Two (2) and all of Lots Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), and Thirteen (13), in Block

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Ten (10) BATEMAN’S ADDITION, City of Appleton, Outagamie County, Wisconsin, according to the Recorded Assessor’s Map of said City.

Together with that portion of the West 11 inches of N. Lawe St. vacated by Affidavit recorded in Volume 344 of Deeds on Page 59, lying immediately adjacent to the above described parcel.

Lots One (1), Two (2), Three (3), Five (5) and Six (6), Block Nine (9), BATEMAN’S ADDITION, City of Appleton, Outagamie County, Wisconsin, according to the Recorded Assessor’s Map of said City, less a triangular parcel of land in the Northerly corner of Lot 6, Block 9, lying North of the South line of East Winnebago Street, extended Easterly, more particularly described as that triangle measuring approximately 19.4 feet along the west line of Union Street, and Approximately 35.45 feet along the Southeasterly right-of-way line of the Chicago & North Western Railway Company.

AND

All that part of vacated North Union Street lying between and adjacent to Block 9 and Block 10, Bateman’s Addition, City of Appleton, Outagamie County, Wisconsin according to the recorded Assessor’s Map of said City, and, lying North of the North line of East Hancock Street and South of the South line of the Chicago and Northwestern Railroad right-of-way, less and exception that part of the West one-half of the vacated North Union Street lying South of the South line of the Chicago and Northwestern Railroad right-of-way and lying North of the South line of Winnebago Street, extended Easterly.

Part of Tax Key No. 311 024100

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EXHIBIT G

June 5, 2007

GUARANTEE AND DEBENTURE

between

ROSE HOLDINGS LIMITED

and the other companies listed

as Chargors

and

BANK OF AMERICA, N.A.

as

Security Agent

31

i

6.7	Ownership of Assets	23
6.8	Real Property	23
6.9	Incorporation of Credit Agreement Representations and Warranties	23
6.10	Repetition	23
7. NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS		24
8. UNDERTAKINGS		24
8.1	Duration of Undertakings	24
8.2	General Undertakings	24
8.3	Real Property Undertakings	25
9. MONETARY CLAIMS		25
10. ACCOUNTS		26
10.1	Delivery of Notice	26
10.2	Accounts: Before a Declared Default	26
10.3	Accounts: After a Declared Default	26
10.4	Collateral Accounts	26
11. SHARES		26
11.1	Registration	26
11.2	Shares Before a Declared Default	26
11.3	Shares After a Declared Default	27
11.4	Exclusion of duties of Security Agent	27
11.5	Delivery of Documents	28
12. INSURANCES		28
12.2	Insurance Default	29
12.3	Insurance Proceeds	29
13. ASSIGNED AGREEMENTS		30
14. INDEMNITY		30
15. POWER OF ATTORNEY		30
16. ENFORCEMENT		31
16.1	Enforcement	31
16.2	No Liability as Mortgagee in Possession	31
17. POWERS OF THE SECURITY AGENT		31
17.1	Statutory Restrictions	31
17.2	Enforcement Powers	31
17.3	Statutory Powers	32
17.4	Fixtures	32
17.5	Appointment of Receiver or Administrator	32
17.6	Powers of Leasing	32
17.7	Exercise of Powers	32
17.8	Restrictions on Notices	32
18. RECEIVER		33
18.1	Receiver as Agent	33
18.2	Powers of Receiver	33
18.3	Removal of Receiver	35
18.4	Remuneration of Receiver	35
18.5	Several Receivers	35
19. APPLICATION OF MONEYS		35

19.1	Order of Application	35
19.2	Insurance Proceeds	35
19.3	Section 109 Law of Property Act 1925	36
19.4	Application against Secured Obligations	36
19.5	Suspense Account	36
20. PROTECTION OF THIRD PARTIES		36
20.1	No Obligation to Enquire	36
20.2	Receipt Conclusive	36
21. PROTECTION OF SECURITY AGENT AND RECEIVER		37
22. COSTS AND EXPENSES		37
22.1	Expenses	37
22.2	Enforcement Expenses	37
22.3	Stamp Duties, etc	37
22.4	Default Interest	37
23. CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS		38
23.1	Cumulative Powers	38
23.2	Amounts Avoided	38
23.3	Discharge Conditional	38
24. RELEASE OF SECURITY		38
25. RULING OFF ACCOUNTS		38
26. DELEGATION		39
27. REDEMPTION OF PRIOR CHARGES		39
28. SET-OFF		39
28.1	Set-Off Rights	39
28.2	Different Currencies	39
28.3	Unliquidated Claims	40
29. NOTICES		40
29.1	Mode of Service	40
29.2	Deemed Service	41
30. CHANGES TO PARTIES		41
30.1	Assignment by the Security Agent	41
30.2	Changes to Parties	41
30.3	New Subsidiaries	42
30.4	Consent of Chargors	42
31. CURRENCY		42
31.1	Conversion	42
31.2	No Discharge	42
32. MISCELLANEOUS		42
32.1	Payments	42
32.2	Certificates Conclusive	43
32.3	Invalidity	43
32.4	Counterparts	43
32.5	Failure to Execute	43
32.6	Perpetuity Period	43
32.7	Third Party Rights	43
33. GOVERNING LAW		44

34. JURISDICTION		44
34.1	Submission to Jurisdiction	44
34.2	Forum Convenience	44

SCHEDULE 1 - CHARGORS
SCHEDULE 2 - DETAILS OF REAL PROPERTY

SCHEDULE 3 - SHARES

SCHEDULE 4 - FORMS OF NOTICE

SCHEDULE 5 - FORM OF NOTICE TO BANKS OPERATING ACCOUNTS

SCHEDULE 6 - FORM OF SECURITY ACCESSION DEED

THIS DEED is dated 5 June, 2007 and is made

BETWEEN

(1)	ROSE HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 4989812 (“Rose”);

(2)	THE COMPANIES listed in Schedule 1 (Chargors); and

(3)	BANK OF AMERICA, N.A., as Administrative Agent, as security agent and trustee for itself and the other Secured Parties (the “Security Agent”).

IT IS AGREED AS FOLLOWS:

1. INTERPRETATION

1.1 Definitions

In this Deed terms have, unless otherwise defined in this Deed, the meaning given to them in the Credit Agreement and;

“Account” means any account at any time opened or held by a Chargor with the Security Agent or any other bank or financial institution, any credit balance on any of those accounts and any debt represented by them and all Related Rights.

“Assigned Agreements” means the Intra-Group Loan Agreement and any agreement specified in Schedule 3 to any Security Accession Deed.

“Borrower Obligations” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Centre of Main Interests” means, in relation to a Chargor, the “centre of main interests” for the purpose of Council Regulation (EC) No 1346/2000 of 29th May 2000 on insolvency proceedings of that Chargor.

“Charged Property” means the assets of each Chargor mortgaged, charged, assigned or otherwise encumbered by or pursuant to this Deed.

“Chargor” means Rose, each of the companies listed in Schedule 1 (Chargors) and each company which grants security over its assets in favour of the Security Agent and becomes a party to this Deed by executing a Security Accession Deed.

“Collateral Account” means a cash collateral account established by a Chargor at an office of a Collateral Account Bank in the name of the Security Agent.

“Collateral Account Bank” means Bank of America, N.A. (or any affiliate of it) or another bank which at all times is a Lender as selected by the relevant Chargor and notified to the Security Agent in writing promptly following such selection.

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by or pursuant to this Deed or by law.

“Credit Agreement” means the credit agreement dated on or about the date hereof made between, amongst others, Paperweight Development Corp., Appleton Papers Inc., as borrower, the Company as subsidiary borrower, certain subsidiaries of Appleton Papers Inc. party thereto, the banks and financial institutions named as Lenders therein and Bank of America, N.A., as administrative agent, as novated, supplemented and amended from time to time and including any increase in the amount of the credit or facilities provided to the Borrower or any of the Subsidiary Borrowers from that contemplated at the date of this Deed.

“Declared Default” means an Event of Default which has occurred and is continuing and where notice of the occurrence of that Event of Default has been given to Rose by the Security Agent or the Administrative Agent.

“Default Rate” means the rate at which interest on overdue amounts is payable under Subsection 2.08(b) of the Credit Agreement.

“Derivative Agreement” means any derivative or hedging agreement protecting against, or under which payments are made by reference to, fluctuations in any rate or price.

“Distribution Rights” means all dividends, distributions and other income paid or payable on an Investment or Share, together with all stock, shares, securities or other property derived from that Investment or Share and all other allotments, accretions, rights, benefits and advantages of any kind accruing, offered or otherwise derived from or incidental to that Investment or Share (whether by way of conversion, exchange, redemption, bonus, preference, option or otherwise).

“Documents” means the Loan Documents, the Secured Hedge Agreements, the Secured Cash Management Agreements and the Bilateral Facility Documents (each as novated, supplemented, amended and restated from time to time and including any increase in the amount of the credit or facilities provided to any Group Member from that contemplated at the date of this Deed).

“Equipment” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Establishment” means, in relation to a Chargor, any place of operations where that Chargor carries on non-transitory enconomic activity with human means and goods.

“Event of Default” means an Event of Default as defined in the Credit Agreement.

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“Excluded Leasehold Properties” means:

(a) the leasehold property known as Unit 2 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between Tidy Properties Limited and Bemrosebooth Limited;

(b) the leasehold property known as Unit 3 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between Tidy Properties Limited and Bemrosebooth Limited;

(c) the leasehold property known as Unit 5 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between Tidy Properties Limited and Bemrosebooth Limited;

(d) the leasehold property known as Unit 6 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between Tidy Properties Limited and Bemrosebooth Limited; and

(e) the leasehold property known as Unit 5, Pacific Avenue, Richardson Parkway, Wednesbury held pursuant to a lease dated 27 April 1999 made between V&P Midlands Limited and Bemrose Corporation Plc.

“Final Discharge Date” means the first date on which all the Loans, the Reimbursement Obligations, the Secured Obligations and other obligations under the Loan Documents (other than (a) contingent on-going indemnity and similar obligations and (b) obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been irrevocably terminated and no Letter of Credit shall be outstanding.

“Floating Charge Asset” means an asset charged under Subclause 4.3 (Floating Charge).

“Guarantee” means the guarantee granted by each of the Chargors under Clause 2 (Guarantee and Indemnity).

“Guarantor Obligations” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Insurances” means all contracts and policies of insurance (including all cover notes) in which any Chargor may from time to time have an interest, but excluding any third party liability or public liability insurance and any directors and officers insurance and all Related Rights.

“Intellectual Property” means:

(a) all know-how, patents, trade marks and service marks;

(b) all brand, business, domain and trade names;

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(c) all copyrights, moral rights, database rights, design rights and registered designs; and

(d) all inventions, confidential information and other intellectual property rights,

and all interests in (including any application for) any of the above and all Related Rights (including, without limitation, all Intellectual Property as defined in the US Guarantee and Collateral Agreement).

“Intra-Group Loan Agreement” means the intra-group loan agreement dated on or about June 11, 2004 between Appleton Papers Inc., Rose and the Chargors.

“Inventory” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Investment” means any stock, share, debenture, loan stock, security, interest in any investment fund and any other comparable investment (whether or not marketable) whether owned directly by or to the order of a Chargor or by any trustee, fiduciary or clearance system on its behalf (including, unless the context otherwise requires, the Shares).

“Monetary Claims” means any book and other debts and monetary claims due or owing at any time to any Chargor (including any net payment due to any Chargor under any Derivative Agreement) and any proceeds of those debts and claims including any claims or sums of money deriving from or in relation to any Intellectual Property, any Investment, the proceeds of or payment under any Insurances, any court order or judgment, any contract or agreement to which that Chargor is a party and any promissory note, negotiable instrument or other security evidencing or securing any such debt or claim.

“Moveable Property” means all plant, machinery, vehicles, computers, office and other machinery and all Related Rights.

“Obligor” means the Borrower, a Subsidiary Borrower, a Guarantor, a Chargor or any other Loan Party.

“Party” means a party to this Deed.

“Real Property” means all freehold, leasehold or other real property in England and Wales from time to time owned by a Chargor or in which a Chargor is otherwise interested, including the property, if any, specified in Schedule 2 (Details of Real Property) (or, as the case may be, Schedule 1 of the relevant Security Accession Deed) and any buildings, fixtures, fittings (including trade fixtures and fittings), fixed plant or machinery situated on or forming part of such freehold or leasehold or other real property, and includes all Related Rights.

“Receiver” means a receiver and manager (including an administrative receiver) or if so specified in the relevant appointment a receiver in each case appointed under this Deed.

8

“Related Rights” means, in relation to any asset:

(a) the proceeds of sale of the whole or any part of that asset;

(b) all rights under any licence, agreement for sale, option or lease in respect of that asset;

(c) all rights, benefits, claims, contracts, warranties, remedies, security indemnities or covenants for title in respect of that asset; and

(d) any moneys and proceeds paid or payable in respect of that asset.

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under applicable limitation statutes, the possibility that an undertaking to assume liability for or to indemnify a person against the non-payment of United Kingdom stamp duty land tax may be void, defences of set-off or counterclaim and similar principles, similar matters arising under the laws of any jurisdiction in which any relevant obligations may have to be performed and the qualifications as to matters of law only contained in the legal opinion of Taylor Wessing addressed to the Security Agent in relation to this Deed.

“Secured Cash Management Agreements” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Secured Hedge Agreements” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Secured Obligations” means in the case of any Chargor, such Person’s (i) Borrower Obligations and/or (ii) Guarantor Obligations.

“Secured Parties” means all and each of the Security Agent, the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns.

“Security” means the Security Interests created under or pursuant to or evidenced by this Deed.

“Security Accession Deed” means a deed executed by a Group Member substantially in the form set out in Schedule 6 (Form of Security Accession Deed), with those amendments which the Security Agent may approve or reasonably require.

“Security Interest” means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment, reservation of title or other security interest and any other agreement (including a sale and repurchase arrangement) having the commercial effect of conferring security.

9

“Shares” means all shares owned by a Chargor in its Subsidiaries from time to time.

“US Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, as defined in the Credit Agreement.

“Winding-up” means any winding-up, amalgamation, reconstruction’, administration, dissolution, liquidation, merger or consolidation or any analogous procedure or step in any jurisdiction.

1.2 Other References

(a) In this Deed, unless a contrary intention appears, a reference to:

(i) an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case whether oral or written);

(ii) an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend” and “amended” shall be construed accordingly;

(iii) “assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above;

(iv) a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(v) a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary and “dispose” will be construed accordingly;

(vi) a “guarantee” includes:

(A)	an indemnity, counter-indemnity, guarantee or assurance against loss in respect of any indebtedness of any person; and

(B)	any other obligation of any person, whether actual or contingent:

(I)	to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in any person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

10

(II)	to be responsible for the performance of any obligations by or the solvency of any other person,

and “guaranteed” and “guarantor” shall be construed accordingly;

(vii) “including” means including without limitation and “includes” and “included” shall be construed accordingly;

(viii) “indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(ix) “losses” includes losses, actions, damages, payments, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind and “loss” shall be construed accordingly;

(x) a “person” includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing; and

(xi) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

(b) In this Deed, unless a contrary intention appears:

(i) a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a party under this Deed;

(ii) references to Clauses, Subclauses and Schedules are references to, respectively, clauses and subclauses of and schedules to this Deed and references to this Deed include its schedules;

(iii) a reference to (or to any specified provision of) any agreement (including any of the Documents) is to that agreement (or that provision) as amended from time to time (unless such amendment is contrary to the terms of any Document);

(iv) a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or reenacted from time to time;

(v) a reference to a time of day is to London (England) time;

11

(vi) the index to and the headings in this Deed are for convenience only and are to be ignored in construing this Deed;

(vii) words imparting the singular include the plural and vice versa; and

(viii) an Event of Default is continuing if it has not been waived in writing by the Secured Parties.

1.3 Construction.

(a) In this Deed, references to “with full title guarantee” are to be construed as provided for in the Law of Property (Miscellaneous Provisions) Act 1994.

(b) The terms of the Documents and of any side letters between any Group Member and any Secured Party relating to the Secured Obligations or any Document are incorporated in this Deed to the extent required for any disposition or purported disposition of the Charged Property contained in this Deed to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(c) The parties intend that this document shall take effect as a deed even though the Security Agent may only execute it under hand.

1.4 Financial Assistance

The Guarantees and Security given by any Chargor under this Deed shall extend to cover all debts, liabilities and obligations incurred under or pursuant to any of the Documents in respect of the Rose Acquisition (and any refinancing of debts, liabilities and obligations incurred in respect thereof) as soon as the provisions of sections 155 to 158 of the Companies Act 1985 have been complied with by such Chargor in respect thereof. The exception to the definition of “Secured Obligations” and Subclause 2(b) below shall be construed accordingly.

2. GUARANTEE AND INDEMNITY

(a) Each Chargor irrevocably, unconditionally and jointly and severally:

(i) guarantees to the Security Agent on behalf of each Secured Party punctual performance by each other Obligor of all that Obligor’s obligations under the Documents and the payment when due of all sums payable at any time by that Obligor under the Documents or otherwise in respect of the Secured Obligations;

(ii) undertakes with the Security Agent on behalf of each Secured Party that whenever an Obligor does not pay any amount when due under or in connection with any Document, that Chargor shall immediately on demand by the Security Agent pay that amount as if it was the principal obligor; and

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(iii) indemnifies each Secured Party immediately on demand against any loss or liability suffered by that Secured Party if the guarantee or undertaking given by, or any obligation guaranteed by, that Chargor is or becomes unenforceable, invalid or illegal. The amount of any such loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover,

(b) The obligations and liabilities of each Chargor which are the subject of Subclause 2(a) shall not include or extend to any debt, obligation or liability (including, for the avoidance of doubt, any debt, obligation or liability incurred in respect of the Rose Acquisition) which, if it were so included, would result in contravention of section 151 of the Companies Act 1985.

3. CHARGES AND ASSIGNMENTS

3.1 Fixed Charges

Each Chargor as continuing security for the payment, discharge and performance of the Secured Obligations charges in favour of the Security Agent (as agent and trustee for the Secured Parties) with full title guarantee the following assets, at any time owned by it or in which it has an interest:

(a)	by way of first legal mortgage, all the Real Property;

(b)	by way of first fixed charge:

(i) all other Real Property (to the extent not the subject of an effective legal mortgage under paragraph (a) above);

(ii) all Moveable Property (but excluding such Chargor’s stock in trade or work in progress);

(iii) all Monetary Claims and all Related Rights;

(iv) all Accounts;

(v) all Shares and Investments together with all Distribution Rights and all other Related Rights;

(vi) all Intellectual Property;

(vii) all Insurances;

(viii) the benefit of all consents, licences and agreements held by it in connection with its business or the use of any of its assets;

(ix) its goodwill and uncalled capital;

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(x) any interest in or claim or entitlement to any assets of any pension fund (to the extent permitted as a matter of law); and

(xi) to the extent not effectively assigned by Subclause 3.2 (Security Assignment), all its rights and interests in (and money due or claims under) the Assigned Agreements.

3.2 Security Assignment

Each Chargor as continuing security for the payment, discharge and performance of the Secured Obligations assigns absolutely with full title guarantee to the Security Agent (as agent and trustee for the Secured Parties), subject to obtaining any necessary consent to such assignment from any third party, all its rights, title and interest in and to the Assigned Agreements.

3.3 Floating Charge

Each Chargor as continuing security for the payment, discharge and performance of the Secured Obligations charges in favour of the Security Agent (as agent and trustee for the Secured Parties) with full title guarantee by way of first floating charge all its present and future assets, subject (and without prejudice) to any first legal mortgage or fixed charge created in respect of any such asset under Subclause 3.1 (Fixed Charges) or any assignment under Subclause 3.2 (Security Assignment).

3.4 Qualifying Floating Charge

The floating charges granted by each Chargor under Subclause 3.3 (Floating Charge) are “qualifying floating charges” for the purposes of paragraph 14(2)(a) of Schedule B1 to the Insolvency Act 1986 and paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to this Deed.

3.5 Conversion of Floating Charge by Notice

The Security Agent may, by notice to any Chargor, convert the floating charge over the assets of such Chargor created under this Deed into a fixed charge as regards those assets (or types of assets) specified in the notice if:

(a) an Event of Default has occurred and is continuing; or

(b) the Security Agent (acting in good faith) considers that any Floating Charge Asset is in danger of being seized or sold or is otherwise in jeopardy pursuant to any form of attachment or other legal process; or

(c) the Security Agent (acting in good faith) considers that it is necessary or desirable in order to protect the Security or the priority of the Security,

14

and each relevant Chargor shall promptly execute a fixed charge or legal assignment over those assets in the form which the Security Agent (acting reasonably) requires.

3.6 Automatic Conversion of Floating Charge

The floating charge created under Subclause 3.3 (Floating Charge) will (in addition to any circumstances having the same effect that occur under general law) automatically and immediately be converted (without notice) into a fixed charge as regards all the Floating Charge Assets charged by the relevant Chargor if:

(a) any Chargor creates or attempts to create any Security Interest (other than as permitted under the Documents) over any of the Floating Charge Assets; or

(b) any person levies or attempts to levy any distress, attachment, execution or other process against any of the Floating Charge Assets of any Chargor; or

(c) any meeting of the shareholders of any Chargor is convened for the purpose of considering any resolution to Wind-up that Chargor, any order is made, petition is presented or documents are filed at court to Wind-up that Chargor or any administrator is appointed to or of that Chargor.

3.7 Insolvency Act

No floating charge granted by any Chargor shall, either by notice given by the Security Agent under Subclause 3.5 (Conversion of Floating Charge by Notice) or automatically under Subclause 3.6 (Automatic Conversion of Floating Charge), be converted into a fixed charge over any Floating Charge Asset or otherwise crystallise solely as a result of:

(a)	the obtaining of a moratorium by such Chargor; or

(b)	anything done by such Chargor with a view to obtaining a moratorium,

in each case under section lA of and schedule Al to the Insolvency Act 1986.

3.8 Excluded Leasehold Properties

There shall be excluded from the security created by Subclause 3.1 (Fixed Charges) and from the operation of Subclause 3.9 (Leases Restricting Charging) and Clause 5 (Further Assurance and Perfection) each of the Excluded Leasehold Properties.

3.9 Leases Restricting Charging

(a) There shall be excluded from the fixed charge created by Subclause 3.1 (Fixed Charges) and from the operation of Clause 5 (Further Assurance and Perfection) any leasehold property notified by the Chargor to the Security Agent prior to the date of this Deed (or if later

15

the date of the Security Accession Deed by which it became a party to this Deed) and which is held by a Chargor under a lease the terms of which either preclude absolutely or conditionally (including requiring the consent of any third party) that Chargor from creating any charge over its leasehold interest in that property (each an “Excluded Property”) until the relevant condition or waiver has been satisfied or obtained.

(b) For each Excluded Property, each relevant Chargor undertakes to apply for the relevant consent or waiver of prohibition or condition within 21 days of the date of this Deed (or if later the date of the Security Accession Deed by which it became a party to this Deed), to use reasonable endeavours to obtain that consent or waiver as soon as possible and to keep the Security Agent informed of the progress of its negotiations.

(c) Forthwith upon receipt of the relevant waiver or consent, the relevant formerly Excluded Property shall stand charged to the Security Agent under Subclause 3.1 (Fixed Charges). If required by the Security Agent at any time following receipt of that waiver or consent, the relevant Chargor will forthwith execute a valid charge by way of legal mortgage in such form as the Security Agent shall reasonably require.

3.10 Intellectual Property Rights Restricting Charging

(a) Subject to (b) below, there shall be excluded from the fixed charge created by Subclause 3.1 (Fixed Charges) and from the operation of Clause 5 (Further Assurance and Perfection) any Intellectual Property Right in which a Chargor has an interest under any licence or other agreement the terms of which either preclude absolutely or conditionally (including requiring the consent of any third party) that Chargor from creating any charge over its interest in that Intellectual Property (each an “Excluded Intellectual Property Right”).

(b) For each Excluded Intellectual Property Right which the Security Agent (acting reasonably) notifies the relevant Chargor to be material, each relevant Chargor undertakes to apply for the relevant consent or waiver of prohibition or condition within 14 days of the date of any such notice from the Security Agent, to use all reasonable endeavours to obtain such consent or waiver as soon as possible and to keep the Security Agent informed of the progress of its negotiations.

(c) Forthwith upon receipt of the relevant waiver or consent, the relevant formerly Excluded Intellectual Property Right shall stand charged to the Security Agent under Subclause 3.1 (Fixed Charges). If required by the Security Agent, at any time following receipt of that waiver or consent, the relevant Chargor will forthwith execute a valid fixed charge in such form as the Security Agent shall reasonably require.

3.11 Omissions

The fact that no or incomplete details of any asset or property is specified in Schedules 2 (Details of Real Property) or 3 (Shares) or in the schedule to any Security Accession Deed (if any) shall not affect the validity or enforceability of the mortgages or charges created by this Deed.

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4. CONTINUING GUARANTEES AND SECURITY

4.1 Continuing Guarantees and Security

The Guarantees and Security are continuing guarantees and security and extend to the ultimate balance of all sums payable by the Obligors under the Documents notwithstanding any intermediate payment or settlement of all or any part of the Secured Obligations.

4.2 Reinstatement

(a) If any discharge, whether in respect of any debt, obligations or liability of any Obligor or of any Guarantee or Security, is given or made and any payment or disposition by any Obligor is avoided, reduced or set aside on any insolvency, liquidation or otherwise the obligations and liability of each Chargor under the Documents, the Guarantees and Security shall continue and any such discharge shall be deemed not to have occurred to the extent such payment or disposition is avoided, reduced or set aside.

(b) The Security Agent, acting in good faith, may concede or compromise any claim that any payment, security or other disposition by a Chargor is liable to avoidance or restoration.

4.3 Other Guarantees and Security

The Guarantees and Security are in addition to and shall neither be merged in nor in any way exclude or prejudice or be affected by any other guarantees, security or other right which the Security Agent and/or any other Secured Party may now or after the date of this Deed hold for any of the Secured Obligations. The Guarantees and this Security may be enforced against each Chargor without first having recourse to any other rights of or security granted to the Security Agent or any other Secured Party.

4.4 Waiver of defences

(a) The liability of each Chargor under this Deed will not be discharged, diminished or in any way adversely affected by any of the following (whether or not known to any Chargor, any Secured Party or any other person and whether or not agreed to by, or notified to, any Chargor):

(i) any time, waiver, or consent granted to, or composition with, any Obligor or any other person;

(ii) any amendment to, or replacement of, any Document (however fundamental and whether or not it increases the liability of any Obligor) or any other agreement or security;

(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce any rights or remedies against, or security

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over the assets of, any Obligor or any other person of any failure to observe or perform any formal requirement in respect of any security or other instruments or failure to realise the full value of any security;

(iv) any actual or purported obligation of any Obligor or any other person under any Document or other agreement (or any security for that obligation) being or becoming void, invalid, illegal or unenforceable for any reason;

(v) any incapacity or lack of power, authority or legal personality of or change in the constitution of, or any amalgamation or reconstruction of, any Obligor or other person or any failure by any actual or proposed Obligor to be or become bound by terms of any Document;

(vi) any Obligor or other person being or becoming insolvent or subject to any insolvency proceedings or procedure;

(vii) the release of any other Obligor or other person under the terms of any composition or arrangement with any creditor of such Obligor or other person; or

(viii) any other act, omission, circumstance, matter or thing which, but for this Subclause, would operate to release, reduce, prejudice or otherwise exonerate the relevant Chargor from any of its obligations under this Deed.

(b) No Secured Party shall be concerned to see or investigate the powers or authorities of any of the Obligors or their respective officers or agents, and moneys obtained or Secured Obligations incurred in purported exercise of such powers or authorities or by any person purporting to be an Obligor shall be deemed to form a part of the Secured Obligations, and “Secured Obligations” shall be construed accordingly.

4.5 Appropriations

Each Secured Party may at any time before the Final Discharge Date:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent of it) in respect of the Secured Obligations or apply and enforce such money, security or rights in such manner and order as it sees fit; and

(b) hold in an interest bearing suspense account any amount received or recovered from any Obligor or on account of any Obligor’s liability in respect of the Secured Obligations.

4.6 Non-competition

(a) Until the Final Discharge Date each Chargor waives its rights and undertakes not to exercise any rights it may have (whether by reason of the existence of, or any payment by it under any of the Documents for or on account of the liability of any other Obligor):

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(i) to be subrogated to or share in any rights, security or monies, received or receivable by any Secured Party (or trustee or agent on its behalf) or be entitled to any right of contribution or indemnity;

(ii) of subrogation, contribution or indemnity against any Obligor or any co-surety;

(iii) to demand, claim or accept payment of any monies due or any distribution or security from any other Obligor or claim or exercise any set-off or counterclaim against any other Obligor; or

(iv) to claim, rank, prove or vote in a liquidation or other insolvency proceeding of any Obligor or co-surety in competition with any Secured Party,

unless the Security Agent directs it to do so.

(b) Each Chargor will hold in trust for, and promptly on demand pay or transfer to, the Security Agent (acting as agent and trustee for the Secured Parties) any payment, distribution or benefit of security received by it contrary to the above, whether arising as a result of a breach of, or compliance with directions given to it by the Security Agent under, paragraph (a) above or as a result of any setoff arising automatically by operation of law.

5. FURTHER ASSURANCE AND PERFECTION

5.1 General Assurance

Each Chargor will, at its own expense, promptly execute and do all such acts, assurances, documents and other things as the Security Agent may reasonably require:

(a) to perfect and/or protect the security created (or intended to be created) over or in respect of (or any part of) the Charged Property;

(b) to facilitate the realisation (when the Security is enforceable) of the Charged Property or for the exercise of the Collateral Rights; and

(c) to confer on the Security Agent security over any assets of that Chargor (in whatever jurisdiction situated) equivalent or similar to the security intended to be conferred over such type of asset by this Deed.

5.2 Legal Mortgage

In complying with the terms of Subclause 5.1 (General Assurance) the relevant Chargor shall at the request of the Security Agent execute a charge by way of legal mortgage, fixed charge or assignment in favour of the Security Agent (as agent and trustee for the Secured Parties) over any asset where contemplated by this Deed or any other Document, together with

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any transfer, conveyance, assignment or assurance whatsoever and will give all required or requested notices, orders, instructions and directions whatsoever.

5.3 Additional Documents

Any document required to be executed by a Chargor under this Clause will contain provisions no more onerous than the provisions set out in this Deed.

5.4 Real Property: Delivery of Documents of Title

Each Chargor shall upon the execution of this Deed, and upon the acquisition by any Chargor of any interest in any freehold, leasehold or other real property after the date of this Deed (or if later after the date of the Security Accession Deed by which it became party to this Deed), deliver (or procure delivery) to the Security Agent of, and the Security Agent (or any agent, custodian or nominee on its behalf) shall be entitled to hold and retain, all deeds, certificates and other documents of title which are in the relevant Chargor’s possession or reasonably obtainable by such Chargor relating to any Real Property.

5.5 Land Registration

(a) Each Chargor applies to H.M. Chief Land Registrar either under the terms of this Deed or, if required by the Security Agent pursuant to HM Land Registry Form RX1, to enter the following restriction in the Register of Title of any property forming part of the Real Property now owned or acquired after the date of this Deed by any of the Chargors:

“No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor for the time being of the charge dated [            ] in favour of Bank of America, N.A., as Security Agent, referred to in the charges register or, if appropriate, signed on such proprietor’s behalf by [its secretary or conveyancer or [specify appropriate details]].”

(b) Each Chargor confirms that under the provisions of this Deed the Lenders and others are under an obligation to make further advances on and subject to the terms of the Documents and each Chargor applies to HM Chief Land Registrar under the terms of this Deed or if required by the Security Agent pursuant to HM Land Registry Form CH2 for a note to be entered in the Register of Title of any property forming part of the Real Property now owned or acquired after the date of this Deed by any of the Chargors to that effect.

5.6 Note of Debenture

In the case of any Real Property, title to which is or will be registered under the Land Registration Act 2002, acquired by or on behalf of any Chargor after the execution of this Deed, each relevant Chargor shall promptly notify the Security Agent of the title number(s) and, contemporaneously with the making of an application to H.M. Land Registry for the registration of the Chargor as the Registered Proprietor thereof, apply to H.M. Chief Land Registrar to enter a Notice of this Deed on the Charges Register of such property.

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5.7 Further Advances

Subject to the terms of the Credit Agreement, the Lenders are under an obligation to make further advances or credit available to the Obligors and that obligation will be deemed to be incorporated into this Deed as if set out in this Deed.

5.8 Register of Trade Marks

Each Chargor as registered proprietor appoints the Security Agent as its agent to apply for the particulars of this Deed and of the Secured Parties’ interest in its existing trade marks and trade mark applications and any future trade marks or trade mark applications registered or to be registered in the United Kingdom in the name of that Chargor, to be made on the Register of Trade Marks under section 25(1) of the Trade Marks Act 1994, and each Chargor agrees to execute all documents and forms required to enable those particulars to be entered on the Register of Trade Marks.

5.9 Retention of Documents

The Security Agent (or any agent, custodian or nominee on its behalf) may retain any document delivered to it under Subclauses 5.4 (Real Property: Delivery of Documents of Title) and 11.5 (Delivery of Documents) or otherwise until the Security is released and, if for any reason it ceases to hold any such document before that time, it may by notice to the relevant Chargor require that the relevant document be redelivered to it and the relevant Chargor shall promptly comply (or procure compliance) with that notice.

5.10 Power to Remedy

If a Chargor fails to comply with any covenant set out in Clauses 8 (Undertakings) to 13 (Assigned Agreements) (inclusive) and that failure is not remedied to the satisfaction of the Security Agent within 14 days, it will allow (and irrevocably authorises) the Security Agent or any person which the Security Agent nominates to take any action on behalf of that Chargor which is necessary to ensure that those covenants are complied with.

6. REPRESENTATIONS AND WARRANTIES

6.1 Reliance

Each Chargor makes the representations and warranties in this Clause:

(a) to each Secured Party and acknowledges that each Secured Party has extended credit to Group Members under the Documents in reliance on those representations and warranties; and

(b) on behalf of itself and (unless otherwise specified) each of its Subsidiaries.

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6.2 Incorporation

(a) It (and each of its Subsidiaries) is a limited liability company duly incorporated and validly existing under the laws of England and Wales.

(b) No receiver, administrative receiver, liquidator, administrator or similar officer has been appointed with respect to it or any of its Subsidiaries or any of their respective assets and no petition or application is pending or to its knowledge threatened and no documents have been filed at court, for any such appointment.

6.3 Power and authority

(a) It has the power to enter into and deliver, and to exercise its rights and perform its obligations under, each Document to which it is or will be a party. No limit on its powers will be exceeded as a result of any borrowing or the giving of any guarantee or security by it under the Documents.

(b) It has taken all necessary action to authorise the entry into and delivery of and the performance by it of its obligations under each Document to which it is party.

(c) It has, and each of its Subsidiaries has, the power to own its assets and carry on its business as it is being conducted.

6.4 No Conflict

The entry into and delivery of, and the exercise of its rights and the performance of its obligations under, each Document to which it is a party do not and will not breach or conflict with:

(a) any law, regulation or order to which it is subject;

(b) its constitutional documents; or

(c) any agreement or document binding upon any Group Member or any of its assets, or result in a default or right of any person to terminate any such agreement or document, or require it to make any payment (not being under a Document) to any third person, in each case, in a manner which would or would be reasonably likely to have a Material Adverse Effect or result in any liability on the part of any Secured Party to any third person.

6.5 Obligations Binding

(a) The obligations expressed to be assumed by it under each Document to which it is a party constitute its legal, valid and binding obligations which, subject to the Reservations, are enforceable against it in accordance with their terms.

(b) Subject to the Reservations, this Deed creates the Security Interests over the assets expressed to be charged or encumbered which this Deed purports to create.

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6.6 Consents

All required or desirable consents have been obtained and are in full force and effect:

(a) for the entry into and delivery of, and the exercise of its rights and performance of its obligations under, each Document to which it is a party;

(b) to make any Document to which it is a party admissible in evidence in England and Wales and in the jurisdiction of the governing law of such Document; or

(c) for the conduct of business by it and each Subsidiary of it as presently conducted, except to the extent that the absence of any such consent would not and is not reasonably likely to have a Material Adverse Effect.

6.7 Ownership of Assets

(a) Each Chargor owns and has good and marketable title to, or has valid leases of or licences in respect of, all material assets necessary to conduct its business as presently conducted.

(b) Each Chargor is the legal and beneficial owner of all shares, securities, real property and other assets which it charges or encumbers or purports to charge or encumber under this Deed, and has not granted any options or pre-emption rights in respect of any such assets and all Shares are fully paid.

(c) The constitutional documents of the companies whose shares are being charged or encumbered under this Deed do not contain any restrictions on the transfer of such shares or enforcement of any Security Interest created under this Deed and the directors of such companies do not have any power or discretion to refuse to register any transfer of shares made on an enforcement of this Deed.

6.8 Real Property

Schedule 2 (Details of Real Property) identifies all freehold and leasehold property beneficially owned by the Chargors as at the date of this Deed.

6.9 Incorporation of Credit Agreement Representations and Warranties

Each Chargor makes each of the representations and warranties set out in Section 5 of the Credit Agreement as if they were set out in full in this Deed and applied to them, mutatis mutandis, and the Security Agent and each Secured Party shall be entitled to rely upon such representations and warranties.

6.10 Repetition

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All the representations and warranties in this Clause are made to the Security Agent (as agent and trustee on behalf of itself and the Secured Parties) on the date of this Deed and shall be deemed made or repeated on the date of each Borrowing.

7. NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

No Chargor may:

(a) create or agree to create or permit to subsist any Security Interest over all or any part of the Charged Property;

(b) dispose of all or any part of the Charged Property or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

(c) dispose of the equity of redemption in respect of all or any part of the Charged Property,

except as permitted by the Credit Agreement.

8. UNDERTAKINGS

8.1 Duration of Undertakings

Each Chargor shall comply with the undertakings set out in this Clause which shall be continuing obligations on each Chargor from the date of this Deed until the full and irrevocable release and discharge of all the Security in accordance with the terms of this Deed.

8.2 General Undertakings

(a) Charged Property. Other than in respect of BemroseBooth Limited (for so long as it is a Designated Foreign Subsidiary Borrower), whose undertakings are contained in the Credit Agreement, it will comply with all material contracts and observe and perform all material covenants and stipulations from time to time affecting the Charged Property, make all payments, carry out all registrations or renewals and generally take all steps which are necessary to preserve, maintain and renew when necessary or desirable all the Charged Property.

(b) Maintenance. Other than in respect of BemroseBooth Limited (for so long as it is a Designated Foreign Subsidiary Borrower), whose undertakings are contained in the Credit Agreement, it will keep all Real Property in good and substantial repair (fair wear and tear excepted) and in good working order (as applicable).

(c) Centre of Main Interests. No Chargor will cause or allow its registered office or Centre of Main Interests to be in or maintain an Establishment in any jurisdiction other than England or Wales.

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8.3 Real Property Undertakings

(a) Acquisitions. Other than in respect of BemroseBooth Limited (for so long as it is a Designated Foreign Subsidiary Borrower), whose undertakings are contained in the Credit Agreement, it will notify the Security Agent promptly in writing of the acquisition by it (or any of its nominees) of any freehold, leasehold or other real property (or any interest therein).

(b) Inspection. It will, not more often than once in any calendar year unless there is an outstanding Event of Default, permit the Security Agent and any person nominated by the Security Agent to enter into and upon any Real Property at all reasonable times during business hours and on not less than 24 hours’ notice to view the state and condition of the Real Property in accordance with or unless restricted by any third party occupational lease of the relevant Real Property (without becoming liable as mortgagee in possession) and will remedy any material defect or want of repair forthwith after service by the Security Agent of notice of the defect or want of repair (provided that it shall not be under an obligation to do anything in excess of its obligations pursuant to the relevant lease of any leasehold Real Property).

(c) Leases.

(i) Other than as permitted pursuant to the Credit Agreement, it will not grant any lease, tenancy, contractual licence or right to occupy in respect of the whole or any part of the Real Property or otherwise part with possession of the whole or any part of the Real Property.

(ii) Other than in respect of BemroseBooth Limited (for so long as it is a Designated Foreign Subsidiary Borrower), whose undertakings are contained in the Credit Agreement, in relation to any lease, agreement to lease, licence or other right to occupy to which all or part of the Charged Property is at any time subject it will pay all rents, rates and other outgoings and comply in all material respects with the covenants, terms and conditions thereof and not do any act which would give any other person the right to occupy, re-enter, forfeit or seize any part of that Charged Property.

(iii) It will give immediate notice to the Security Agent if it receives any notice under section 146 of the Law of Property Act 1925 or any steps are taken or proceedings are commenced against it for the forfeiture of any lease comprised in any Real Property.

9. MONETARY CLAIMS

Each Chargor will:

(a) collect in and realise in the ordinary course of business all Monetary Claims, pay the proceeds immediately on receipt into such account (a “Nominated Account”) charged in favour of the Security Agent (as agent and trustee for the Secured Parties) as it has notified the Security Agent in writing and, pending that payment, hold those proceeds on trust for the Security Agent; and

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(b) save as permitted under this Deed, not charge, factor, discount or assign any of the Monetary Claims in favour of any other person, or enter into any agreement to do so.

10. ACCOUNTS

10.1 Delivery of Notice

Where an Account (including a Nominated Account) is not maintained with the Security Agent, the relevant Chargor will at the request of the Security Agent deliver a notice to the bank with whom the Account is maintained in the form set out in Part 1 of Schedule 5 (Form of Notice to Banks Operating Accounts) and will use all reasonable endeavours to procure that the bank with which that Account is maintained promptly signs and delivers to the Security Agent a letter substantially in the form set out in Part 2 of Schedule 5 (Form of Notice to Banks Operating Accounts).

10.2 Accounts: Before a Declared Default

Each Chargor shall before the occurrence of a Declared Default be entitled to withdraw, transfer or otherwise deal with any credit balance from time to time on any Account (other than a Collateral Account) to the extent permitted by the Credit Agreement provided that such amounts shall remain subject to the floating charge created under Subclause 3.3 (Floating Charge).

10.3 Accounts: After a Declared Default

After the occurrence of a Declared Default no Chargor shall be entitled to withdraw, transfer or otherwise deal with any credit balance from time to time on any Account without the prior written consent of the Security Agent.

10.4 Collateral Accounts

No Chargor may withdraw, transfer or otherwise deal with all or any monies from time to time standing to the credit of any Collateral Account, unless expressly permitted to do so by the Credit Agreement or with the prior written consent of the Security Agent.

11. SHARES

11.1 Registration

Each Chargor authorises the Security Agent at any time to have the Shares registered in the name of the Security Agent (or any nominee) or, following the occurrence of a Declared Default, any purchaser or transferee of such Shares. Each Chargor undertakes to promptly execute and sign all transfers and other documents (and register any such transfers in the shareholders register of such Chargor) which the Security Agent may reasonably require.

11.2 Shares Before a Declared Default

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At any time before the occurrence of a Declared Default:

(a) a Chargor shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Shares; and

(b) a Chargor shall be entitled to exercise all voting and other rights and powers attaching to the Shares provided that it shall not exercise any such voting and other rights attaching to the Shares in a manner which would materially change the terms of any of the Shares or which the Security Agent considers to be materially prejudicial to the interests of the Secured Parties under this Deed.

11.3 Shares After a Declared Default

At any time after the occurrence of a Declared Default:

(a) all dividends, distributions or other monies paid on or derived from the Shares are to be paid to the Security Agent for application in accordance with section 6.5 of the US Guarantee and Collateral Agreement;

(b) the Security Agent may exercise or refrain from exercising any voting rights or other rights or powers in respect of the Shares;

(c) the Security Agent may sell all or any of the Shares in any manner permitted by law and on such terms as the Security Agent may in its absolute discretion determine; and

(d) the Security Agent may do all other things or exercise such other rights conferred on or exercisable by the legal or beneficial owner of the Shares,

in each case in such manner as the Security Agent in its absolute discretion sees fit.

11.4 Exclusion of duties of Security Agent

At any time when any Shares are registered in the name of the Security Agent or its nominee, the Security Agent will not be under any duty to ensure that any dividends, distributions or other monies payable in respect of those Shares are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Shares. Each Chargor will make all payments which become due in respect of any Shares in which it has an interest and, without prejudice to the foregoing, will indemnify on demand the Security Agent for any cost or expense incurred by the Security Agent on making any payments (which it may make at its discretion) which become due in respect of any of the Shares.

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11.5 Delivery of Documents

Each Chargor will as soon as reasonably practicable after the date of this Deed (or if later the date of the Security Accession Deed by which such Chargor became a party to this Deed) or on the date on which any Shares are issued to it deposit with the Security Agent (or as it shall direct) all stocks and share certificates and other documents of title relating to the Shares and Investments together with stock transfer forms duly stamped and executed in blank and left undated on the basis that the Security Agent shall be able to hold such documents of title and stock transfer forms until the Final Discharge Date and shall be entitled, at any time, to complete, under its power of attorney given by Clause 15 (Power of Attorney) below, the stock transfer forms on behalf of the relevant Chargor in favour of itself or such other person as it shall select. Each Chargor will execute all other documents and take all further action which the Security Agent requires for the purpose of perfecting a legal security over the Shares and Investments or vesting title to the Shares and Investments in the name of the Security Agent or its nominees or any purchaser.

12. INSURANCES

12.1 Insurances

Other than in respect of BemroseBooth Limited (for so long as it is a Designated Foreign Subsidiary Borrower), whose undertakings are contained in the Credit Agreement, each Chargor will:

(a) keep the Charged Property insured (save, in respect of any leasehold Real Property which shall be subject to the terms of its lease) with a reputable independent insurance company or underwriter against such risks and to the extent usual for prudent companies in its jurisdiction owning or possessing similar assets or carrying on similar businesses (to include, without limitation, (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Security Agent and (ii) insuring each Chargor, the Agents and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment);

(b) not take, or fail to take, any action if to do so would render or might render any material Insurance taken out by it void or voidable and will promptly pay any premium and do any other act or thing necessary to keep such Insurances in force;

(c) promptly supply to the Security Agent on request copies of each Insurance and any report provided to that Chargor by its insurance broker with respect to any of the Insurances;

(d) if required by the Security Agent (acting reasonably), cause each Insurance to contain (in form and substance reasonably satisfactory to the Security Agent) an endorsement naming the Security Agent as sole loss payee in respect of all claims until such time as the Security Agent notifies the insurer(s) to the contrary; and

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(e) promptly after the execution of this Deed (and in respect of any Insurance in which a Chargor acquires an interest after the date of this Deed, promptly upon the request of the Security Agent) give notice to the relevant insurers under the Insurances that it has charged its right, title and interests in the Insurances in favour of the Security Agent under this Deed. Such notice will be given in substantially the form set out in Part 2 of Schedule 4 (Forms of Notice). Each relevant Chargor will use all reasonable endeavours to procure that each party served with any such notice countersigns and returns the notice to the Security Agent (within 45 days of the execution of this Deed in respect of any Insurance in which a Chargor has an interest at the date of this Deed).

In addition to the foregoing, BemroseBooth Limited shall maintain, with financially sound and reputable companies, insurance policies, in accordance with the terms of the Credit Agreement, (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties in accordance with the terms of the Credit Agreement and (ii) insuring BemroseBooth Limited against liability for personal injury and property damage relating to such Inventory and Equipment. All such insurance shall (i) provide for not less than 15 days’ prior notice to the Security Agent of termination, lapse or cancellation of such insurance (the extent such provision is obtainable using commercially reasonably efforts) and (ii) name the Security Agent as an additional insured and/or loss payee, as applicable.

12.2 Insurance Default

If any Chargor defaults in complying with Clause 12.1 (Insurance), the Security Agent may effect or renew any such insurance on such terms, in such name(s) and in such amounts(s) as it reasonably considers appropriate, and all moneys expended by the Security Agent in doing so shall be reimbursed by the relevant Chargor to the Security Agent on demand and shall carry interest from the date of payment by the Security Agent until reimbursed at the Default Rate.

12.3 Insurance Proceeds

All moneys received under any Insurance relating to the Charged Property shall:

(a) prior to the occurrence of an Event of Default, be applied in accordance with Clause 4.2(b) of the Credit Agreement; and

(b) after the occurrence of an Event of Default, be held by the relevant Chargor upon trust for the Security Agent pending payment to the Security Agent for application in accordance with Clause 19 (Application of Moneys) and each Chargor waives any right it may have to require that any such monies are applied in reinstatement of any part of the Charged Property.

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13. ASSIGNED AGREEMENTS

Each Chargor will:

(a) perform all its material obligations under the Assigned Agreements in a diligent and timely manner;

(b) not make or agree to make any material amendments to the Assigned Agreements, waive any of its material rights under the Assigned Agreements or exercise any right to terminate any of the Assigned Agreements, except with the prior consent of the Security Agent; and

(c) promptly after the execution of this Deed (and in respect of any Assigned Agreement specified in Schedule 3 to any Security Accession Deed, promptly upon the request of the Security Agent) give notice to the other parties to the Assigned Agreements that it has assigned its rights under the Assigned Agreements to the Security Agent under this Deed. Such notice will be given in substantially the form set out in Part 1 of Schedule 4 (Forms of Notice). Each relevant Chargor will use all reasonable endeavours to procure that each party served with any such notice countersigns and returns the notice to the Security Agent.

14. INDEMNITY

Each Chargor will indemnify the Security Agent and every Receiver against:

(a) all liabilities and expenses incurred by them in the execution or purported execution of any of the rights, powers, authorities or discretions vested in it under this Deed and against all actions, proceedings or claims in respect of anything done or not done by it under or in connection with this Deed or the Charged Property; and

(b) all losses incurred by the Security Agent as a result of a breach by any Chargor of its obligations under Clauses 8 (Undertakings) to 13 (Assigned Agreements) (inclusive) and in connection with the exercise by the Security Agent of its rights contained in Subclause 5.10 (Power to Remedy), save for any losses arising as a result of the Security Agent’s gross negligence or wilful misconduct. All sums the subject of this indemnity will be payable by the relevant Chargor to the Security Agent on demand and if not so paid will bear interest at the Default Rate. Any unpaid interest will be compounded with monthly rests.

15. POWER OF ATTORNEY

Each Chargor, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any person nominated for the purpose by the Security Agent or any Receiver (in writing and signed by an officer of the Security Agent or Receiver) as its attorney (with full power of substitution and delegation) in its name and on its behalf after the occurrence of a Default which has not been waived or otherwise where that Chargor has failed to comply with its obligations under Clause 5 (Further Assurance and Perfection) to execute, seal and deliver (using

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the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed, or which may be required or deemed proper in the exercise of any rights or powers conferred on the Security Agent or any Receiver under this Deed or otherwise for any of the purposes of this Deed. Each Chargor covenants with the Security Agent and each Receiver to ratify and confirm all such acts or things made, done or executed by that attorney, except where such attorney is guilty of wilful misconduct or gross negligence.

16. ENFORCEMENT

16.1 Enforcement

On and at any time after the occurrence of an Event of Default (as long as it is continuing) the Security is immediately enforceable and the Security Agent may, without notice to any Chargor or prior authorisation from any court, in its absolute discretion:

(a) enforce all or any part of that Security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or sell or otherwise dispose of all or any part of the Charged Property; and

(b) whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Deed) on mortgagees and by this Deed on any Receiver or otherwise conferred by law on mortgagees or Receivers.

16.2 No Liability as Mortgagee in Possession

Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee in possession might otherwise be liable.

17. POWERS OF THE SECURITY AGENT

17.1 Statutory Restrictions

The restriction on the consolidation of mortgages and on power of sale imposed by sections 93 and 103 respectively of the Law of Property Act 1925 shall not apply to the Security constituted by this Deed.

17.2 Enforcement Powers

For the purpose of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have fallen due and payable on the date of this Deed. The power of sale and other powers conferred by section 101 of the Law of Property Act 1925 as varied and extended by this Deed shall arise on the date of this Deed.

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17.3 Statutory Powers

The powers conferred on mortgagees, receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the Security, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers contained in those Acts and those contained in this Deed, those contained in this Deed shall prevail.

17.4 Fixtures

The Security Agent may, upon enforcement, sever any fixtures and fittings from the property to which they are attached and sell them separately from that property.

17.5 Appointment of Receiver or Administrator

(a) Subject to paragraph (c) below, at any time after an Event of Default has occurred which is continuing, or if so requested by the relevant Chargor in writing, the Security Agent may by writing under hand signed by any officer or manager of the Security Agent, appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

(b) Section 109(1) of the Law of Property Act 1925 shall not apply to this Deed.

(c) The Security Agent shall be entitled to appoint a Receiver save to the extent prohibited by section 72A Insolvency Act 1986.

17.6 Powers of Leasing

The Security Agent may lease, make agreements for leases at a premium or otherwise, accept surrenders of leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as it thinks fit, without the need to comply with any of the provisions of sections 99 and 100 of the Law of Property Act 1925.

17.7 Exercise of Powers

All or any of the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Deed, and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly), may be exercised by the Security Agent without further notice to any Chargor at any time after an Event of Default has occurred and is continuing, irrespective of whether the Security Agent has taken possession or appointed a Receiver of the Charged Property.

17.8 Restrictions on Notices

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The Security Agent shall not be entitled to give any notice or instruction (as the case may be) referred to in paragraph 2 of each notice in the form of part 1 or part 2 of Schedule 4 (Forms of Notice) until an Event of Default has occurred and is continuing.

18. RECEIVER

18.1 Receiver as Agent

Each Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts or defaults, and for his remuneration and expenses, and be liable on any agreements or engagements made or entered into by him. The Security Agent will not be responsible for any misconduct, negligence or default of a Receiver.

18.2 Powers of Receiver

Each Receiver appointed under this Deed shall have all the powers conferred from time to time on administrative receivers or other receivers by the Law of Property Act 1925 and the Insolvency Act 1986 so that the powers set out in Schedule 1 to the Insolvency Act 1986 shall extend to every Receiver, whether or not an administrative receiver, appointed under this Deed. In addition, notwithstanding any liquidation of the relevant Chargor, each Receiver shall have power to:

(a) manage and carry on the business of any Chargor;

(b) develop, reconstruct, amalgamate or diversify any part of the business of the relevant Chargor;

(c) enter into, perform, vary, rescind or cancel any contracts on any terms or conditions;

(d) incur any liability or borrow or raise money on any terms, whether secured or unsecured, and whether to rank for payment in priority to this Security or not;

(e) let or lease or concur in letting or leasing, and vary the terms of, determine or surrender leases or tenancies of, or grant options and licences over, or otherwise deal with, all or any of the Charged Property;

(f) establish subsidiaries to acquire interests in any of the Charged Property and/or arrange for those subsidiaries to trade or cease to trade and acquire any of the Charged Property on any terms and conditions;

(g) make and effect all repairs, renewals and improvements to any of the Charged Property and maintain, renew, take out or increase insurances;

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(h) exercise all voting and other rights attaching to the Shares and Investments and stocks, shares and other securities owned by the relevant Chargor and comprised in the Charged Property;

(i) redeem any prior Security Interests on or relating to the Charged Property and settle and pass the accounts of the person entitled to those prior Security Interests, so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the relevant Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

(j) take possession of, and to collect and get in the Charged Property;

(k) sell, lease or otherwise dispose of any Charged Property in whatever manner and for whatever consideration he sees fit;

(l) appoint, employ, replace, and discharge officers, employees, contractors, agents and others for any of the purposes of this Deed or the business of any Chargor and/or to guard or protect the Charged Property upon terms as to remuneration or otherwise as he may think fit;

(m) settle or compromise any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the relevant Chargor or relating to any of the Charged Property;

(n) implement or continue the development of (and obtain all consents required in connection therewith) and/or commence or complete any buildings or structures on any real property comprised in the Charged Property;

(o) purchase or acquire any land or any interest in or right over land or any other property;

(p) exercise on behalf of the relevant Chargor all the powers conferred on a landlord or a tenant by any legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Charged Property;

(q) bring, prosecute, enforce, defend, abandon or settle any litigation, legal, arbitration or administrative proceedings or claim in connection with the Charged Property or any business of a Chargor; and

(r) do all other acts and things (including signing and executing all documents and deeds) as the Receiver considers to be incidental or conducive to any of the matters or powers in this Subclause, or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property, or necessary or desirable for realising any of the Charged Property or the business of any Chargor,

(s) and in each case may use the name of any Chargor and exercise the relevant power in any manner which he may think fit.

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18.3 Removal of Receiver

The Security Agent may by notice remove from time to time any Receiver appointed by it (subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receiver) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

18.4 Remuneration of Receiver

The Security Agent may from time to time fix the remuneration of any Receiver appointed by it.

18.5 Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this Deed (unless the document appointing such Receiver states otherwise).

19. APPLICATION OF MONEYS

19.1 Order of Application

All moneys received by the Security Agent or any Receiver under this Deed shall be applied in the following order:

(a) in payment of the costs and losses incurred, and payments made, by the Security Agent and/or any Receiver (including the payment of preferential debts), together with interest at the Default Rate on any such payment for the period from payment to the date of reimbursement;

(b) in payment of remuneration to the Receiver at such market rates as may be agreed between the Receiver and the Security Agent (acting reasonably) at or any time after the Receiver’s appointment;

(c) in payment to the Administrative Agent for application in or towards satisfaction of the Secured Obligations in accordance with section 6.5 of the US Guarantee and Collateral Agreement; and

(d) the surplus (if any) shall be paid to the relevant Chargor or other person entitled to it.

19.2 Insurance Proceeds

If an Event of Default has occurred and is continuing, all moneys received by virtue of any Insurance maintained or effected in respect of the Charged Property shall be paid to the Security Agent (or, if not paid by the insurers directly to the Security Agent, shall be held on

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trust for the Security Agent) and shall, at the option of the Security Agent, be applied in replacing or reinstating the assets destroyed, damaged or lost (any deficiency being made good by the relevant Chargor) or (subject to the terms of any lease in the case of Real Property) in reduction of the Secured Obligations.

19.3 Section 109 Law of Property Act 1925

Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

19.4 Application against Secured Obligations

Subject to section 6.5 of the US Guarantee and Collateral Agreement, any moneys received or realised by the Security Agent from a Chargor or a Receiver under this Deed may be applied by the Security Agent to any item of account or liability or transaction forming part of the Secured Obligations to which they may be applicable in any order or manner which the Security Agent may determine.

19.5 Suspense Account

Until the Secured Obligations are discharged and paid in full, the Security Agent may place and keep (for such time as it shall determine) any money received pursuant to this Deed or on account of any Chargor’s liability in respect of the Secured Obligations in an interest bearing separate suspense account (to the credit of either the relevant Chargor or the Security Agent as the Security Agent shall think fit) and a Receiver may retain the same for the period which he and the Security Agent consider expedient without having any obligation to apply all or any part of that money in or towards discharge of the Secured Obligations.

20. PROTECTION OF THIRD PARTIES

20.1 No Obligation to Enquire

No purchaser from, or other person dealing with, the Security Agent or any Receiver (or their agents) shall be obliged or concerned to enquire whether:

(a) the right of the Security Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

(b) any of the Secured Obligations have become payable or remain outstanding or as to the application of any amount paid to the Security Agent or any Receiver,

and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.

20.2 Receipt Conclusive

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The receipt of the Security Agent or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Agent or any Receiver.

21. PROTECTION OF SECURITY AGENT AND RECEIVER

Neither the Security Agent nor any Receiver shall be liable in respect of any of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his gross negligence or wilful default.

22. COSTS AND EXPENSES

22.1 Expenses

Each Chargor will on demand pay to each of the Security Agent and any Receiver the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of them in connection with the lawful exercise of any of the powers conferred on it under this Deed. Such costs and expenses will be paid by Rose on the basis of a full indemnity.

22.2 Enforcement Expenses

Each Chargor will on demand pay to each of the Security Agent, the other Secured Parties and any Receiver the amount of all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) incurred by any of them in connection with the preservation, enforcement or attempted preservation or enforcement of any of their rights under this Deed (and any documents referred to in this Deed) or any of the Guarantees or Security created by this Deed including the cost of any proceedings involving any Chargor.

22.3 Stamp Duties, etc

Each Chargor will on demand indemnify each of the Security Agent, the other Secured Parties and any Receiver appointed under this Deed, from and against any liability for any stamp, documentary, filing and other duties and taxes (if any) which are or may become payable in connection with this Deed.

22.4 Default Interest

If not paid when due, the amounts payable under this Clause shall carry interest compounded with monthly rests at the Default Rate (after as well as before judgment), from the date of demand and shall form part of the Secured Obligations.

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23. CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

23.1 Cumulative Powers

The powers which this Deed confers on the Security Agent, the other Secured Parties and any Receiver appointed under this Deed are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate. The Security Agent, the other Secured Parties or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The respective powers of the Security Agent, the other Secured Parties and any Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

23.2 Amounts Avoided

If the Security Agent considers that any amount paid by a Chargor in respect of the Secured Obligations is capable of being avoided, reduced or set aside on the liquidation, insolvency or administration of the relevant Chargor or otherwise, then for the purposes of this Deed that amount shall not be considered to have been paid. No interest shall accrue on any such amount, unless, until and to the extent that such amount is so avoided, reduced or set aside.

23.3 Discharge Conditional

Any settlement or discharge between a Chargor and any Secured Party shall be conditional upon no security or payment to that Secured Party by that Chargor or any other person being avoided, set aside, ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly (but without limiting the other rights of that Secured Party under this Deed) that Secured Party shall be entitled to recover from that Chargor the value which that Secured Party has placed on that security or the amount of any such payment as if that settlement or discharge had not occurred.

24. RELEASE OF SECURITY

Upon the occurrence of the Final Discharge Date, the Security Agent shall, at the request and cost of each Chargor, and subject to Subclause 23.3 (Discharge Conditional), take any action which may be necessary and which it is able (acting reasonably) to do to release the Charged Property from the security constituted by this Deed without recourse to, or any representation or warranty by, the Security Agent or any of its nominees.

25. RULING OFF ACCOUNTS

If the Security Agent or any other Secured Party receives notice of any subsequent Security Interest or other interest affecting any of the Charged Property it may open a new account for the relevant Chargor in its books. If it does not do so then (unless it gives express notice to the contrary to Rose), as from the time it receives that notice, all payments made by the relevant Chargor to it (in the absence of any express appropriation to the contrary) shall be

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treated as having been credited to a new account of the relevant Chargor and not as having been applied in reduction of the Secured Obligations.

26. DELEGATION

Subject to the terms of the Credit Agreement, the Security Agent may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it under this Deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. The Security Agent will not be liable or responsible to any Chargor or any other person for any losses arising from any act, default, omission or misconduct on the part of any delegate, except to the extent that the loss is incurred as a result of its gross negligence or wilful default.

27. REDEMPTION OF PRIOR CHARGES

The Security Agent may, at any time after the occurrence of an Event of Default which is continuing, redeem any prior Security Interest on or relating to any of the Charged Property or procure the transfer of that Security Interest to itself, and may settle and pass the accounts of any person entitled to that prior Security Interest. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on each Chargor. Each Chargor will on demand pay to the Security Agent all principal monies and interest and all losses incidental to any such redemption or transfer.

28. SET-OFF

28.1 Set-Off Rights

The Security Agent and each other Secured Party, may (without notice to any Chargor):

(a) set-off or otherwise apply sums standing to the credit of any Chargor’s accounts with the Security Agent or that other Secured Party (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to the Security Agent or that other Secured Party); and

(b) set-off any other obligations (whether or not then due for performance) owed by the Security Agent or that Secured Party to the relevant Chargor,

against any matured obligation or liability of the relevant Chargor to the Security Agent or the relevant Secured Party under the Documents. The Security Agent or, as the case may be, the relevant Secured Party shall notify the relevant Chargor promptly upon exercising such right of set-off provided that the failure to give such notice shall not affect the validity of such set-off.

28.2 Different Currencies

A Secured Party may exercise its rights under Subclause 28.1 (Set-Off Rights) notwithstanding that the amounts concerned may be expressed in different currencies and each

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Secured Party is authorised to effect any necessary conversions at a market rate of exchange selected by it in its usual course of business.

28.3 Unliquidated Claims

If the relevant obligation or liability is unliquidated or unascertained, the Secured Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

29. NOTICES

29.1 Mode of Service

(a) Any notice, demand, consent or other communication (a “Notice”) made under or in connection with this Deed must be in writing and made by letter or by facsimile transmission.

(b) The address and facsimile number of each Party (and person for whose attention the Notice is to be sent) for the purposes of Notices given under or in connection with this Deed are:

(i) in the case of each Chargor:

Address:	c/o Rose Holdings Limited
Carmelite
50 Victoria Embankment
London EC4Y 0DX
	Fax number:	020 7300 7100
	Attention:	DPR/PZD/APP-18-5

with a copy to:

Address:	825 E. Wisconsin Avenue
PO Box 359
Appleton, WI 54912-0359
	Fax number:	001 920 991 8665
	Attention:	Angela Tyczkowski,
Vice President, General Counsel and Chief Compliance Officer
(ii) in the case of the Security Agent:

Address:	231 S. LaSalle Street
Mail Code IL1-231-10-41
Chicago, IL 60604
	Fax number:	001 877 206 8427
	Attention:	Charlene Wright-Jones,

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Assistant Vice President

or;

(iii) any other address and facsimile number notified in writing by that Party for this purpose to the Security Agent (or in the case of the Security Agent, notified by the Security Agent to Rose) by not less than five Business Days’ notice (and any notice given by such Party to the Administrative Agent under the Credit Agreement relating to any change in details shall satisfy the requirements of this Subclause).

(c) Any Notice given to the Security Agent will be effective only:

(i) if it is marked for the attention of the department or officer specified by the Security Agent for receipt of Notices; and

(ii) when actually received by the Security Agent.

(d) All Notices under this Deed to or from a Chargor (other than Rose) must be sent to or by Rose (on behalf of such Chargor). Any Notice given to Rose will also be deemed to have been given to the other Chargors.

29.2 Deemed Service

(a) Subject to paragraph (b) below, a Notice will be deemed to be given as follows:

(i) if by letter delivered personally, when delivered;

(ii) if by letter sent by post, seven days after posting (first class or equivalent postage prepaid in a correctly addressed envelope); and

(iii) if by facsimile, when received in legible form.

(b) A Notice given in accordance with paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

30. CHANGES TO PARTIES

30.1 Assignment by the Security Agent

The Security Agent may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the Credit Agreement.

30.2 Changes to Parties

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Each Chargor authorises and agrees to changes to parties under Section 11.6 of the Credit Agreement, and authorises the Security Agent to execute on its behalf any document required to effect the necessary transfer of rights or obligations contemplated by those provisions.

30.3 New Subsidiaries

Rose will procure that any new Subsidiary of it which is required to do so by the terms of the Credit Agreement executes a Security Accession Deed (subject to such amendments as may be required to ensure that no breach of law or regulation occurs as a result).

30.4 Consent of Chargors

Each Chargor consents to new Group Members becoming Chargors and irrevocably appoints Rose as its agent for the purpose of executing any Security Accession Deed on its behalf.

31. CURRENCY

31.1 Conversion

All monies received or held by the Security Agent or any Receiver under this Deed may be converted into any other currency which the Security Agent considers necessary to satisfy the obligations and liabilities comprised in the Secured Obligations in that other currency at the Security Agent’s spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

31.2 No Discharge

No payment to the Security Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the relevant Obligor in respect of which it was made unless and until the Security Agent has received payment in full in the currency in which the obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Security Agent shall have a further separate cause of action against the relevant Chargor and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

32. MISCELLANEOUS

32.1 Payments

(a) Subject to the terms of this Deed, all amounts payable under this Deed by any Chargor must be paid without set-off or counterclaim and without any withholding or deduction of or on account of any present or future tax, levies, duties or other deductions except those required by law.

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(b) If any deduction or withholding is made or required to be made from any payment by any Chargor under this Deed, then that Chargor shall pay such additional amounts to ensure that the recipient receives a net amount (after taking account of that deduction or withholding) equal to the amount that it would have received had no such deduction or withholding been made or been required to be made.

32.2 Certificates Conclusive

A certificate or determination of the Security Agent as to any amount payable under this Deed will be conclusive and binding on each Chargor, except in the case of manifest error. Any such certificate will set out in reasonable detail the calculations on which the relevant amount payable under this Deed is based.

32.3 Invalidity

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

32.4 Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

32.5 Failure to Execute

Failure by one or more parties (“Non-Signatories”) to duly and properly execute and deliver this Deed on the date hereof will not invalidate the provisions of this Deed as between the other parties who do execute this Deed (and whether or not such Non-Signatory ever properly executes and delivers this Deed). Such Non-Signatories may execute this Deed on a subsequent date and will thereupon become bound by its provisions.

32.6 Perpetuity Period

The perpetuity period applicable to the trusts created by this Deed is 80 years.

32.7 Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed. A person who is not a party to this Deed shall have no rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

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33. GOVERNING LAW

This Deed, and any dispute or proceedings arising out of or relating to this Deed, shall be governed by and construed in accordance with English law.

34. JURISDICTION

34.1 Submission to Jurisdiction

(a) For the benefit of the Security Agent, each Chargor agrees that the courts of England have exclusive jurisdiction to hear, decide and settle any dispute or proceedings arising out of or relating to this Deed (including as to existence, validity or termination) (each a “Dispute”) and for the purpose of enforcement of any judgment against assets. Each Chargor irrevocably submits to the jurisdiction of the English courts.

(b) Nothing in paragraph (a) above limits or prevents the Security Agent from taking proceedings against any Chargor in any other court nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

34.2 Forum Convenience

Each Chargor:

(a) agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and waives any objection to the courts of England on grounds of inconvenient forum or otherwise; and

(b) agrees that a judgment or order of an English court in connection with a Dispute is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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SIGNATORIES TO DEBENTURE

Chargors

EXECUTED as a Deed by _________________ acting as attorney-in-fact for and on behalf of ROSE HOLDINGS LIMITED in the presence of:	) ) ) ) ) )
Duly Authorized Attorney

Signature of Witness

Name of witness

Address

Occupation

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EXECUTED as a Deed by BEMROSE GROUP LIMITED acting by a director and its secretary or two directors:	) ) ) )

Signature of director

Name of director

Signature of director / secretary

Name of director / secretary

EXECUTED as a Deed by BEMROSEBOOTH LIMITED acting by a director and its secretary or two directors:	) ) ) )

Signature of director

Name of director

Signature of director / secretary

Name of director / secretary

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Security Agent

Signed by	) )
Authorised signatory For and on behalf of BANK OF AMERICA, N.A., as Security Agent	) ) ) )

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SCHEDULE 1

Chargors

Name	Registered Number

ROSE HOLDINGS LIMITED	4989812

BEMROSE GROUP LIMITED	3978230

BEMROSEBOOTH LIMITED	3978232

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SCHEDULE 2

Details of Real Property

Registered Land

Chargor	County and District (or London Borough)	Address or description	Title No:
BemroseBooth Limited	City of Kingston upon Hull	Land and buildings on the north side of Stockholm Road, Kingston upon Hull	HS306398

Unregistered Land

Chargor	Address or description

BemroseBooth Limited	The leasehold property known as Unit BT50/35A Teesside Industrial Estate, Thornaby-on-Tees held pursuant to a lease dated 31 March 1999 between (1) Urban Regeneration Agency and (2) Bemrose Corporation Plc.

BemroseBooth Limited	The leasehold property known as Unit BT50/35B Teesside Industrial Estate, Thornaby-on-Tees held pursuant to a lease dated 31 March 1999 between (1) Urban Regeneration Agency and (2) Bemrose Corporation Plc (2).

BemroseBooth Limited	The leasehold property known as Unit BT50/35C Teesside Industrial Estate, Thornaby-on-Tees held pursuant to a lease dated 31 March 1999 between (1) Urban Regeneration Agency and (2) Bemrose Corporation Plc.

BemroseBooth Limited	The leasehold property known as Unit BT50/35D Teesside Industrial Estate, Thornaby-on-Tees held pursuant to a lease dated 31 March 1999 between (1) Urban Regeneration Agency and (2) Bemrose Corporation Plc.

BemroseBooth Limited	The leasehold property known as Unit 2 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between (1) Tidy Properties Limited and (2) Bemrosebooth Limited.

BemroseBooth Limited	The leasehold property known as Unit 3 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between (1) Tidy Properties Limited and (2) Bemrosebooth Limited.

BemroseBooth Limited	The leasehold property known as Unit 5 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease

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dated 29 September 2002 between (1) Tidy Properties Limited and (2) Bemrosebooth Limited.

BemroseBooth Limited	The leasehold property known as Unit 6 Meadows Industrial Estate, Wayzgoose Drive, Nottingham Road, Derby held pursuant to a lease dated 29 September 2002 between (1) Tidy Properties Limited and (2) Bemrosebooth Limited.

BemroseBooth Limited	The leasehold property known as Unit 5, Pacific Avenue, Richardson Parkway, Wednesbury held pursuant to a lease dated 27 April 1999 made between (1) V&P Midlands Limited and (2) Bemrose Corporation Plc.

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SCHEDULE 3

Shares

Chargor	Subsidiary	Number and class Of shares	Details of nominees (if any) holding legal title to shares

ROSE HOLDINGS LIMITED	BEMROSE GROUP LIMITED	180,000 ‘A’ Ordinary Shares of £1

45,600 ‘B’ Ordinary Shares of £1

14,400 ‘C’ Ordinary Shares of £1

BEMROSE GROUP LIMITED	BEMROSEBOOTH LIMITED	1 Ordinary Share of £1

BEMROSEBOOTH LIMITED	BEMROSE SECURITY & PROMOTIONAL PRINTING LIMITED	1 Ordinary Share of £1

BEMROSE GROUP LIMITED	HBGI HOLDINGS LIMITED	1 Ordinary Share of £1

BEMROSE GROUP LIMITED	THE HENRY BOOTH GROUP LIMITED	1 Ordinary Share of £1

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SCHEDULE 4

Forms of Notice

Part 1

Forms of notice to counterparties of Assigned Agreements

To:	[insert name and address of counterparty]

Dated:	[ ]

Dear Sirs,

Re: [here identify the relevant Assigned Agreement] (the “Agreement”)

We notify you that [insert name of Chargor] (the “Chargor”) has assigned to Bank of America, N.A. (the “Security Agent”) for the benefit of itself and certain other banks and financial institutions (the “Secured Parties”) all its right, title and interest in the Agreement as security for certain obligations owed by the Chargor to the Secured Parties.

We further notify you that:

1.	the Chargor may not terminate or agree to any material amendment to the Agreement without the prior written consent of the Security Agent;

2.	you may continue to deal with the Chargor in relation to the Agreement until you receive written notice to the contrary from the Security Agent. Thereafter the Chargor will cease to have any right to deal with you in relation to the Agreement and from that time you should deal only with the Security Agent;

3.	you are authorised to disclose information in relation to the Agreement to the Security Agent on request;

4.	after receipt of written notice in accordance with paragraph 2 above, you must pay all monies to which the Chargor is entitled under the Agreement direct to the Security Agent (and not to the Chargor) unless the Security Agent otherwise agrees in writing; and

5.	the provisions of this notice may only be revoked with the written consent of the Security Agent.

Please sign and return the enclosed copy of this notice to the Security Agent (with a copy to the Chargor) by way of confirmation that:

(a)	you agree to the terms set out in this notice and to act in accordance with its provisions;

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(b)	you have not received notice that the Chargor has assigned its rights under the agreement to a third party or created any other interest (whether by way of security or otherwise) in the agreement in favour of a third party; and

(c)	you have not claimed or exercised, nor do you have any outstanding right to claim or exercise against the Chargor any right of set-off, counter-claim or other right relating to the Agreement.

The provisions of this notice are governed by English law.

Yours faithfully,

for and on behalf of
[insert name of Chargor]

[On acknowledgement copy]

To:	Bank of America, N.A., as Security Agent

Copy to:	[insert name and address of Chargor]

We acknowledge receipt of the above notice and confirm the matters set out in paragraphs (a) to (c) above.

for and on behalf of
[insert name of Counterparty]

Dated:         [        ]

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Part 2

Form of notice to insurers

To:	[insert name and address of insurance company]

Dated:	[ ]

Dear Sirs,

Re: [here identify the relevant insurance policy(ies)] (the “Policies”)

We notify you that [insert name of Chargor] (the “Chargor”) has charged to Bank of America, N.A. (the “Security Agent”) for the benefit of itself and certain other banks and financial institutions (the “Secured Parties”) all its right, title and interest in the Policies (and any amount payable in respect thereof) as security for certain obligations owed by the Chargor to the Secured Parties.

We further notify you that:

1.	the Chargor may not agree to amend or terminate the Policies without the prior written consent of the Security Agent;

2.	you may continue to deal with the Chargor in relation to the Policies until you receive written notice to the contrary from the Security Agent;

3.	you are authorised to disclose information in relation to the Policies to the Security Agent on request; and

4.	the provisions of this notice may only be revoked with the written consent of the Security Agent.

Please sign and return the enclosed copy of this notice to the Security Agent (with a copy to the Chargor) by way of confirmation that:

(a)	you agree to act in accordance with the provisions of this notice;

(b)	you [will note/have noted] the Security Agent’s interest as first chargee on the Policies;

(c)	after receipt of written notice in accordance with paragraph 2 above, you will pay all monies to which the Chargor is entitled under the Policies direct to the Security Agent (and not to the Chargor) unless the Security Agent otherwise agrees in writing;

(d)	you will not cancel or otherwise allow the Policies to lapse without giving the Security Agent not less than 14 days written notice;

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(e)	you have not received notice that the Chargor has assigned its rights under the Policies to a third party or created any other interest (whether by way of security or otherwise) in the Policies in favour of a third party; and

(f)	you have not claimed or exercised nor do you have any outstanding right to claim or exercise against the Chargor, any right of set-off, counter-claim or other right relating to the Policies.

The provisions of this notice are governed by English law.

Yours faithfully,

for and on behalf of
[insert name of Chargor]

[On acknowledgement copy]

To:	Bank of America, N.A., as Security Agent

Copy to:	[insert name and address of Chargor]

We acknowledge receipt of the above notice and confirm the matters set out in paragraphs (a) to (f) above.

for and on behalf of
[insert name of insurance company]

Dated:         [        ]

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SCHEDULE 5

Form of Notices To Banks Operating Accounts

PART I

Bank Account Setoff Letter and Acknowledgement

[date]

To:	[Account Bank]

Dear Sirs,

By a first priority debenture dated [            ], 2007 (the “Charge”) made by us (the “Company”), and certain of our subsidiaries listed at the end of this notice (together the “Chargors”) in favour of Bank of America, N.A. (the “Agent”) as agent and trustee for itself and the Secured Parties referred to in the Charge there has been charged by each Chargor to the Agent all the Chargor’s rights, title and interest in and to all sums of money which may now or in the future be held with you for the account of such Chargor in any accounts at any of your branches (the “Accounts”), together with all interest from time to time earned thereon and the debts represented by such sums and interest, as well as all book and other debts owed to such Chargor.

On behalf of ourselves and each of the Chargors, we irrevocably authorise and instruct you:

(a)	to disclose to the Agent without any reference to or further authority from the Company or the relevant Chargor and without any enquiry by you as to the justification of such disclosure, such information relating to the Accounts and the sums therein as the Agent may at any time and from time to time request;

(b)	to hold all sums from time to time standing to the credit in the Accounts to the order of the Agent;

(c)	to pay or release all or any part of the sums from time to time standing to the credit of the Accounts in accordance with the written instructions of the Agent at any time or times;

(d)	to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Charge, the sums standing to the credit of the Accounts from time to time or the debts represented thereby which you receive at any time from the Agent without any reference to or further authority from the Company or the relevant Chargor and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(e)	to pay all monies received by you for the Accounts to (and only to) the credit of the Account of such Chargor with you.

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Please note that neither the Company nor any other Chargor is permitted to withdraw any amount from any of the Accounts without the prior written consent of the Agent.

Please also note that these instructions are not to be revoked or varied without the prior written consent of the Agent.

This letter is governed by English law.

Please confirm your agreement to the above by sending the attached acknowledgement to the Agent with a copy to us, thereby giving to the Agent for the Secured Parties the further undertakings therein set out.

Yours faithfully,

Rose Holdings Limited
for itself and as agent for each of
the Chargors named below.

CHARGORS

cc:	Bank of America, N.A.

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PART II

Form of Acknowledgement

[date]

To:	Bank of America, N.A.

Dear Sirs,

We confirm receipt from [            ] (the “Company”) for itself and on behalf of the Chargors named therein (together with the Company, the “Chargors”) of a notice dated [            ], 2007 relating to certain accounts (the “Accounts”) of the Company and the other Chargors with the Bank.

We confirm that:

(i)	we accept the instructions and authorisations contained in that notice and we undertake to act in accordance with the terms of that notice;

(ii)	we have not received notice of the interest of any third party in the Accounts;

(iii)	subject to your letter to us of [date] (i.e. the letter of operation) we have neither claimed or exercised nor will claim or exercise any security interest, set-off, counter-claim or other rights in respect of the Accounts, the sums therein or the debts represented thereby without your prior written consent;

(iv)	we shall pay all monies received by us for the account of any Chargor to (and only to) the credit of the Account in the name of that Chargor specified in that notice unless otherwise consented to by you; and

(v)	we shall not permit any amount to be withdrawn from any of the Accounts without your prior written consent.

Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Chargors.

This letter is governed by English Law.

Yours faithfully,

On behalf of [Bank]

cc: [            ]

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SCHEDULE 6

Form of Security Accession Deed

THIS SECURITY ACCESSION DEED is dated [                    ] and is made

BETWEEN:

(1)	[ ] LIMITED a company incorporated in [England and Wales] with registered number [ ] (the “New Chargor”);

(2)	ROSE HOLDINGS LIMITED a company incorporated in England and Wales with registered number 4989812 (“Rose”) for itself and as agent for and on behalf of each of the existing Chargors; and

(3)	BANK OF AMERICA, N.A. as Administrative Agent, as security agent and trustee for itself and the other Secured Parties (the “Security Agent”).

RECITAL:

This Deed is supplemental to a guarantee and debenture dated 5 June 2007 between, among others, Rose, the Chargors named therein and the Security Agent, as previously supplemented and amended by earlier Security Accession Deeds (if any) (the “Debenture”).

NOW THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions

Terms defined in the Debenture have the same meaning when used in this Deed.

1.2	Construction

Subclause 1.3 (Construction) of the Debenture will be deemed to be set out full in this Deed, but as if references in that Subclause to the Debenture were references to this Deed.

2.	ACCESSION OF NEW CHARGOR

2.1	Accession

The New Chargor agrees to be a Chargor for the purposes of the Debenture with immediate effect and agrees to be bound by all of the terms of the Debenture as if it had originally been a party to it as a Chargor.

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2.2	Guarantee and Indemnity

The New Chargor irrevocably, unconditionally and jointly and severally:

(a)	guarantees to the Security Agent on behalf of each Secured Party punctual performance by each Obligor of all that Obligor’s obligations under the Documents and the payment when due of all sums payable at any time by that Obligor under the Documents or otherwise in respect of the Secured Obligations;

(b)	undertakes with the Security Agent on behalf of each Secured Party that whenever an Obligor does not pay any amount when due under or in connection with any Document, that Chargor shall immediately on demand by the Security Agent pay that amount as if it was the principal obligor; and

(c)	indemnifies each Secured Party immediately on demand against any loss or liability suffered by that Secured Party if the guarantee or undertaking given by, or any obligation guaranteed by, that Chargor is or becomes unenforceable, invalid or illegal. The amount of any such loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover.

2.3	Fixed charges

The New Chargor as continuing security for the payment, discharge and performance of the Secured Obligations, charges in favour of the Security Agent (as agent and trustee for the Secured Parties) with full title guarantee the following assets, at any time owned by it or in which it has an interest:

(a)	by way of first legal mortgage, all the Real Property;

(b)	by way of first fixed charge:

(i)	all other Real Property (to the extent not the subject of an effective legal mortgage under paragraph (a) above);

(ii)	all Moveable Property (but excluding such New Chargor’s stock in trade or work in progress);

(iii)	all Monetary Claims and Related Rights;

(iv)	all Accounts;

(v)	all Shares and Investments together with all Distribution Rights and all other Related Rights;

(vi)	all Intellectual Property;

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(vii)	all Insurances;

(viii)	the benefit of all consents, licences and agreements held by it in connection with its business or the use of any of its assets;

(ix)	its goodwill and uncalled capital;

(x)	any interest, claim or entitlement to any assets of any pension fund; and

(xi)	if not effectively assigned by Subclause 2.4 (Security Assignment), all its rights and interests in (and claims under) the Assigned Agreements.

2.4	Security Assignment

The New Chargor as continuing security for the payment, discharge and performance of the Secured Obligations, assigns absolutely with full title guarantee to the Security Agent (as agent and trustee for the Secured Parties) all its rights, title and interest in the agreements identified in Part 3 of the Schedule.

2.5	Floating charge

The New Chargor as continuing security for the payment, discharge and performance of the Secured Obligations charges in favour of the Security Agent (as agent and trustee for the Secured Parties), with full title guarantee by way of first floating charge all its present and future assets, subject (and without prejudice) to any first legal mortgage or fixed charge created in respect of any such asset under Clause 2.3 (Fixed Charges) or assignment created under Clause 2.4 (Security Assignment).

2.6	Qualifying Floating Charge

The provisions of Subclause 3.4 (Qualifying Floating Charge) of the Debenture are incorporated into this Deed in full.

3.	CONSTRUCTION OF DEBENTURE

The Debenture and this Deed shall be read together as one instrument on the basis that references in the Debenture to “this Deed” will be deemed to include this Deed.

4.	CONSENT OF EXISTING CHARGORS

The existing Chargors agree to the terms of this Deed and agree that its execution will in no way prejudice or affect the security granted by each of them under (and covenants given by each of them in) the Debenture.

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5.	NOTICES

The New Chargor confirms that its address details for notices in relation to Clause 29.1 (Mode of Service) of the Debenture are as follows:

Address:	[ ]
Facsimile:	[ ]
Attention:	[ ]

6.	LAW

This Deed and any dispute or proceedings arising out of or relating to this Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE 1

Details of Freehold and Leasehold Property

SCHEDULE 2

Details of Shares

SCHEDULE 3

Assigned Agreements

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SIGNATORIES TO DEED OF ACCESSION

The New Chargor

EXECUTED as a Deed by	)
)
)
acting by a director and its	)
secretary or two directors	)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

Rose

EXECUTED as a Deed by	)
ROSE HOLDINGS LIMITED	)
for itself and as agent for the existing	)
Chargors acting by a director	)
and its secretary or two directors	)
)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

The Security Agent

EXECUTED by	)
)
)
Authorised signatory for and on behalf of	)
BANK OF AMERICA, N.A., as	)
Security Agent	)

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EXHIBIT H

June 5, 2007

SHARE CHARGE

between

APPLETON PAPERS INC.

as Chargor

and

BANK OF AMERICA, N.A.

as

Security Agent

65

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13.1	Receiver as Agent	14
13.2	Powers of Receiver	15
13.3	Removal of Receiver	16
13.4	Remuneration of Receiver	16
13.5	Several Receivers	16
SECTION 14	APPLICATION OF MONEYS	16
14.1	Order of Application	16
14.2	Section 109 Law of Property Act 1925	17
14.3	Application against Secured Obligations	17
14.4	Suspense Account	17
SECTION 15	PROTECTION OF THIRD PARTIES	17
15.1	No Obligation to Enquire	17
15.2	Receipt Conclusive	18
SECTION 16	PROTECTION OF SECURITY AGENT AND RECEIVER	18
16.1	No liability	18
16.2	Liability of Chargor	18
SECTION 17	COSTS AND EXPENSES	18
17.1	Expenses	18
17.2	Enforcement Expenses	18
17.3	Stamp Duties, etc	19
17.4	Default Interest	19
SECTION 18	CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS	19
18.1	Cumulative Powers	19
18.2	Amounts Avoided	19
18.3	Discharge Conditional	19
SECTION 19	RELEASE OF SECURITY	20
SECTION 20	RULING OFF ACCOUNTS	20
SECTION 21	DELEGATION	20
SECTION 22	REDEMPTION OF PRIOR CHARGES	20
SECTION 23	SET-OFF	20
23.1	Set-Off Rights	20
23.2	Different Currencies	21
23.3	Unliquidated Claims	21
SECTION 24	NOTICES	21
24.1	Mode of Service	21
24.2	Deemed Service	22
SECTION 25	CHANGES TO PARTIES	23
25.1	Assignment by the Security Agent	23
25.2	Changes to Parties	23
SECTION 26	CURRENCY	23
26.1	Conversion	23
26.2	No Discharge	23
SECTION 27	MISCELLANEOUS	23
27.1	Payments	23
27.2	Certificates Conclusive	24
27.3	Invalidity	24

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27.4	Counterparts	24
27.5	Failure to Execute	24
27.6	Perpetuity Period	24
27.7	Third Party Rights	24
SECTION 28	GOVERNING LAW	24
SECTION 29	JURISDICTION	24
29.1	Submission to Jurisdiction	25
29.2	Forum Convenience The Chargor:	25
29.3	Service of Process	25
29.4	Waiver of Immunity	25
29.5	Waiver of trial by jury	26
SCHEDULE I

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THIS DEED is dated June 5, 2007 and is made

BETWEEN:

1. APPLETON PAPERS INC., a Delaware corporation. (the “Chargor”); and

2. BANK OF AMERICA, N.A., as Administrative Agent, as security agent and trustee for itself and the other Secured Parties (the “Security Agent”).

IT IS AGREED AS FOLLOWS:

SECTION 1 INTERPRETATION

1.1 Definitions

In this Deed terms have, unless otherwise defined in this Deed, the meaning given to them in the Credit Agreement and:

“Borrower Obligations” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Charged Property” means the assets of the Chargor mortgaged, charged or otherwise encumbered by or pursuant to this Deed.

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by or pursuant to this Deed or by law.

“Company” means Rose Holdings Limited, a company incorporated in England and Wales with registered number 4989812.

“Credit Agreement” means the credit agreement dated on or about the date hereof made between, amongst others, Paperweight Development Corp., Appleton Papers Inc., as borrower, the Company as subsidiary borrower, certain subsidiaries of Appleton Papers Inc. party thereto, the banks and financial institutions named as Lenders therein and Bank of America, N.A., as administrative agent, as novated, supplemented and amended from time to time and including any increase in the amount of the credit or facilities provided to the Borrower or any of the Subsidiary Borrowers from that contemplated at the date of this Deed.

“Declared Default” means an Event of Default which has occurred and is continuing and where notice of the occurrence of that Event of Default has been given to the Chargor by the Security Agent.

“Default Rate” means the rate at which interest on overdue amounts is payable under Subsection 2.08(b) of the Credit Agreement.

“Distribution Rights” means all dividends, distributions and other income paid or payable on a Share, together with all stock, shares, securities or other property derived from that Share and all other allotments, accretions, rights, benefits and advantages of any kind accruing, offered or otherwise derived from or incidental to that Share (whether by way of conversion, exchange, redemption, bonus, preference, option or otherwise).

“Documents” means the Loan Documents, the Secured Hedge Agreements, the Secured Cash Management Agreements and the Bilateral Facility Documents (each as novated, supplemented, amended and restated from time to time and including any increase in the amount of the credit or facilities provided to any Group Member from that contemplated at the date of this Deed).

“Event of Default” means an Event of Default as defined in the Credit Agreement.

“Final Discharge Date” means the first date on which all the Loans, the Reimbursement Obligations, the Secured Obligations and other obligations under the Loan Documents (other than (a) contingent on-going indemnity and similar obligations and (b) obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been irrevocably terminated and no Letter of Credit shall be outstanding.

“Guarantor Obligations” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Obligor” means the Borrower, a Designated Foreign Subsidiary Borrower, a Guarantor, a Chargor or any other Loan Party.

“Party” means a party to this Deed.

“Receiver” means a receiver and manager or if so specified in the relevant appointment a receiver in each case appointed under this Deed.

“Related Rights” means, in relation to any asset:

(a) the proceeds of sale of the whole or any part of that asset;

(b) all rights under any license, agreement for sale, option or lease in respect of that asset;

(c) all rights, benefits, claims, contracts, warranties, remedies, security indemnities or covenants for title in respect of that asset; and

(d) any moneys and proceeds paid or payable in respect of that asset.

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and

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other laws generally affecting the rights of creditors, the time barring of claims under applicable limitation statutes, the possibility that an undertaking to assume liability for or to indemnify a person against the non-payment of United Kingdom stamp duty land tax may be void, defenses of set-off or counterclaim and similar principles, similar matters arising under the laws of any jurisdiction in which any relevant obligations may have to be performed.

“Secured Cash Management Agreement” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Secured Hedge Agreements” has the meaning given to it in the US Guarantee and Collateral Agreement.

“Secured Obligations” means: means in the case of any Chargor, such Person’s (i) Borrower Obligations and/or (ii) Guarantor Obligations.

“Secured Parties” means all and each of the Security Agent, the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns.

“Security” means the Security Interests created under or pursuant to or evidenced by this Deed.

“Security Interest” means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment, reservation of title or other security interest and any other agreement (including a sale and repurchase arrangement) having the commercial effect of conferring security.

“Shares” means all shares owned by the Chargor in the Company from time to time.

“US Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, as defined in the Credit Agreement.

“Winding-up” means any winding-up, amalgamation, reconstruction, administration, dissolution, liquidation, merger or consolidation or any analogous procedure or step in any jurisdiction.

1.2 Other References

(a) In this Deed, unless a contrary intention appears, a reference to:

(i) an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case whether oral or written);

(ii) an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend” and “amended” shall be construed accordingly;

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(iii) “assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above;

(iv) a “consent” includes an authorization, permit, approval, consent, exemption, license, order, filing, registration, recording, notarization, permission or waiver;

(v) a “disposal” includes any sale, transfer, grant, lease, license or other disposal, whether voluntary or involuntary and “dispose” will be construed accordingly;

(vi) a “guarantee” includes:

(A) an indemnity, counter-indemnity, guarantee or assurance against loss in respect of any indebtedness of any person; and

(B) any other obligation of any person, whether actual or contingent:

1. to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in any person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify’ against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

2. to be responsible for the performance of any obligations by or the solvency of any other person,

and “guaranteed” and “guarantor” shall be construed accordingly;

(vii) “including” means including without limitation and “includes” and “included” shall be construed accordingly;

(viii) “indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(ix) “losses” includes losses, actions, damages, payments, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind and “loss” shall be construed accordingly;

(x) a “person” includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or

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any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing; and

(xi) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization.

(b) In this Deed, unless a contrary intention appears:

(i) a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a party under this Deed;

(ii) references to Clauses, Subclauses and Schedules are references to, respectively, clauses and subclauses of and schedules to this Deed and references to this Deed include its schedules;

(iii) a reference to (or to any specified provision of) any agreement (including any of the Documents) is to that agreement (or that provision) as amended from time to time (unless such amendment is contrary to the terms of any Document);

(iv) a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or reenacted from time to time;

(v) a reference to a time of day is to London (England) time;

(vi) the index to and the headings in this Deed are for convenience only and are to be ignored in construing this Deed;

(vii) words imparting the singular include the plural and vice versa; and

(viii) an Event of Default is continuing if it has not been waived in writing by the Secured Parties.

1.3 Construction

(a) In this Deed, references to “with full title guarantee” are to be construed as provided for in the Law of Property (Miscellaneous Provisions) Act 1994.

(b) The terms of the Documents and of any side letters between any Group Member and any Secured Party relating to the Secured Obligations or any Document are incorporated in this Deed to the extent required for any disposition or purported disposition of the Charged Property contained in this Deed to be a valid disposition in

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accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(c) The parties intend that this document shall take effect as a deed even though the Security Agent may only execute it under hand.

SECTION 2 COVENANT TO PAY

The Chargor, as primary obligor and not merely as surety, covenants with the Security Agent (for the benefit of itself and the other Secured Parties) that it will pay or discharge the Secured Obligations on their due date in accordance with the terms of the relevant Document.

SECTION 3 CHARGE

The Chargor as continuing security for the payment, discharge and performance of the Secured Obligations charges in favor of the Security Agent (as agent and trustee for the Secured Parties) with full title guarantee by way of first fixed charge all Shares together with all Distribution Rights and all other Related Rights.

SECTION 4 CONTINUING SECURITY

4.1 Continuing Security

The Security is a continuing security and extends to the ultimate balance of all sums payable by the Obligors under the Documents notwithstanding any intermediate payment or settlement of all or any part of the Secured Obligations or any other matter or thing.

4.2 Reinstatement

(a) If any discharge, whether in respect of any debt, obligations or liability of any Obligor or of any Security, is given or made and any payment or disposition by any Obligor is avoided, reduced or set aside on any insolvency, liquidation or otherwise the obligations and liability of the Chargor under the Documents and the Security shall continue and any such discharge shall be deemed not to have occurred to the extent such payment or disposition is avoided, reduced or set aside.

(b) The Security Agent, acting in good faith, may concede or compromise any claim that any payment, security or other disposition by the Chargor is liable to avoidance or restoration.

4.3 Other Security

The Security is in addition to and shall neither be merged in nor in any way exclude or prejudice or be affected by any other security or other right which the Security Agent and/or any other Secured Party may now or after the date of this Deed hold for any of the Secured

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Obligations. This Security may be enforced against the Chargor without first having recourse to any other rights of or security granted to the Security Agent or any other Secured Party.

4.4 Waiver of defenses

(a) The liability of the Chargor under this Deed will not be discharged, diminished or in any way adversely affected by any of the following (whether or not known to the Chargor, any Secured Party or any other person and whether or not agreed to by, or notified to, the Chargor):

(i) any time, waiver, or consent granted to, or composition with, any Obligor or any other person;

(ii) any amendment to, or replacement of, any Document (however fundamental and whether or not it increases the liability of any Obligor) or any other agreement or security;

(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce any rights or remedies against, or security over the assets of, any Obligor or any other person of any failure to observe or perform any formal requirement in respect of any security or other instruments or failure to realize the full value of any security;

(iv) any actual or purported obligation of any Obligor or any other person under any Document or other agreement (or any security for that obligation) being or becoming void, invalid, illegal or unenforceable for any reason;

(v) any incapacity or lack of power, authority or legal personality of or change in the constitution of, or any amalgamation or reconstruction of, any Obligor or other person or any failure by any actual or proposed Obligor to be or become bound by terms of any Document;

(vi) any Obligor or other person being or becoming insolvent or subject to any insolvency proceedings or procedure;

(vii) the release of any other Obligor or other person under the terms of any composition or arrangement with any creditor of such Obligor or other person; or

(viii) any other act, omission, circumstance, matter or thing which, but for this Subclause, would operate to release, reduce, prejudice or otherwise exonerate the Chargor from any of its obligations under this Deed.

(b) No Secured Party shall be concerned to see or investigate the powers or authorities of any of the Obligors or their respective officers or agents, and moneys

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obtained or Secured Obligations incurred in purported exercise of such powers or authorities or by any person purporting to be an Obligor shall be deemed to form a part of the Secured Obligations, and “Secured Obligations” shall be construed accordingly.

4.5 Appropriations

Each Secured Party may at any time before the Final Discharge Date:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent of it) in respect of the Secured Obligations or apply and enforce such money, security or rights in such manner and order as it sees fit; and

(b) hold in an interest bearing suspense account any amount received or recovered from any Obligor or on account of any Obligor’s liability in respect of the Secured Obligations.

4.6 Non-competition

(a) Until the Final Discharge Date the Chargor waives its rights and undertakes not to exercise any rights it may have (whether by reason of the existence of, or any payment by it under any of the Documents for or on account of the liability of any other Obligor):

(i) to be subrogated to or share in any rights, security or monies, received or receivable by any Secured Party (or trustee or agent on its behalf) or be entitled to any right of contribution or indemnity;

(ii) of subrogation, contribution or indemnity against any Obligor or any co-surety;

(iii) to demand, claim or accept payment of any monies due or any distribution or security from any other Obligor or claim or exercise any set-off or counterclaim against any other Obligor; or

(iv) to claim, rank, prove or vote in a liquidation or other insolvency proceeding of any Obligor or co-surety in competition with any Secured Party, unless the Security Agent directs it to do so.

(b) The Chargor will hold in trust for, and promptly on demand pay or transfer to, the Security Agent (acting as agent and trustee for the Secured Parties) any payment, distribution or benefit of security received by it contrary to the above, whether arising as a result of a breach of, or compliance with directions given to it by the Security Agent under, paragraph (a) above or as a result of any set-off arising automatically by operation of law.

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SECTION 5 FURTHER ASSURANCE AND PERFECTION

5.1 General Assurance

The Chargor will, at its own expense, promptly execute and do all such acts, assurances, documents and other things as the Security Agent may reasonably require:

(a) to perfect and/or protect the security created (or intended to be created) over or in respect of (or any part of) the Charged Property;

(b) to facilitate the realization (when the Security is enforceable) of the Charged Property or for the exercise of the Collateral Rights; and

(c) to confer on the Security Agent security over any assets of the Chargor (in whatever jurisdiction situated) equivalent or similar to the security intended to be conferred over such type of asset by this Deed.

5.2 Additional Documents

Any document required to be executed by the Chargor under this Clause will contain provisions no more onerous than the provisions set out in this Deed.

5.3 Further Advances

Subject to the terms of the Credit Agreement, the Lenders are under an obligation to make further advances or credit available to the Obligors and that obligation will be deemed to be incorporated into this Deed as if set out in this Deed.

5.4 Retention of Documents

The Security Agent (or any agent, custodian or nominee on its behalf) may retain any document delivered to it under Subclause 8.2 (Title Documents) or otherwise until the Security is released and, if for any reason it ceases to hold any such document before that time, it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall promptly comply (or procure compliance) with that notice.

5.5 Power to Remedy

If the Chargor fails to comply with any covenant set out in Clause 8 (Undertakings) and that failure is not remedied to the satisfaction of the Security Agent within 14 days, it will allow (and irrevocably authorizes) the Security Agent or any person which the Security Agent nominates to take any action on behalf of the Chargor which is necessary to ensure that those covenants are complied with.

SECTION 6 NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

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The Chargor may not:

(a) create or agree to create or permit to subsist any Security Interest over all or any part of the Charged Property;

(b) dispose of all or any part of the Charged Property or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

(c) dispose of the equity of redemption in respect of all or any part of the Charged Property, except as permitted by the Credit Agreement.

SECTION 7 REPRESENTATIONS

7.1 Reliance

The Chargor makes the representations in this Clause to each Secured Party and acknowledges that each Secured Party has extended credit to Group Members under the Documents in reliance on those representations and warranties.

7.2 Representations

The Chargor represents that:

(a) it is the sole legal and beneficial owner of the Shares and has not granted any options or pre-emption rights in respect of any Shares;

(b) all of the Shares are fully paid;

(c) it is not party to any agreement or arrangement which restricts in any manner the rights of any present or future holder of any of the Shares;

(d) subject to the Reservations, this Deed creates the Security Interests over the assets expressed to be charged or encumbered which this Deed purports to create; and

(e) the constitutional documents of the Company do not contain any restrictions on the transfer of the Shares or enforcement of any Security Interest created under this Deed and the directors of the Company do not have any power or discretion to refuse to register any transfer of the Shares made on an enforcement of this Deed.

7.3 Repetition

All the representations in this Clause are made to the Security Agent (as agent and trustee on behalf of itself and the Secured Parties) on the date of this Deed and shall be deemed made or repeated on the date of each Borrowing.

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SECTION 8 UNDERTAKINGS

8.1 Duration of Undertakings

The Chargor shall comply with the undertakings set out in this Clause and in Clause 6 (Negative Pledge and Disposal Restrictions) which shall be continuing obligations on the Chargor from the date of this Deed until the full and irrevocable release and discharge of all the Security in accordance with the terms of this Deed.

8.2 Title Documents

The Chargor will as soon as reasonably practicable after the date of this Deed or on the date on which any Shares are issued to it deposit with the Security Agent (or as it shall direct) all stocks and share certificates and other documents of title relating to the Shares together with stock transfer forms duly stamped and executed in blank and left undated on the basis that the Security Agent shall be able to hold such documents of title and stock transfer forms until the Final Discharge Date and shall be entitled, at any time, to complete, under its power of attorney given by Clause 10 (Power of Attorney) below, the stock transfer forms on behalf of the relevant Chargor in favor of itself or such other person as it shall select. The Chargor will execute all other documents and take all further action which the Security Agent requires for the purpose of perfecting a legal security over the Shares or vesting title to the Shares in the name of the Security Agent or its nominees or any purchaser.

8.3 Registration

The Chargor authorizes the Security Agent at any time to have the Shares registered in the name of the Security Agent (or any nominee) or, following the occurrence of a Declared Default, any purchaser or transferee of such Shares. The Chargor undertakes to promptly execute and sign all transfers and other documents (and register any such transfers in the shareholders register of the Company) which the Security Agent may reasonably require.

8.4 Shares Before a Declared Default

At any time before the occurrence of a Declared Default:

(a) the Chargor shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Shares; and

(b) the Chargor shall be entitled to exercise all voting and other rights and powers attaching to the Shares provided that it shall not exercise any such voting and other rights attaching to the Shares in a manner which would change the terms of any of the Shares or which the Security Agent considers to be prejudicial to the interests of the Secured Parties under this Deed.

8.5 Shares After a Declared Default

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At any time after the occurrence of a Declared Default:

(a) all dividends, distributions or other monies paid on or derived from the Shares are to be paid to the Security Agent for application in accordance with section 6.5 of the US Guarantee and Collateral Agreement;

(b) the Security Agent may exercise or refrain from exercising any voting rights or other rights or powers in respect of the Shares;

(c) the Security Agent may sell all or any of the Shares in any manner permitted by law and on such terms as the Security Agent may in its absolute discretion determine; and

(d) the Security Agent may do all other things or exercise such other rights conferred on or exercisable by the legal or beneficial owner of the Shares, in each case in such manner as the Security Agent in its absolute discretion sees fit.

8.6 Exclusion of duties of Security Agent

At any time when any Shares are registered in the name of the Security Agent or its nominee, the Security Agent will not be under any duty to ensure that any dividends, distributions or other monies payable in respect of those Shares are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Shares. The Chargor will make all payments which become due in respect of any Shares in which it has an interest and, without prejudice to the foregoing, will indemnify on demand the Security Agent for any cost or expense incurred by the Security Agent on making any payments (which it may make at its discretion) which become due in respect of any of the Shares.

SECTION 9 INDEMNITY

The Chargor will indemnify the Security Agent and every Receiver against:

(a) all liabilities and expenses incurred by them in the execution or purported execution of any of the rights, powers, authorities or discretions vested in it under this Deed and against all actions, proceedings or claims in respect of anything done or not done by it under or in connection with this Deed or the Charged Property; and

(b) all losses incurred by the Security Agent as a result of a breach by the Chargor of its obligations under Clause 8 (Undertakings) and in connection with the exercise by the Security Agent of its rights contained in Subclause 5.5 (Power to Remedy), save for any losses arising as a result of the Security Agent’s gross negligence or willful misconduct. All sums the subject of this indemnity will be payable by the

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Chargor to the Security Agent on demand and if not so paid will bear interest at the Default Rate. Any unpaid interest will be compounded with monthly rests.

SECTION 10 POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any person nominated for the purpose by the Security Agent or any Receiver (in writing and signed by an officer of the Security Agent or Receiver) as its attorney (with full power of substitution and delegation) in its name and on its behalf after the occurrence of a Default which has not been waived or otherwise where the Chargor has failed to comply with its obligations under Clause 5 (Further Assurance and Perfection) to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute or do under the terms of this Deed, or which may be required or deemed proper in the exercise of any rights or powers conferred on the Security Agent or any Receiver under this Deed or otherwise for any of the purposes of this Deed. The Chargor covenants with the Security Agent and each Receiver to ratify and confirm all such acts or things made, done or executed by that attorney, except where such attorney is guilty of willful misconduct or gross negligence.

SECTION 11 ENFORCEMENT

11.1 Enforcement

On and at any time after the occurrence of an Event of Default (as long as it is continuing) the Security is immediately enforceable and the Security Agent may, without notice to the Chargor or prior authorization from any court, in its absolute discretion:

(a) enforce all or any part of that Security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or sell or otherwise dispose of all or any part of the Charged Property; and

(b) whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Deed) on mortgagees and by this Deed on any Receiver or otherwise conferred by law on mortgagees or Receivers.

11.2 No Liability as Mortgagee in Possession

Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realization or for any neglect, default or omission in connection with the Charged Property to which a mortgagee in possession might otherwise be liable.

SECTION 12 POWERS OF THE SECURITY AGENT

12.1 Statutory Restrictions

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The restriction on the consolidation of mortgages and on power of sale imposed by sections 93 and 103 respectively of the Law of Property Act 1925 shall not apply to the Security constituted by this Deed.

12.2 Enforcement Powers

For the purpose of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have fallen due and payable on the date of this Deed. The power of sale and other powers conferred by section 101 of the Law of Property Act 1925 as varied and extended by this Deed shall arise on the date of this Deed.

12.3 Statutory Powers

The powers conferred on mortgagees, receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the Security, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers contained in those Acts and those contained in this Deed, those contained in this Deed shall prevail.

12.4 Appointment of Receiver or Administrator

(a) Subject to paragraph (c) below, at any time after an Event of Default has occurred which is continuing, or if so requested by the Chargor in writing, the Security Agent may by writing under hand signed by any officer or manager of the Security Agent, appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

(b) Section 109(1) of the Law of Property Act 1925 shall not apply to this Deed.

(c) The Security Agent shall be entitled to appoint a Receiver save to the extent prohibited by section 72A Insolvency Act 1986.

12.5 Exercise of Powers

All or any of the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Deed, and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly), may be exercised by the Security Agent without further notice to the Chargor at any time after an Event of Default has occurred and is continuing, irrespective of whether the Security Agent has taken possession or appointed a Receiver of the Charged Property.

SECTION 13 RECEIVER

13.1 Receiver as Agent

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Each Receiver shall be the agent of the Chargor which shall be solely responsible for his acts or defaults, and for his remuneration and expenses, and be liable on any agreements or engagements made or entered into by him. The Security Agent will not be responsible for any misconduct, negligence or default of a Receiver.

13.2 Powers of Receiver

Each Receiver appointed under this Deed shall have all the powers conferred from time to time on administrative receivers or other receivers by the Law of Property Act 1925 and the Insolvency Act 1986 so that the powers set out in Schedule 1 to the Insolvency Act 1986 shall extend to every Receiver, whether or not an administrative receiver, appointed under this Deed. In addition, notwithstanding any liquidation of the Chargor, each Receiver-shall have power to:

(a) manage and carry on the business of the Chargor;

(b) develop, reconstruct, amalgamate or diversify any part of the business of the Chargor;

(c) enter into, perform, vary, rescind or cancel any contracts on any terms or conditions;

(d) incur any liability or borrow or raise money on any terms, whether secured or unsecured, and whether to rank for payment in priority to this Security or not;

(e) grant options over or otherwise deal with, all or any of the Charged Property;

(f) establish subsidiaries to acquire interests in any of the Charged Property and/or arrange for those subsidiaries to trade or cease to trade and acquire any of the Charged Property on any terms and conditions;

(g) exercise all voting and other rights attaching to the Shares;

(h) redeem any prior Security Interests on or relating to the Charged Property and settle and pass the accounts of the person entitled to those prior Security Interests, so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the relevant Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

(i) take possession of, and to collect and get in the Charged Property;

(j) sell, lease or otherwise dispose of any Charged Property in whatever manner and for whatever consideration he sees fit;

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(k) appoint, employ, replace, and discharge officers, employees, contractors, agents and others for any of the purposes of this Deed or the business of the Chargor and/or to guard or protect the Charged Property upon terms as to remuneration or otherwise as he may think fit;

(l) settle or compromise any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to any of the Charged Property;

(m) bring, prosecute, enforce, defend, abandon or settle any litigation, legal, arbitration or administrative proceedings or claim in connection with the Charged Property or any business of the Chargor; and

(n) do all other acts and things (including signing and executing all documents and deeds) as the Receiver considers to be incidental or conducive to any of the matters or powers in this Subclause, or otherwise incidental or conducive to the preservation, improvement or realization of the Charged Property, or necessary or desirable for realizing any of the Charged Property or the business of the Chargor, and in each case may use the name of any Chargor and exercise the relevant power in any manner which he may think fit.

13.3 Removal of Receiver

The Security Agent may by notice remove from time to time any Receiver appointed by it and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

13.4 Remuneration of Receiver

The Security Agent may from time to time fix the remuneration of any Receiver appointed by it.

13.5	Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this Deed (unless the document appointing such Receiver states otherwise).

SECTION 14 APPLICATION OF MONEYS

14.1 Order of Application

All moneys received by the Security Agent or any Receiver under this Deed shall be applied in the following order:

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(a) in payment of the costs and losses incurred, and payments made, by the Security Agent and/or any Receiver (including the payment of preferential debts), together with interest at the Default Rate on any such payment for the period from payment to the date of reimbursement;

(b) in payment of remuneration to the Receiver at such market rates as may be agreed between the Receiver and the Security Agent (acting reasonably) at or any time after the Receiver’s appointment;

(c) in payment the Administrative Agent for application in or towards satisfaction of the Secured Obligations in accordance with the section 6.5 of the US Guarantee and Collateral Agreement; and

(d) the surplus (if any) shall be paid to the Chargor or other person entitled to it.

14.2 Section 109 Law of Property Act 1925

Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

14.3 Application against Secured Obligations

Subject to section 6.5 of the US Guarantee and Collateral Agreement, any moneys received or realized by the Security Agent from the Chargor or a Receiver under this Deed may be applied by the Security Agent to any item of account or liability or transaction forming part of the Secured Obligations to which they may be applicable in any order or manner which the Security Agent may determine.

14.4 Suspense Account

Until the Secured Obligations are discharged and paid in full, the Security Agent may place and keep (for such time as it shall determine) any money received pursuant to this Deed or on account of the Chargor’s liability in respect of the Secured Obligations in an interest bearing separate suspense account (to the credit of either the Chargor or the Security Agent as the Security Agent shall think fit) and a Receiver may retain the same for the period which he and the Security Agent consider expedient without having any obligation to apply all or any part of that money in or towards discharge of the Secured Obligations.

SECTION 15 PROTECTION OF THIRD PARTIES

15.1 No Obligation to Enquire

No purchaser from, or other person dealing with, the Security Agent or any Receiver (or their agents) shall be obliged or concerned to enquire whether:

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(a) the right of the Security Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

(b) any of the Secured Obligations have become payable or remain outstanding or as to the application of any amount paid to the Security Agent or any Receiver,

and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.

15.2 Receipt Conclusive

The receipt of the Security Agent or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Agent or any Receiver.

SECTION 16 PROTECTION OF SECURITY AGENT AND RECEIVER

16.1 No liability

Neither the Security Agent nor any Receiver shall be liable in respect of any of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his gross negligence or willful default.

16.2 Liability of Chargor

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Charged Property shall be deemed to be a principal security for the Secured Obligations.

SECTION 17 COSTS AND EXPENSES

17.1 Expenses

The Chargor will on demand pay to each of the Security Agent and any Receiver the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of them in connection with the lawful exercise of any of the powers conferred on it under this Deed. Such costs and expenses will be paid by the Chargor on the basis of a full indemnity.

17.2 Enforcement Expenses

The Chargor will on demand pay to each of the Security Agent, the other Secured Parties and any Receiver the amount of all costs and expenses (including legal fees and other out of

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pocket expenses and any value added tax or other similar tax thereon) incurred by any of them in connection with the preservation, enforcement or attempted preservation or enforcement of any of their rights under this Deed (and any documents referred to in this Deed) or the Security created by this Deed including the cost of any proceedings involving the Chargor.

17.3 Stamp Duties, etc

The Chargor will on demand indemnify each of the Security Agent, the other Secured Parties and any Receiver appointed under this Deed, from and against any liability for any stamp, documentary, filing and other duties and taxes (if any) which are or may become payable in connection with this Deed.

17.4 Default Interest

If not paid when due, the amounts payable under this Clause shall carry interest compounded with monthly rests at the Default Rate (after as well as before judgment) from the date of demand and shall form part of the Secured Obligations.

SECTION 18 CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

18.1 Cumulative Powers

The powers which this Deed confers on the Security Agent, the other Secured Parties and any Receiver appointed under this Deed are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate. The Security Agent, the other Secured Parties or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The respective powers of the Security Agent, the other Secured Parties and any Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

18.2 Amounts Avoided

If the Security Agent considers that any amount paid by the Chargor in respect of the Secured Obligations is capable of being avoided, reduced or set aside on the liquidation, insolvency or administration of the Chargor or otherwise, then for the purposes of this Deed that amount shall not be considered to have been paid. No interest shall accrue on any such amount, unless, until and to the extent that such amount is so avoided, reduced or set aside.

18.3 Discharge Conditional

Any settlement or discharge between the Chargor and any Secured Party shall be conditional upon no security or payment to that Secured Party by the Chargor or any other person being avoided, set aside, ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly (but without limiting the other rights of that Secured Party under this Deed) that Secured Party shall be entitled to recover from the Chargor

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the value which that Secured Party has placed on that security or the amount of any such payment as if that settlement or discharge had not occurred.

SECTION 19 RELEASE OF SECURITY

Upon the occurrence of the Final Discharge Date, the Security Agent shall, at the request and cost of the Chargor, and subject to Subclause 18.3 (Discharge Conditional), take any action which may be necessary and which it is able (acting reasonably) to do to release the Charged Property from the security constituted by this Deed, without recourse to, or any representation or warranty by, the Security Agent or any of its nominees.

SECTION 20 RULING OFF ACCOUNTS

If the Security Agent or any other Secured Party receives notice of any subsequent Security Interest or other interest affecting any of the Charged Property it may open a new account for the Chargor in its books. If it does not do so then (unless it gives express notice to the contrary to the Chargor), as from the time it receives that notice, all payments made by the Chargor to it (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations.

SECTION 21 DELEGATION

Subject to the terms of the Credit Agreement, the Security Agent may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it under this Deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. The Security Agent will not be liable or responsible to the Chargor or any other person for any losses arising from any act, default, omission or misconduct on the part of any delegate, except to the extent that the loss is incurred as a result of its gross negligence or willful default.

SECTION 22 REDEMPTION OF PRIOR CHARGES

The Security Agent may, at any time after the occurrence of an Event of Default which is continuing, redeem any prior Security Interest on or relating to any of the Charged Property or procure the transfer of that Security Interest to itself, and may settle and pass the accounts of any person entitled to that prior Security Interest. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor. The Chargor will on demand pay to the Security Agent all principal monies and interest and all losses incidental to any such redemption or transfer.

SECTION 23 SET-OFF

23.1 Set-Off Rights

The Security Agent and each other Secured Party, may (without notice to the Chargor):

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(a) set-off or otherwise apply sums standing to the credit of the Chargor’s accounts with the Security Agent or that other Secured Party (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to the Security Agent or that other Secured Party); and

(b) set-off any other obligations (whether or not then due for performance) owed by the Security Agent or that Secured Party to the Chargor,

against any matured obligation or liability of the Chargor to the Security Agent or the relevant Secured Party under the Documents. The Security Agent or, as the case may be, the relevant Secured Party shall notify the Chargor promptly upon exercising such right of set-off provided that the failure to give such notice shall not affect the validity of such set-off.

23.2 Different Currencies

A Secured Party may exercise its rights under Subclause 23.1 (Set-Off Rights) notwithstanding that the amounts concerned may be expressed in different currencies and each Secured Party is authorized to effect any necessary conversions at a market rate of exchange selected by it in its usual course of business.

23.3 Unliquidated Claims

If the relevant obligation or liability is unliquidated or unascertained, the Secured Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

SECTION 24 NOTICES

24.1 Mode of Service

(a) Any notice, demand, consent or other communication (a “Notice”) made under or in connection with this Deed must be in writing and made by letter or by facsimile transmission.

(b) The address and facsimile number of each Party (and person for whose attention the Notice is to be sent) for the purposes of Notices given under or in connection with this Deed are:

(i) in the case of Chargor:

Address:	825 E. Wisconsin Avenue
P0 Box 359
Appleton, WI 549 12-0359
Fax number:	001 920 991 8665
Attention:	Angela Tyczkowski,

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Vice President, General Counsel and
Chief Compliance Officer
(ii) in the case of the Security Agent:
Address:	231 S. LaSalle Street
Mail Code IL1-231-10-41
Chicago, IL 60604
Fax number:	001 877 206 8427
Attention:	Charlene Wright-Jones,
Assistant Vice President

or;

(iii) any other address and facsimile number notified in writing by that Party for this purpose to the Security Agent (or in the case of the Security Agent, notified by the Security Agent to the Chargor) by not less than five Business Days’ notice (and any notice given by such Party to the Administrative Agent under the Credit Agreement relating to any change in details shall satisfy the requirements of this Subclause).

(c) Any Notice given to the Security Agent will be effective only:

(i) if it is marked for the attention of the department or officer specified by the Security Agent for receipt of Notices; and

(ii) when actually received by the Security Agent.

24.2 Deemed Service

(a) Subject to paragraph (b) below, a Notice will be deemed to be given as follows:

(i) if by letter delivered personally, when delivered;

(ii) if by letter sent by post, seven days after posting (first class or equivalent postage prepaid in a correctly addressed envelope); and

(iii) if by facsimile, when received in legible form.

(b) A Notice given in accordance with paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

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SECTION 25 CHANGES TO PARTIES

25.1 Assignment by the Security Agent

The Security Agent may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the Credit Agreement.

25.2 Changes to Parties

The Chargor authorizes and agrees to changes to parties under Section 11.06 of the Credit Agreement and authorizes the Security Agent to execute on its behalf any document required to effect the necessary transfer of rights or obligations contemplated by those provisions.

SECTION 26 CURRENCY

26.1 Conversion

All monies received or held by the Security Agent or any Receiver under this Deed may be converted into any other currency which the Security Agent considers necessary to satisfy the obligations and liabilities comprised in the Secured Obligations in that other currency at the Security Agent’s spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

26.2 No Discharge

No payment to the Security Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the relevant Obligor in respect of which it was made unless and until the Security Agent has received payment in full in the currency in which the obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Security Agent shall have a further separate cause of action against the Chargor and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

SECTION 27 MISCELLANEOUS

27.1 Payments

(a) Subject to the terms of this Deed, all amounts payable under this Deed by the Chargor must be paid without set-off or counterclaim and without any withholding or deduction of or on account of any present or future tax, levies, duties or other deductions except those required by law.

(b) If any deduction or withholding is made or required to be made from any payment by the Chargor under this Deed, then the Chargor shall pay such additional amounts to ensure that the recipient receives a net amount (after taking account of that

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deduction or withholding) equal to the amount that it would have received had no such deduction or withholding been made or been required to be made.

27.2 Certificates Conclusive

A certificate or determination of the Security Agent as to any amount payable under this Deed will be conclusive and binding on the Chargor, except in the case of manifest error. Any such certificate will set out in reasonable detail the calculations on which the relevant amount payable under this Deed is based.

27.3 Invalidity

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

27.4 Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

27.5 Failure to Execute

Failure by one or more parties (“Non-Signatories”) to duly and properly execute and deliver this Deed on the date hereof will not invalidate the provisions of this Deed as between the other parties who do execute this Deed (and whether or not such Non-Signatory ever properly executes and delivers this Deed). Such Non-Signatories may execute this Deed on a subsequent date and will thereupon become bound by its provisions.

27.6 Perpetuity Period

The perpetuity period applicable to the trusts created by this Deed is 80 years.

27.7 Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed. A person who is not a party to this Deed shall have no rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

SECTION 28 GOVERNING LAW

This Deed, and any dispute or proceedings arising out of or relating to this Deed, shall be governed by and construed in accordance with English law.

SECTION 29 JURISDICTION

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29.1 Submission to Jurisdiction

(a) For the benefit of the Security Agent, the Chargor agrees that the courts of England have exclusive jurisdiction to hear, decide and settle any dispute or proceedings arising out of or relating to this Deed (including as to existence, validity or termination) (each a “Dispute”) and for the purpose of enforcement of any judgment against assets. The Chargor irrevocably submits to the jurisdiction of the English courts.

(b) Nothing in paragraph (a) above limits or prevents the Security Agent from taking proceedings against the Chargor in any other court nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

29.2 Forum Convenience

The Chargor:

(a) agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and waives any objection to the courts of England on grounds of inconvenient forum or otherwise; and

(b) agrees that a judgment or order of an English court in connection with a Dispute is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

29.3 Service of Process

Without prejudice to any other mode of service permitted by law, the Chargor:

(a) irrevocably appoints the Company as its agent for service of process in connection with any Dispute before the English courts;

(b) agrees that service of any claim, form, notice or other document for the purpose of any proceedings shall be duly served upon it if delivered or sent by registered post to the Company at Carmelite, 50 Victoria Embankment, London EC4Y 0DX (Attention: DPR/PZD/APP-18-2) or such other address in England or Wales as the Chargor may notify from time to time to the Security Agent by not less than ten Business Days notice; and

(c) agrees that failure by such agent to notify the Chargor of such proceedings or claim, form, notice or other document will not invalidate the proceedings or service of such claim, form, notice or other document.

29.4 Waiver of Immunity

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The Chargor irrevocably and unconditionally agrees not to claim any immunity from proceedings brought against it arising out of or relating to this Deed and consents to the issue of proceedings against it or the giving of any relief against it or its assets in connection with any such proceedings. The Chargor will ensure that no such claim is made on its behalf, and waives all rights of immunity in respect of it or its assets.

29.5 Waiver of trial by jury

THE CHARGOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED OR ANY TRANSACTION CONTEMPLATED BY THIS DEED. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE I

Shares

Chargor	Company	Number and class of shares	Details of nominees (if any) holding legal title to shares
Appleton Papers Inc.	Rose Holdings Limited	10,000,001 Ordinary Shares of £1

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SIGNATORIES TO SHARE CHARGE

Chargor

EXECUTED as a Deed by	)
APPLETON PAPERS INC. acting by its duly authorized signatory	)

Security Agent

Signed by	)
)
Authorized signatory	)
for and on behalf of	)

BANK OF AMERICA, N.A., as

Administrative Agent

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EXHIBIT I

FORM OF CLOSING CERTIFICATE

Pursuant to subsection 4.01(a)(vi) of the Credit Agreement dated as of June 5, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”, terms defined therein being used herein as therein defined), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] hereby certifies, solely in [his/her] capacity as an officer of [LOAN PARTY] and not in [his/her] individual capacity, on behalf of [Loan Party] as follows:

1. The representations and warranties of [LOAN PARTY] set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of [LOAN PARTY] pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.                         is the duly elected and qualified Corporate Secretary of [LOAN PARTY] and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [U.S. Borrower and Holdings only]

4. The conditions precedent set forth in Section 4.01 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto. For purposes of determining compliance with the conditions specified in Section 4.01, each of the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless, in the case of a Lender, the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. [U.S. Borrower and Holdings only]

The undersigned Corporate Secretary of [LOAN PARTY] certifies, solely in [his/her] capacity as an officer of [LOAN PARTY] and not in [his/her] individual capacity, on behalf of [Loan Party] as follows:

1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against [LOAN PARTY], nor has any other event occurred adversely affecting or threatening the continued corporate existence of [LOAN PARTY].

2. [LOAN PARTY] is a [                ] duly incorporated, validly existing [and in good standing] under the laws of the jurisdiction of its organization.

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3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of [LOAN PARTY] on             ; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of [LOAN PARTY] now in force which deal with the execution, delivery or performance of the Loan Documents to which [LOAN PARTY] is a party.

4. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of [LOAN PARTY] as in effect on the date hereof.

5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of [LOAN PARTY] as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated, except as set forth on such Annex 3.

6. The following persons are now duly elected and qualified officers of [LOAN PARTY] holding the offices indicated next to their respective names below, and such officers have held such offices with [LOAN PARTY] at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of [LOAN PARTY] each of the Loan Documents to which it is a party and any certificate or other document to be delivered by [LOAN PARTY] pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name: Title:	Name: Title:

Date: June __, 2007

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EXHIBIT J

FORM OF DESIGNATED FOREIGN SUBSIDIARY BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Foreign Subsidiary Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used in this Designated Foreign Subsidiary Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of              (the “Designated Foreign Subsidiary Borrower”) and the U.S. Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Foreign Subsidiary Borrower is a Subsidiary of the U.S. Borrower.

The documents required to be delivered to the Administrative Agent under Section 2.15 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number that has been issued to the Designated Foreign Subsidiary Borrower by its jurisdiction of organization (if there is such a number) and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Foreign Subsidiary Borrower Notice for the Designated Foreign Subsidiary Borrower, the Designated Foreign Subsidiary Borrower shall become a party to the Credit Agreement as a Designated Foreign Subsidiary Borrower and shall have the obligations, duties and liabilities toward each of the other parties to the Credit Agreement as a Designated Foreign Subsidiary Borrower pursuant to the terms of the Credit Agreement. Effective as of the date of the Designated Foreign Subsidiary Borrower Notice for the Designated Foreign Subsidiary Borrower, the Designated Foreign Subsidiary Borrower confirms its acceptance of, and consents to, all agreements, covenants, and other terms and provisions of the Credit Agreement applicable to a Designated Foreign Subsidiary Borrower thereunder.

The parties hereto hereby request that the Designated Foreign Subsidiary Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Foreign Subsidiary Borrower nor the U.S. Borrower on its behalf shall have any right to request any Loans for its account unless and until the date fifteen Business Days after the effective date designated by the Administrative Agent in a Designated Foreign Subsidiary Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Credit Agreement.

This Designated Foreign Subsidiary Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED FOREIGN SUBSIDIARY BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Foreign Subsidiary Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED FOREIGN SUBSIDIARY BORROWER]

By:
Title:

APPLETON PAPERS INC.

By:
Title:

EXHIBIT K

FORM OF DESIGNATED FOREIGN SUBSIDIARY BORROWER NOTICE

Date:             ,

To:	Appleton Papers Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Foreign Subsidiary Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of June 5, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Appleton Papers Inc., a Delaware corporation (the “U.S. Borrower”), BemroseBooth Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), certain Subsidiaries of the U.S. Borrower party thereto (if any) pursuant to Section 2.15 (each, as well as the UK Borrower, a “Designated Foreign Subsidiary Borrower” and, together with the UK Borrower, collectively, the “Designated Foreign Subsidiary Borrowers” and, together with the U.S. Borrower, collectively, the “Borrowers”), Paperweight Development Corp., a Wisconsin corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used in this Designated Foreign Subsidiary Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the U.S. Borrower and the Lenders that effective as of the date hereof [            ] shall be a Designated Foreign Subsidiary Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Foreign Subsidiary Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title: